UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.         )

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Filed by a Party other than the Registrant  ☐

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THE WENDY’S COMPANY

Name of the Registrant as Specified In Its Charter

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2021 THE WENDY’S COMPANY NOTICE OF ANNUAL MEETING OF STOCKHOLDERS & PROXY STATEMENT

The Wendy’s Company One Dave Thomas Boulevard Dublin, Ohio 43017 (614) 764-3100

April 1, 2021

Dear Fellow Stockholders:

You are cordially invited to join us at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of The Wendy’s Company (the “Company”), which will be held virtually on Tuesday, May 18, 2021 at 11:00 a.m. (Eastern Time). Due to the ongoing impact of the COVID-19 pandemic and to support the health and well-being of our stockholders, we have adopted a completely virtual format for our Annual Meeting through a live webcast. We believe this format will provide a consistent experience to our stockholders and allow all stockholders to participate in the Annual Meeting regardless of location. At our virtual Annual Meeting, stockholders who held shares as of the record date, March 22, 2021, will be able to attend and participate. Please visit www.proxydocs.com/WEN for more details. The Board of Directors and management hope that you will be able to participate in the virtual Annual Meeting. The business to be conducted at the Annual Meeting is described in the Notice of 2021 Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”).

Please be advised that prior registration at www.proxydocs.com/WEN is required to attend and participate in the virtual Annual Meeting. Upon completing your registration (which will require the control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials) you will receive further instructions via email, including your unique links that will allow you to access, submit questions and vote at the virtual Annual Meeting. You will not be able to attend the Annual Meeting in person.

We encourage you to participate in the virtual Annual Meeting. For further information on how to participate in the virtual Annual Meeting, please see “Additional Details Regarding the Annual Meeting” on page 6 of the Proxy Statement. Whether or not you plan to attend the virtual Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Please promptly cast your vote by completing and returning your proxy card in the enclosed envelope or to the address indicated on your proxy card or voting instruction form. You may also cast your vote by telephone or via the Internet as described in the instructions included with your proxy materials. If you attend the virtual Annual Meeting and wish to vote your shares electronically during the virtual Annual Meeting, you may revoke your previously submitted proxy as explained in the Proxy Statement.

Thank you for your continued support and investment in The Wendy’s Company.

Sincerely,

TODD A. PENEGOR
President and Chief Executive Officer

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 18, 2020, 11:00 a.m. (Eastern Time)

Virtual Meeting Only – No Physical Meeting Location

The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of The Wendy’s Company (the “Company”) will be held virtually on Tuesday, May 18, 2021 at 11:00 a.m. (Eastern Time). Due to the ongoing impact of the COVID-19 pandemic and to support the health and well-being of our stockholders, we have adopted a completely virtual format for our Annual Meeting through a live webcast. We believe this format will provide a consistent experience to our stockholders and allow all stockholders to participate in the Annual Meeting regardless of location. See “Annual Meeting Attendance and Participation” below for additional details.

ITEMS OF BUSINESS

At the Annual Meeting, you will be asked to:

(1)	Elect 11 directors to hold office until the Company’s next annual meeting of stockholders;

(2)	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021;

(3)	Vote on an advisory resolution to approve executive compensation;

(4)	Vote on the stockholder proposal described in the accompanying proxy statement, if properly presented at the meeting; and

(5)	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE

The record date for the Annual Meeting is March 22, 2021. Only holders of record of shares of the Company’s common stock at the close of business on the record date are entitled to vote on all business transacted at the Annual Meeting or any adjournment or postponement thereof.

VOTING YOUR PROXY

Your vote is important! Stockholders are cordially invited to attend and participate in the virtual Annual Meeting via our live webcast. Whether or not you plan to attend the virtual Annual Meeting, please promptly complete and return your proxy card in the enclosed envelope, or submit your proxy by telephone or via the Internet as described in your proxy card or voting instruction form. As described below, you may also vote electronically at the virtual Annual Meeting if you register, attend and participate in the virtual Annual Meeting.

ANNUAL MEETING ATTENDANCE AND PARTICIPATION

Please be advised that prior registration at www.proxydocs.com/WEN is required to attend and participate in the virtual Annual Meeting. Upon completing your registration (which will require the control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials) you will receive further instructions via email, including your unique links that will allow you to access, submit questions and vote at the virtual Annual Meeting. If the shares you own are held in “street name” by a bank or brokerage firm, you must obtain a valid proxy from your bank or brokerage firm in order to submit your vote at the virtual Annual Meeting. For further information on how to register, attend and participate in the virtual Annual Meeting, please see “Additional Details Regarding the Annual Meeting” on page 6 of the Proxy Statement.

By Order of the Board of Directors:

E. J. WUNSCH

Chief Legal Officer and Secretary

April 1, 2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders

to be held on May 18, 2021: This Notice of Annual Meeting of Stockholders, the Proxy Statement

and the 2020 Annual Report to Stockholders are available at www.proxydocs.com/WEN.

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ii        The Wendy’s Company 2021 Proxy Statement

The Wendy’s Company One Dave Thomas Boulevard Dublin, Ohio 43017 (614) 764-3100

PROXY STATEMENT FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT SUMMARY

This summary highlights information about The Wendy’s Company (“Wendy’s” or the “Company”) and certain information contained elsewhere in this Proxy Statement for the Company’s 2021 Annual Meeting of Stockholders to be held virtually on Tuesday, May 18, 2021 at 11:00 a.m. (Eastern Time), and any adjournment or postponement thereof (the “Annual Meeting”). This summary does not contain all of the information that you should consider in voting your shares, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding the Company’s 2020 performance, please review the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2021 (the “2020 Form 10-K”). References in this Proxy Statement to “2020,” “2019,” “2018” and other years refer to the Company’s fiscal year for the respective period indicated. Websites referenced throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of, and is not incorporated by reference into, this Proxy Statement.

ANNUAL MEETING DETAILS

The accompanying proxy is being solicited by the Board of Directors of The Wendy’s Company in connection with the Company’s 2021 Annual Meeting of Stockholders to be held virtually on Tuesday, May 18, 2021 at 11:00 a.m. (Eastern Time), and any adjournment or postponement thereof. Due to the ongoing impact of the COVID-19 pandemic and to support the health and well-being of our stockholders, we have adopted a completely virtual format for our Annual Meeting through a live webcast. We believe this format will provide a consistent experience to our stockholders and allow all stockholders to participate in the Annual Meeting regardless of location.

Please be advised that prior registration at www.proxydocs.com/WEN is required to attend and participate in the virtual Annual Meeting. Upon completing your registration (which will require the control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials) you will receive further instructions via email, including your unique links that will allow you to access, submit questions and vote at the virtual Annual Meeting. If the shares you own are held in “street name” by a bank or brokerage firm, you must obtain a valid proxy from your bank or brokerage firm in order to submit your vote at the virtual Annual Meeting.

On or about April 2, 2021, this Proxy Statement and an accompanying proxy card will first be mailed to stockholders or made available to stockholders electronically via the Internet at www.proxydocs.com/WEN and on our Investor Relations website at www.irwendys.com/financials/annual-report-and-proxy.

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HOW TO CAST YOUR VOTE

Voting by Proxy Without Participating in the Virtual Annual Meeting:

Even if you plan to participate in the virtual Annual Meeting, please cast your vote as soon as possible in one of the following ways:

Internet	Telephone	Mail
Visit www.proxypush.com/WEN. You will need the control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.	Call 855-686-4803. You will need the control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.	Complete, sign and date your proxy card or voting instruction form and return it in the envelope provided or to the address indicated on your proxy card or voting instruction form.

Voting by Participating in the Virtual Annual Meeting:

You may vote your shares electronically during the virtual Annual Meeting even if you have previously submitted your vote. To vote at the virtual Annual Meeting, you must register at www.proxydocs.com/WEN in order to attend and participate in the virtual Annual Meeting. Upon completing your registration (which will require the control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials) you will receive further instructions via email, including your unique links that will allow you to access, submit questions and vote at the virtual Annual Meeting. If the shares you own are held in “street name” by a bank or brokerage firm, you must obtain a valid proxy from your bank or brokerage firm in order to submit your vote at the virtual Annual Meeting.

VOTING MATTERS AND BOARD RECOMMENDATIONS

	BOARD PROPOSALS	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)

Proposal 1:	Election of 11 directors.	FOR each nominee	12

Proposal 2:	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021.	FOR	87

Proposal 3:	Advisory resolution to approve executive compensation.	FOR	89

	STOCKHOLDER PROPOSAL	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)

Proposal 4:	Stockholder proposal requesting a report on the protection of workers in the Company’s supply chain, if properly presented at the Annual Meeting.	FOR	91

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DIRECTOR NOMINEES

The following table provides summary information about the 11 director nominees. Additional information about each nominee’s experience, qualifications, attributes and skills can be found under the caption “Proposal 1—Election of Directors.”

NAME	AGE	DIRECTOR SINCE	OCCUPATION	INDEPENDENT	CURRENT BOARD COMMITTEES (1)(2)	OTHER PUBLIC BOARDS

Nelson Peltz	78	1993 (3)	Chief Executive Officer and Founding Partner of Trian Fund Management, L.P.		CSR+, Executive+	4*
Peter W. May	78	1993 (3)	President and Founding Partner of Trian Fund Management, L.P.	✓	CI+, Compensation, CSR, Executive, Tech+	1
Kristin A. Dolan	54	2017	Chief Executive Officer and Founder of 605 LLC	✓	Tech	5**
Kenneth W. Gilbert	70	2017	Former Chief Marketing Officer of VOSS of Norway ASA	✓	CSR, Tech	—
Dennis M. Kass	70	2015	Former Chairman and Chief Executive Officer of Jennison Associates, LLC	✓	Audit, Compensation	—
Joseph A. Levato	80	1996 (3)	Former Executive Vice President and Chief Financial Officer of Triarc Companies, Inc. (predecessor to The Wendy’s Company)	✓	Audit, Compensation, Executive, NCG	—
Michelle “Mich” J. Mathews-Spradlin	54	2015	Former Chief Marketing Officer and Senior Vice President of Microsoft Corporation	✓	Compensation, CSR, Tech	—
Matthew H. Peltz	38	2015	Partner and Co-Head of Research of Trian Fund Management, L.P.		CI, CSR, Tech	—
Todd A. Penegor	55	2016	President and Chief Executive Officer of The Wendy’s Company		CI, Executive	1
Peter H. Rothschild	65	2010	Partner, East Wind Advisors, LLC	✓	Audit, Compensation+, NCG+	—
Arthur B. Winkleblack	63	2016	Former Executive Vice President and Chief Financial Officer of H. J. Heinz Company	✓	Audit+, NCG	2

+	Committee Chair

*

Mr. Peltz has advised us that he currently expects to reduce the number of other boards on which he serves from four to three by the end of 2021. See Mr. Peltz’s biographical information below under the caption “Proposal 1—Election of Directors—Director Nominee Qualifications and Biographical Information—Nelson Peltz (Chairman)” for additional information.

**

Ms. Dolan has advised us that she expects to reduce the number of other boards on which she serves from five to four by the end of the third quarter of 2021. See Ms. Dolan’s biographical information below under the caption “Proposal 1—Election of Directors—Director Nominee Qualifications and Biographical Information—Kristin A. Dolan” for additional information.

(1)	CI: Capital and Investment; CSR: Corporate Social Responsibility; NCG: Nominating and Corporate Governance; Tech: Technology.

(2)	It is anticipated that the Board of Directors will determine committee assignments at the Board’s organizational meeting immediately following the Annual Meeting.

(3)

Messrs. N. Peltz, May and Levato have been directors of the Company since September 2008, when the Company commenced its current business—the ownership and franchising of the Wendy’s® restaurant system. Messrs. N. Peltz and May served as directors of the Company’s predecessor companies from April 1993, and Mr. Levato from June 1996, until September 2008 when Wendy’s International, Inc. merged with Triarc Companies, Inc., the predecessor to The Wendy’s Company.

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CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to maintaining strong corporate governance practices as a critical component of driving sustained stockholder value. The Company’s Board of Directors (the “Board of Directors” or the “Board”) continually monitors emerging best practices in corporate governance to serve the interests of our stockholders. Highlights of our current governance practices are set forth in the following tables.

BOARD OF DIRECTORS	STOCKHOLDER INTERESTS	EXECUTIVE COMPENSATION

•  Annual election of directors.

•  Majority voting for directors in uncontested elections with director resignation policy.

•  Separation of our Board Chair and Chief Executive Officer.

•  Majority independent Board.

•  Fully independent key Board committees.

•  Regularly scheduled executive sessions of
non-employee and independent directors.

•  100% Board and committee meeting attendance in 2020.

•  Active Board and committee oversight of risk management.

•  Comprehensive Corporate Governance Guidelines and Code of Business Conduct and Ethics.

•  Annual limit on cash and equity awards granted to non-employee directors under our 2020 Omnibus Award Plan.

•  No stockholder rights plan or “poison pill.”

•  Stockholders have the ability to act by written consent.

•  Stockholders have the ability to call special meetings.

•  No supermajority voting requirements.

•  No exclusive forum selection clause.

•  Amended and Restated Certificate of Incorporation provides stockholders with a “proxy access” right.

•  No fee-shifting By-Law provisions.

•  Annual say-on-pay advisory vote.

•  Strong pay-for-performance philosophy with emphasis on variable, performance-based compensation.

•  Multiple performance metrics used in incentive plans.

•  Limited perquisites and benefits.

•  Engage independent outside compensation consultants.

•  Clawback provisions in our 2020 Omnibus Award Plan.

•  No speculative trading or hedging transactions.

•  “Double trigger” required for change in control equity vesting.

•  Significant stock ownership and retention guidelines for executive officers and directors.

2020 BUSINESS PERFORMANCE AND EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

We could not be more proud of our results and the work that was done by the Wendy’s system across the globe in 2020 with all of the challenges that we faced and overcame during the year. We are confident that we have emerged as a stronger, more unified brand that is poised to deliver outsized growth. With the health, safety and well-being of our team members and customers as our top priority, we attribute our success in 2020 to our employees, suppliers and franchisees across the world and their strong partnership as we laid the foundation for an even stronger Wendy’s in 2021 and beyond. As the COVID-19 pandemic accelerated, our senior leadership team, led by our President and Chief Executive Officer Todd Penegor, took swift action to support our team members, customers and franchisees. We also moved quickly to protect our balance sheet and liquidity by securing additional sources of financing and adjusting our capital allocation policy to ensure flexibility and the ability to manage through an uncertain global market. As a testament to the strength of the Wendy’s brand and our successful launch of breakfast across the U.S. system, we were able to achieve positive global same-restaurant sales growth and, in the third and fourth quarters, delivered our two highest global same-restaurant sales growth results over the last 15 years. A significant acceleration in our digital sales also helped to drive our results throughout 2020 and we demonstrated the strength of the Company’s economic model and confidence in the Wendy’s brand by delivering our fifth consecutive year of global net new restaurant growth. Following an initial decline as COVID-19 was declared a global pandemic, our earnings and cash flows began to recover as 2020 progressed, and we ended the year with positive growth in operating profit and adjusted EBITDA versus 2019. As we look to the future, we remain committed to our three key long-term growth initiatives of significantly building our breakfast daypart, driving acceleration in our digital business and expanding our footprint across the globe. Our goal remains the same, which is to invest in driving efficient, accelerated growth and we are delivering on our growth initiatives.

Our executive compensation program is designed to support the Company’s business objectives by linking executive compensation to the Company’s attainment of annual and multiyear operating and financial goals, individual performance and the creation of long-term stockholder value. In accordance with our pay-for-performance philosophy, variable, performance-based incentives constituted the most significant portion of total direct compensation for 2020 for our Chief Executive Officer (86%) and other Named Executive Officers as a group (81%) (excluding Mr. Vasconi, who joined the Company in October 2020). Our Named Executive Officers (“NEOs”) for 2020 are identified under the caption “Compensation Discussion and Analysis—Named Executive Officers (NEOs).”

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The primary components of our 2020 executive compensation program are summarized in the following table and further described in the “Compensation Discussion and Analysis” section in this Proxy Statement.

ELEMENT	VARIABLE	FORM	PERFORMANCE MEASURE	PURPOSE

Base Salary	No	Cash	—	Attract and retain highly qualified executives by providing a competitive level of fixed cash compensation that reflects the experience, responsibilities and performance of each executive.
Annual Cash Incentives*	Yes	Cash	• Adjusted EBITDA (60%) • Systemwide Sales (20%) • Same-Restaurant Sales (20%)	Align executive pay with Company performance by motivating and rewarding executives over a one-year period based on the achievement of strategic business objectives.
Long-Term Equity Incentives	Yes	Equity • Performance Units (50%) • Stock Options (50%)	• Cumulative Three-Year Free Cash Flow (50%) • Three-Year Relative Total Stockholder Return (50%)

Align the interests of executives with the interests of stockholders and retain highly qualified executives by motivating and rewarding executives to achieve multiyear strategic business objectives. Create a direct link between executive pay and the long-term performance of our Common Stock (defined below).

*

See “Compensation Discussion and Analysis” for additional details on the 2020 annual incentive plan, the specific performance measures used for each Named Executive Officer and the payouts approved by the Compensation Committee.

We encourage you to read the Compensation Discussion and Analysis in this Proxy Statement for a detailed discussion of how our executive compensation program was designed and implemented in 2020 to achieve our overall compensation objectives. Stockholders should also review the 2020 Summary Compensation Table and other related compensation tables, notes and narratives in this Proxy Statement, which provide detailed information regarding the compensation of our NEOs for 2020.

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ADDITIONAL DETAILS REGARDING THE ANNUAL MEETING

ANNUAL MEETING LOG IN INSTRUCTIONS

Because we have adopted a completely virtual format for the Annual Meeting, there is no physical meeting location. To participate in the virtual Annual Meeting, holders of shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), at the close of business on March 22, 2021 (the record date for the Annual Meeting), must register at www.proxydocs.com/WEN prior to the start of the meeting in order to attend and participate in the virtual Annual Meeting. Upon completing your registration (which will require the control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials) you will receive further instructions via email, including your unique links that will allow you to access, submit questions and vote at the virtual Annual Meeting. Approximately 60 minutes prior to the meeting, you will receive an email with your unique link that will provide you access to the virtual Annual Meeting. Online access to the live website will then open approximately 15 minutes prior to the start of the Annual Meeting. We recommend that you log in to the Annual Meeting several minutes before its scheduled start time.

Stockholders who hold shares of our Common Stock in a joint account may attend and participate in the virtual Annual Meeting by following the steps described above. If you are the representative of a trust or corporation, limited liability company, partnership or other legal entity that holds shares of our Common Stock, you will need the control number included in the proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials of that legal entity to register for the virtual Annual Meeting in order to attend and participate, as described above.

Only stockholders as of the March 22, 2021 record date who have followed the registration steps as described above, along with Company guests, will be able to attend and participate in the virtual Annual Meeting.

SUBMITTING QUESTIONS AND VOTING YOUR SHARES AT THE ANNUAL MEETING

Submitting Questions. Stockholders as of the record date who attend and participate in the virtual Annual Meeting can submit questions electronically prior to the meeting at www.proxydocs.com/WEN when completing the registration steps described above. In addition, stockholders as of the record date who attend and participate in the virtual Annual Meeting will have an opportunity to submit questions via the Internet during the live Q&A portion of the meeting. As with the physical annual meetings of stockholders we have held in the past, the Company will use reasonable efforts to answer all questions pertinent to meeting matters during the virtual Annual Meeting, subject to time constraints and the rules of conduct for the Annual Meeting (which will be available on our Investor Relations website at www.irwendys.com/financials/annual-report-and-proxy).

Voting Your Shares. Stockholders as of the record date for the Annual Meeting who attend and participate in the virtual Annual Meeting will have an opportunity to vote their shares electronically at the meeting even if they have previously submitted their vote.

TECHNICAL SUPPORT

We will have technicians ready to assist you with any difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing or participating in the virtual Annual Meeting, please contact the technical support email address displayed on the virtual Annual Meeting registration page at www.proxydocs.com/WEN or call the technical support number that will be listed in the virtual Annual Meeting access email that pre-registered stockholders will receive approximately 60 minutes prior to the start of the virtual Annual Meeting. Technical support will be available starting at approximately 10:00 a.m. (ET) on May 18, 2021 and will remain available until 30 minutes after the virtual Annual Meeting has concluded.

VOTING YOUR PROXY

When a stockholder returns a proxy card that is properly signed and dated, the shares represented by the proxy card will be voted by the persons named as proxies in the proxy card in accordance with the stockholder’s instructions. If a stockholder returns a signed and dated proxy card without contrary voting instructions, the shares represented by the proxy card will be voted as recommended by the Board of Directors. The Company does not have cumulative voting.

Pursuant to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and By-Laws (as amended and restated, the “By-Laws”), business transacted at the Annual Meeting is limited to the purposes stated in the Notice of Annual Meeting of Stockholders and any other matters that may properly come before

6        The Wendy’s Company 2021 Proxy Statement

the Annual Meeting. Except for the proposals described in this Proxy Statement, no other matters currently are intended to be brought before the Annual Meeting by the Company or, to our knowledge, any other person. The proxy being solicited by the Board, however, conveys discretionary authority to the persons named as proxies in the proxy card to vote on any other matters that may properly come before the Annual Meeting. A proxy may be revoked by a stockholder at any time prior to the time it is voted by giving notice of revocation either personally or in writing to our corporate Secretary at our address stated under the caption “Other Matters—Principal Executive Offices.”

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Who is soliciting my proxy?

A:

The Company’s Board of Directors is soliciting your proxy in connection with the Annual Meeting. Certain of our directors, officers and employees also may solicit proxies on the Board’s behalf by personal contact, telephone, mail, e-mail or other means. The Company has engaged EQ Proxy Services, 275 Madison Avenue, New York, NY 10016, to assist in soliciting proxies from brokers, banks and other stockholders.

Q:	What should I do with these materials?

A:

Please carefully read and consider the information contained in this Proxy Statement, and then vote your shares as soon as possible to ensure that your shares will be represented at the Annual Meeting. You may vote your shares prior to the Annual Meeting even if you plan to attend and participate in the virtual Annual Meeting.

Q:	Why is the Company using a completely virtual format for the Annual Meeting this year?

A:

Due to the ongoing impact of the COVID-19 pandemic and to support the health and well-being of our stockholders, we have adopted a completely virtual format for our Annual Meeting through a live webcast. We believe this format will provide a consistent experience to our stockholders and allow all stockholders to participate in the Annual Meeting regardless of location.

We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication with the Company at the Annual Meeting. For example, the virtual format allows stockholders to participate in the virtual Annual Meeting regardless of location and to participate by submitting questions both before the meeting and during the live Q&A portion of the meeting and to vote their shares electronically during the live webcast. As with the physical annual meetings of stockholders we have held in the past, the Company will use reasonable efforts to answer all questions pertinent to meeting matters during the virtual Annual Meeting, subject to time constraints and the rules of conduct for the Annual Meeting (which will be available on our Investor Relations website at www.irwendys.com/financials/annual-report-and-proxy).

Q:	What am I being asked to vote on?

A:	You are being asked to vote on the following four proposals:

(1)	To elect 11 directors to hold office until the Company’s next annual meeting of stockholders;

(2)	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021;

(3)	To approve an advisory resolution to approve executive compensation; and

(4)	A stockholder proposal requesting a report on the protection of workers in the Company’s supply chain, if properly presented at the Annual Meeting.

Q:	How do I vote?

A:	You may vote your shares prior to the Annual Meeting in any of the following ways:

•	Visit the website shown on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form to vote via the Internet (www.proxypush.com/WEN);

•	Use the toll-free telephone number shown on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form to vote by telephone; or

•	Complete, sign, date and return the enclosed proxy card or voting instruction form in the enclosed postage-paid envelope if you have requested and received our proxy materials by mail.

You may vote your shares electronically during the virtual Annual Meeting even if you have previously submitted your vote. To vote at the Annual Meeting, you must register at www.proxydocs.com/WEN prior to the start of the meeting in order to attend and participate in the virtual Annual Meeting. Upon completing your registration (which will require the control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials) you will receive further instructions via email, including your unique links that will allow you to access, submit questions and vote at the virtual Annual Meeting.

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Q:	When is the record date, and who is entitled to vote?

A:	All holders of record of our Common Stock at the close of business on March 22, 2021, the record date for the Annual Meeting, are entitled to vote on all business transacted at the Annual Meeting.

Q:	What is the deadline for submitting a proxy?

A:

In order to be counted, proxies submitted by beneficial owners via telephone or the Internet must be received by 11:59 p.m. (Eastern Time) on Monday, May 17, 2021. Proxies submitted by mail must be received prior to the start of the Annual Meeting.

Q:	What is the difference between a registered stockholder and a beneficial owner or “street name” holder?

A:

If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our stock transfer agent, you are considered a stockholder of record, or a registered stockholder, of those shares.

If your shares are held by a broker, bank or other nominee, you are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Your broker, bank or other nominee should have enclosed, or should provide you with, a Notice of Internet Availability of Proxy Materials or a voting instruction form for you to use in directing it on how to vote your shares.

Q:	What constitutes a quorum?

A:

At the close of business on March 22, 2021, the Company had 221,999,432 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder to one vote on each matter properly brought before the Annual Meeting. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast at the Annual Meeting will constitute a quorum.

Virtual attendance of a stockholder at the Annual Meeting constitutes presence in person for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions and “broker non-votes” (described below) will be included for purposes of determining whether a quorum is present at the Annual Meeting.

Q:	What are abstentions and broker non-votes and how do they affect voting?

A:

Abstentions. If you specify on your proxy card that you “abstain” from voting on an item, your shares will be counted as present and entitled to vote for the purpose of establishing a quorum. Abstentions will be the equivalent of an “against” vote on proposals that require the affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting (Proposals 2, 3 and 4). Abstentions will not be included in the tabulation of voting results for proposals that require the affirmative vote of a majority of the votes cast (Proposal 1).

Broker Non-Votes. Under the rules of The Nasdaq Stock Market (“Nasdaq”), if your shares are held in street name, then your broker has discretion to vote your shares without instructions from you on certain “routine” proposals, such as the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2). Your broker does not, however, have such discretion on the election of directors (Proposal 1), the advisory resolution to approve executive compensation (Proposal 3) or the stockholder proposal described in this Proxy Statement (Proposal 4). If you do not provide your broker with voting instructions for these proposals, then your broker will be unable to vote on these proposals and will report your shares as “broker non-votes” on these proposals. Like abstentions, broker non-votes are counted as present for the purpose of establishing a quorum, but, unlike abstentions, they are not counted for the purpose of determining the number of shares present (in person or by proxy) and entitled to vote on particular proposals. As a result, broker non-votes will not be included in the tabulation of voting results for proposals that require the affirmative vote of a majority of the votes cast (Proposal 1) or the affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting (Proposals 3 and 4). Because brokers are entitled to vote on Proposal 2, we do not anticipate any broker non-votes with regard to that proposal.

Q:	What vote is needed to elect the 11 director nominees (Proposal 1)?

A:

Pursuant to our By-Laws, each of the 11 director nominees must receive the affirmative vote of a majority of the votes cast with respect to that nominee’s election in order to be elected as a director at the Annual Meeting.

        The Wendy’s Company 2021 Proxy Statement        9

Q:	What vote is needed to ratify the appointment of the Company’s independent registered public accounting firm (Proposal 2)?

A:

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021 (Proposal 2).

Q:	What vote is needed to approve the advisory resolution to approve executive compensation (Proposal 3)?

A:

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve the advisory resolution to approve the 2020 executive compensation of our NEOs (Proposal 3). The vote is advisory and therefore not binding on the Company, the Board of Directors or the Compensation Committee of the Board. However, the Compensation Committee will review the voting results of Proposal 3 and take those results into consideration when making future decisions regarding executive compensation as the Compensation Committee deems appropriate.

Q:	What vote is needed to approve the stockholder proposal described in this Proxy Statement (Proposal 4)?

A:

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve the stockholder proposal described in this Proxy Statement (Proposal 4).

Q:	How do Nelson Peltz, Peter May and Matthew Peltz intend to vote?

A:

The Company has been informed that the shares of Common Stock beneficially owned as of the record date by Nelson Peltz, Peter May and Matthew Peltz, including the shares beneficially owned by Trian Fund Management, L.P. (“Trian Partners”), which represent, in the aggregate, approximately 19.2% of the votes entitled to be cast at the Annual Meeting as of the record date, will be voted in accordance with the recommendations of the Board of Directors: FOR the election of each of the 11 director nominees named in Proposal 1 and FOR Proposals 2, 3 and 4.

Q:	If I deliver my proxy card (whether signed or unsigned) or voting instruction form but do not indicate how I want to vote on the proposals, how will my shares be voted?

A:

If you submit your proxy card or voting instruction form but do not indicate how you want to vote on the proposals, your proxy will be counted as a vote in accordance with the recommendations of the Board of Directors: FOR the election of each of the 11 director nominees named in Proposal 1 and FOR Proposals 2, 3 and 4.

Q:	Can I change my vote after I have delivered my proxy card or voting instruction form?

A:

Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting by revoking your proxy. You can revoke your proxy by giving notice of revocation either personally or in writing to our corporate Secretary at the address provided under the caption “Other Matters—Principal Executive Offices.” You also can revoke your proxy by submitting a later-dated proxy by mail, by telephone, via the Internet or by participating in the virtual Annual Meeting and voting electronically. Attending the virtual Annual Meeting by itself will not revoke a previously submitted proxy.

If your shares are held in an account with a broker, bank or other nominee, you should contact your broker, bank or other nominee if you wish to change your vote or revoke your proxy.

Q:	Why did I receive a Notice of Internet Availability instead of the printed Proxy Statement and 2020 Annual Report to Stockholders?

A:

As permitted by SEC rules, we are making our proxy materials available to stockholders electronically via the Internet at www.proxydocs.com/WEN and on our Investor Relations website at www.irwendys.com/financials/annual-report-and-proxy. On or about April 2, 2021, we will begin mailing the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders containing information on how to access our proxy materials online or request a printed copy of the proxy materials. If you received a Notice of Internet Availability, then you will not receive a printed copy of our proxy materials unless you request a printed copy by following the instructions contained in the Notice of Internet Availability. Adopting this “notice and access” process allows us to reduce the overall costs, as well as the environmental impact, of printing and mailing our proxy materials.

10        The Wendy’s Company 2021 Proxy Statement

Q:	What does it mean if I receive more than one Notice of Internet Availability, proxy card or voting instruction form?

A:

If you receive more than one Notice of Internet Availability, proxy card or voting instruction form, this means that you have multiple accounts with our stock transfer agent or with brokers, banks or other nominees. Please follow the instructions set forth on each Notice of Internet Availability, proxy card or voting instruction form you receive to ensure that all your shares are voted.

Q:	Who will bear the expenses of this solicitation?

A:

The Company will pay the costs and expenses of this solicitation. In addition to soliciting proxies by mailing our proxy materials to stockholders and by making our proxy materials available to stockholders electronically via the Internet, proxies may be solicited by our directors, officers and employees by personal contact, telephone, mail, e-mail or other means without additional compensation. Solicitation of proxies will also be made by employees of EQ Proxy Services, our proxy solicitation firm, who will be paid a fee of $10,000, plus reasonable out-of-pocket expenses. As is customary, we will also reimburse brokers, banks, custodians, nominees and fiduciaries for their reasonable costs and expenses incurred in forwarding our proxy materials to beneficial owners of our Common Stock.

Q:	Where can I find the voting results of the Annual Meeting?

A:

We intend to announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting. After the Form 8-K has been filed, the Form 8-K will be publicly available on the SEC website at www.sec.gov and our Investor Relations website at www.irwendys.com/financials/sec-filings.

Q:	Whom should I call with questions?

A:

Please call EQ Proxy Services, the Company’s proxy solicitation firm, toll-free at (833) 503-4127 with any questions about the Annual Meeting. Brokers, banks and other nominees may call EQ Proxy Services at (516) 220-8356.

        The Wendy’s Company 2021 Proxy Statement        11

PROPOSAL 1

ELECTION OF DIRECTORS

(Item 1 on the Company’s Proxy Card)

DIRECTOR NOMINEE SKILLS AND ATTRIBUTES

Our director nominees have a diversity of experience and perspective that spans a broad range of industries in the public, private and not-for-profit sectors. They bring to our Board a wide variety of qualifications, skills and attributes that strengthen the Board’s ability to carry out its oversight role on behalf of our stockholders. The charts below summarize certain key experiences, qualifications, skills and attributes that our director nominees bring to the Board. This information is intended to provide a summary of our director nominees’ qualifications and should not be considered to be a complete list of each nominee’s strengths or contributions to the Board. Additional details on each director nominee’s experiences, qualifications, skills and attributes are set forth in their individual biographies.

Corporate Strategy and Planning (Complex corporate strategies; driving strategic planning)	Operations (Managing operations; execution of strategies and operating plans)

Industry Experience (Restaurant or retail industries)	International (International operations, strategy, organizations and markets)

Marketing, Brand Management and Digital (Marketing, branding and digital strategy; social media and consumer-facing initiatives)	Franchise (Franchise operations, capital structure, development and support and supply chain)

Financial Reporting, Oversight and Accounting (Preparation and review of financial statements; internal controls)	Public Co. Board Experience and Corporate Governance (Service on public company board; corporate governance expertise)

Human Capital Management (Management of human capital resources of a large and diverse workforce)	Sustainability / ESG (ESG strategy, initiatives and trends)

Senior Leadership Experience (CEO or executive officer-level leadership at a public or large private company)	Gender, Racial or Ethnic Diversity (Two of our director nominees identify as female and one of our director nominees identifies as Black)

12        The Wendy’s Company 2021 Proxy Statement

Board Independence	Average Tenure

DIRECTOR NOMINEE QUALIFICATIONS AND BIOGRAPHICAL INFORMATION

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the 11 persons named below for election as directors of the Company at the Annual Meeting. Each of the nominees is presently serving as a director of the Company, and each of the nominees was elected as a director at the Company’s 2020 annual meeting of stockholders.

The Board of Directors recommends that the 11 nominees named below be elected as directors of the Company at the Annual Meeting. If elected, each of the nominees will hold office until the Company’s next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. The persons named as proxies in the accompanying proxy card will vote FOR the election of each of the 11 nominees unless a stockholder directs otherwise.

Each nominee has consented to be named and to serve as a director if elected at the Annual Meeting. The Company is unaware of any reason why any nominee would be unwilling or unable to serve as a director if elected. Should, however, any nominee be unwilling or unable to serve as a director at the time of the Annual Meeting, the persons named as proxies in the accompanying proxy card will vote for the election of such substitute person for such directorship as the Board of Directors may recommend.

        The Wendy’s Company 2021 Proxy Statement        13

NELSON PELTZ (CHAIRMAN)

Mr. Peltz has been a director of the Company since September 2008 when the Company commenced its current business, the ownership and franchising of the Wendy’s restaurant system. He served as a director of the Company’s predecessor companies from April 1993 until September 2008, when Wendy’s International, Inc. merged with Triarc Companies, Inc. Mr. Peltz has served as our non-executive Chairman since June 2007. He also served as our Chairman and Chief Executive Officer and as a director or manager and an officer of certain of our subsidiaries from April 1993 through June 2007. Additionally, Mr. Peltz has been Chief Executive Officer and a Founding Partner of Trian Partners, a management company for various investment funds and accounts, since November 2005. From January 1989 to April 1993, Mr. Peltz was Chairman and Chief Executive Officer of Trian Group, Limited Partnership, which provided investment banking and management services for entities controlled by Mr. Peltz and Peter W. May. From 1983 to December 1988, Mr. Peltz was Chairman and Chief Executive Officer and a director of Triangle Industries, Inc., a metals and packaging company.

Mr. Peltz has also served as a director of Sysco Corporation since August 2015, Madison Square Garden Sports Corp. (formerly The Madison Square Garden Company) since September 2015, The Procter & Gamble Company since March 2018 and Invesco Ltd. since November 2020.[1] Mr. Peltz previously served as a director of H. J. Heinz Company from September 2006 to June 2013, Ingersoll-Rand plc from August 2012 to June 2014, Legg Mason, Inc. from October 2009 to December 2014 and May 2019 to July 2020, MSG Networks Inc. from December 2014 to September 2015 and Mondelēz International, Inc. from January 2014 to March 2018.

Mr. Peltz is actively involved with various civic organizations and serves as Honorary Co-Chairman of the board of trustees and Chairman of the board of governors of the Simon Wiesenthal Center, a member of the honorary board of directors of the Prostate Cancer Foundation, a member of the board of overseers of the Weill Cornell Medical College and Graduate School of Medical Sciences, a member of the board of overseers of The Milken Institute, a member of the Intrepid advisory council, a member of both the board of trustees of New York-Presbyterian Hospital and board of governors of New York-Presbyterian Foundation, Inc., and a member of the board of Avon Old Farms and a former member of the Board of Trustees of the Intrepid Museum Foundation.

Mr. Peltz is the father of Matthew H. Peltz, a director of the Company.

Qualifications: Mr. Peltz has more than 40 years of business and investment experience, has served as the chairman and chief executive officer of public companies for over 20 years and, since 2005, has served as Chief Executive Officer of Trian Partners. Throughout his professional career, he has developed extensive experience working with management teams and boards of directors, as well as in acquiring, investing in and building companies and implementing operational improvements at the companies with which he has been involved. As a result, Mr. Peltz has strong operating experience and strategic planning skills, valuable leadership and corporate governance experience and strong relationships with institutional investors, investment banking/capital markets advisors and others that can be drawn upon for the Company’s benefit. Mr. Peltz has also been recognized by the National Association of Corporate Directors as among the most influential people in the global corporate governance arena. We believe that Mr. Peltz’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 78

Director Since: 1993

Current Board Committees:

Corporate Social Responsibility (Chair)

Executive (Chair)

[1]	Mr. Peltz has advised us that he currently expects to reduce the number of other boards on which he serves from four to three by the end of 2021.

14        The Wendy’s Company 2021 Proxy Statement

PETER W. MAY (VICE CHAIRMAN)

Mr. May has been a director of the Company since September 2008 when the Company commenced its current business, the ownership and franchising of the Wendy’s restaurant system. He served as a director of the Company’s predecessor companies from April 1993 until September 2008, when Wendy’s International, Inc. merged with Triarc Companies, Inc. Mr. May has served as our non-executive Vice Chairman since June 2007. He also served as our President and Chief Operating Officer and as a director or manager and an officer of certain of our subsidiaries from April 1993 through June 2007. Additionally, Mr. May has been President and a Founding Partner of Trian Partners since November 2005 and is the Chair of Trian Partners’ ESG working group. From January 1989 to April 1993, Mr. May was President and Chief Operating Officer of Trian Group, Limited Partnership. From 1983 to December 1988, he was President and Chief Operating Officer and a director of Triangle Industries, Inc.

Mr. May has served as a director of Mondelēz International, Inc. since March 2018. He previously served as a director of Tiffany & Co. from May 2008 to May 2017.

Mr. May is actively involved with various civic organizations and serves as Chairman Emeritus and a member of the board of trustees of The Mount Sinai Health System in New York, Co-Chairman of the New York Philharmonic, a trustee of the New-York Historical Society, an emeritus trustee of The University of Chicago, a life member of the advisory council of The University of Chicago Booth School of Business, a director of the Lincoln Center of the Performing Arts and a partner of the Partnership for New York City.

Qualifications: Mr. May has more than 40 years of business and investment experience, has served as the president and chief operating officer of public companies for over 20 years and, since 2005, has served as President of Trian Partners. Throughout his professional career, he has developed extensive experience working with management teams and boards of directors, as well as in acquiring, investing in and building companies and implementing operational improvements at the companies with which he has been involved. Mr. May also brings to the Board financial sophistication by virtue of his prior professional experience as a certified public accountant. As a result, Mr. May has strong operating experience and strategic planning skills, valuable leadership and corporate governance experience and has strong relationships with institutional investors, investment banking/capital markets advisors and others that can be drawn upon for the Company’s benefit. We believe that Mr. May’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 78

Director Since: 1993

Current Board Committees:

Capital and Investment (Chair)

Compensation

Corporate Social Responsibility

Executive

Technology (Chair)

        The Wendy’s Company 2021 Proxy Statement        15

KRISTIN A. DOLAN

Ms. Dolan has been a director of the Company since July 2017. She is the founder and has been the Chief Executive Officer of 605 LLC, an audience measurement and data analytics company in the media and entertainment industries, since its inception in November 2016. Prior to founding 605 LLC, Ms. Dolan worked at Cablevision Systems Corporation, a former large communications service provider sold in 2016, where she held several key leadership positions, including Chief Operating Officer from April 2014 to June 2016, President of Optimum Services from November 2011 to April 2014, Senior Executive Vice President of Product Management and Marketing from November 2011 to April 2013 and Senior Vice President from June 2003 to November 2011.

Ms. Dolan has also served as a director of AMC Networks Inc. since June 2011, Madison Square Garden Sports Corp. (formerly The Madison Square Garden Company) since September 2015, Revlon, Inc. since May 2017, MSG Networks Inc. since April 2018 and Madison Square Garden Entertainment Corp since April 2020.[2] She previously served as a director of Cablevision Systems Corporation from May 2010 to June 2016.

Qualifications: Ms. Dolan brings to our Board substantial expertise in television audience data analytics, information integration and strategic marketing. Her breadth of knowledge and experience is attributable to her extensive professional background in communications, marketing and operations at Cablevision Systems Corporation, where she also held several key senior leadership positions. Ms. Dolan provides intimate and unique knowledge of television marketing campaigns, consumer data utilization, current and sophisticated data methodologies, predictive modeling and media expertise, each of which are important to the Company’s business. She also possesses significant executive management experience, which includes insight into corporate governance, working with management teams and boards of directors, finance, mergers and acquisitions, budgeting and strategic planning. We believe that Ms. Dolan’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 54

Director Since: 2017

Current Board Committees:

Technology

[2]

Of the five other boards on which Ms. Dolan serves, four (AMC Networks Inc., Madison Square Garden Sports Corp., MSG Networks Inc. and Madison Square Garden Entertainment Corp.) are corporations that are controlled by the Dolan family. In March 2021, Madison Square Garden Entertainment Corp. and MSG Networks Inc. announced that they had reached a definitive agreement for Madison Square Garden Entertainment Corp. to acquire MSG Networks Inc. The transaction is expected to be completed during the third quarter of calendar 2021, at which time Ms. Dolan would no longer serve on the MSG Networks Inc. board of directors.

16        The Wendy’s Company 2021 Proxy Statement

KENNETH W. GILBERT

Mr. Gilbert has been a director of the Company since May 2017. From October 2012 to December 2017, he served as the Group Chief Marketing Officer of VOSS of Norway ASA, a global manufacturer and marketer of premium bottled water. Prior to joining VOSS, Mr. Gilbert founded and served as the President of RazorFocus, a marketing consultant practice, from May 2005 to October 2012. Prior to that time, he served as President and Chief Operating Officer of UniWorld Group, Inc., the longest established multicultural advertising agency in the U.S., from May 2003 to June 2004. From September 1995 to April 2001, Mr. Gilbert worked at Snapple Beverage Corporation (formerly Snapple Beverage Group, Inc.) as Senior Vice President and Chief Marketing Officer, where he led marketing efforts to revitalize the brand and assembled four company brands for successful disposition. Prior to his employment with Snapple, Mr. Gilbert served as Group Account Director at the Messner Vetere Berger Carey Schmetterer RSCG advertising agency from July 1991 to August 1995 and as Senior Vice President and Director of Client Services at UniWorld Group, Inc. from February 1989 to June 1991.

Qualifications: Mr. Gilbert possesses extensive experience in global brand management, marketing communications, advertising strategy and corporate social responsibility attributable to his overall professional background as a senior marketing executive in the consumer beverage industry. In his former role as Chief Marketing Officer for VOSS, Mr. Gilbert oversaw the company’s marketing function, administered multimillion-dollar budgets, directed internal marketing capabilities and managed the company’s strategic worldwide brand development, expansion and distribution. His Board qualifications include his in-depth knowledge and expertise in innovative brand revitalization, risk orientation, advertising conceptualization and public relations. Mr. Gilbert also provides valuable and unique insights into consumer brand positioning strategies, new product development, digital and social media platforms and cultivation of brand recognition and value, all of which are important to the Company’s business. We believe that Mr. Gilbert’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 70

Director Since: 2017

Current Board Committees:

Corporate Social Responsibility

Technology

        The Wendy’s Company 2021 Proxy Statement        17

DENNIS M. KASS

Mr. Kass has been a director of the Company since December 2015. From February 2013 to June 2014, Mr. Kass served as Vice Chairman and a Senior Advisor at Ridgeway Partners, an executive search firm. From 2003 to 2012, Mr. Kass served as Chairman and Chief Executive Officer of Jennison Associates, LLC, an institutional asset manager. Prior to joining Jennison Associates, Mr. Kass spent 13 years with JPMorgan’s investment management unit, last serving as Vice Chairman and Chief Fiduciary Officer of JPMorgan Fleming Asset Management, and he was also Vice President of the investment banking division at Goldman Sachs & Co. Also, Mr. Kass served in the Reagan Administration as the Assistant Secretary of Labor for Pension and Welfare Benefits under the Employee Benefits Security Administration from 1985 to 1987 and was a Special Assistant to the President for Policy Development from 1981 to 1982.

Mr. Kass served as a director of Legg Mason, Inc. from April 2013 to July 2017 and was the non-executive Chairman of Legg Mason from July 2013 to October 2014. Mr. Kass also served as an Advisory Partner of Trian Partners until December 2017.

Mr. Kass serves as a senior advisor for First Eagle Investment Management, LLC and Long Path Partners, LLC, and as a member of the Center for Strategic and International Studies advisory board and the advisory board for finance and the global executive board for the MIT Sloan School of Management.

Qualifications: Mr. Kass has significant knowledge and expertise in financial and asset management, accounting processes, corporate governance and public policy that is derived from his diverse professional and public service experiences. He also has notable experience with the implementation and oversight of investment product lines, retail and institutional distribution capabilities and overall business operations. Mr. Kass brings to our Board valuable leadership experience in working with management teams and boards of directors, as well as extensive knowledge and insight in finance, mergers and acquisitions, capital management, governance and regulatory matters relevant to public company audit, compensation and benefits committees. Mr. Kass has also acquired financial sophistication by virtue of his business experience and professional background, including his past service as Chief Executive Officer and Chief Fiduciary Officer of two different companies. We believe that Mr. Kass’ overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 70

Director Since: 2015

Current Board Committees:

Audit

Compensation

18        The Wendy’s Company 2021 Proxy Statement

JOSEPH A. LEVATO

Mr. Levato has been a director of the Company since September 2008 when the Company commenced its current business, the ownership and franchising of the Wendy’s restaurant system. He served as a director of the Company’s predecessor companies from June 1996 until September 2008, when Wendy’s International, Inc. merged with Triarc Companies, Inc. Mr. Levato also served as Executive Vice President and Chief Financial Officer of the Company and certain of our subsidiaries from April 1993 to August 1996, when he retired from the Company. Prior to his tenure with the Company, he was Senior Vice President and Chief Financial Officer of Trian Group, Limited Partnership from January 1992 to April 1993. From 1984 to December 1988, Mr. Levato served as Senior Vice President and Chief Financial Officer of Triangle Industries, Inc.

Qualifications: Mr. Levato has significant knowledge of industrial, financial and consumer-related businesses that is derived from his professional background, including several years of senior management and leadership experience with the Company. Mr. Levato brings to our Board an intimate knowledge of governance and regulatory matters relevant to public company audit and compensation committees. He also brings valuable financial and investment expertise to our Board by virtue of his senior executive and business experience, including his past service as Chief Financial Officer of three different companies. The Board of Directors has determined that Mr. Levato qualifies as an “audit committee financial expert” within the meaning of SEC regulations and as a “financially sophisticated” audit committee member under applicable Nasdaq rules. We believe that Mr. Levato’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 80

Director Since: 1996

Current Board Committees:

Audit

Compensation

Executive

Nominating and Corporate Governance

        The Wendy’s Company 2021 Proxy Statement        19

MICHELLE “MICH” J. MATHEWS-SPRADLIN

Ms. Mathews-Spradlin has been a director of the Company since February 2015. From 1993 until her retirement in 2011, Ms. Mathews-Spradlin worked at Microsoft Corporation, where she served as Chief Marketing Officer and previously held several other key leadership positions. Prior to her employment with Microsoft, Ms. Mathews-Spradlin worked in the United Kingdom as a communications consultant for Microsoft from 1989 to 1993. She also held various roles at General Motors Co. from 1986 to 1989.

Ms. Mathews-Spradlin also serves as a board member of several private companies, including Jacana Holdings Inc., The Bouqs Company and You & Mr Jones. She is also a digital advisory board member for Unilever PLC, a member of the board of trustees of the California Institute of Technology and a member of the executive board of the UCLA School of Theater, Film and Television.

Qualifications: Ms. Mathews-Spradlin possesses extensive experience in global brand management and a deep understanding of the technology industry attributable to her background as a senior executive at Microsoft Corporation, one of the world’s largest technology companies. In her role as Chief Marketing Officer, she oversaw the company’s global marketing function, managed a multibillion-dollar marketing budget and an organization of several thousand people, and built demand for the company’s technology brands, including Windows, Office, Xbox, Bing and Internet Explorer. Ms. Mathews-Spradlin provides the Board with substantial and unique insights into digital media and marketing strategies, as well as an in-depth understanding of consumer-facing technology, all of which are important to the Company’s business. We believe that Ms. Mathews-Spradlin’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 54

Director Since: 2015

Current Board Committees:

Compensation

Corporate Social Responsibility

Technology

20        The Wendy’s Company 2021 Proxy Statement

MATTHEW H. PELTZ

Mr. Peltz has been a director of the Company since December 2015. Mr. Peltz is a Partner and Co-Head of Research of Trian Partners and has been a member of the Investment Team of Trian Partners since January 2008 and is a member of Trian Partners’ ESG working group. As a senior member of the Investment Team, he sources and generates new investment ideas, leads due diligence on potential investments and focuses on portfolio construction, risk management and corporate governance matters. Prior to joining Trian Partners, Mr. Peltz was with Goldman Sachs & Co. from May 2006 to January 2008, where he worked as an investment banking analyst and subsequently joined Liberty Harbor, an affiliated multi-strategy hedge fund.

Mr. Peltz previously served as a director (from April 2018 to September 2018) and as a board observer (from September 2015 to April 2018) of Pentair plc. He also previously served as a director of the former parent company of the Arby’s® restaurant brand from September 2012 to December 2015 and as a member of the board of managers of Hu Master Holdings, LLC from March 2014 to December 2020. Mr. Peltz is a member of the Board of Trustees of the Hospital for Special Surgery.

Mr. Peltz is the son of Nelson Peltz, the non-executive Chairman and a director of the Company.

Qualifications: Mr. Peltz’s qualifications to serve on our Board include his breadth of knowledge and experience in corporate finance, mergers and acquisitions, capital allocation and operational improvements attributable to his professional background, including his service as a senior member of Trian Partners’ Investment Team where he focuses on, among other things, environmental, social and governance issues across the Trian Partners portfolio. Mr. Peltz also provides our Board with valuable experience and unique insight into the quick-service restaurant industry from his service as a director of ARG Holding Corporation. We believe that Mr. Peltz’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 38

Director Since: 2015

Current Board Committees:

Capital and Investment

Corporate Social Responsibility

Technology

        The Wendy’s Company 2021 Proxy Statement        21

TODD A. PENEGOR

Mr. Penegor joined the Company in June 2013 and has served as a director and as President and Chief Executive Officer of the Company since May 2016. He previously served as our President and Chief Financial Officer from January 2016 to May 2016, as our Executive Vice President, Chief Financial Officer and International from December 2014 to January 2016 and as our Senior Vice President and Chief Financial Officer from September 2013 to December 2014. Prior to joining the Company, Mr. Penegor worked at Kellogg Company, a global leader in food products, from 2000 to 2013 where he held several key leadership positions, including Vice President of Kellogg Company and President of U.S. Snacks from 2009 to 2013, Vice President and Chief Financial Officer of Kellogg Europe from 2007 to 2009 and Vice President and Chief Financial Officer of Kellogg USA and Kellogg Snacks from 2002 to 2007. Before joining Kellogg, Mr. Penegor worked for 12 years at Ford Motor Company in various positions, including strategy, mergers and acquisitions, the controller’s office and treasury.

Mr. Penegor has served as a director of Ball Corporation since October 2019.

Mr. Penegor is actively involved with various civic organizations and serves as a member of the board of trustees of the Dave Thomas Foundation for Adoption and as a member of the Michigan State University Eli Broad College of Business advisory board.

Qualifications: In addition to serving as our President and Chief Executive Officer, Mr. Penegor has extensive experience as an executive in the food products and consumer goods industries, including several years of senior management and leadership experience with Kellogg Company and Ford Motor Company. Mr. Penegor provides the Board with significant expertise in matters of corporate finance, business administration, investor relations, financial reporting, strategic planning, brand building and domestic and international operations, all of which are important to the Company’s business. We believe that Mr. Penegor’s overall experience and knowledge will benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 55

Director Since: 2016

Current Board Committees:

Capital and Investment

Executive

22        The Wendy’s Company 2021 Proxy Statement

PETER H. ROTHSCHILD

Mr. Rothschild has been a director of the Company since May 2010. He served as a director of Wendy’s International from March 2006 until its merger with the Company in September 2008. Since December 2018, Mr. Rothschild has been a Partner and head of the General Industries and Special Situations group at East Wind Advisors, LLC and its affiliated broker-dealer, East Wind Securities, LLC. Mr. Rothschild has been the Managing Member of Daroth Capital LLC, a financial services company, since its founding in 2001, and he served as President and CEO of its wholly-owned subsidiary, Daroth Capital Advisors LLC, a securities broker-dealer, from 2002 to 2018 until its merger with East Wind Advisors, LLC. Prior to founding Daroth Capital LLC, Mr. Rothschild was a Managing Director and co-head of the Leveraged Finance and Industrial Finance groups at Dresdner Kleinwort Wasserstein and its predecessor Wasserstein Perella, an investment bank, where he worked from 1996 to 2001. From 1990 to 1996, Mr. Rothschild was a Senior Managing Director and head of the Natural Resources Group at Bear, Stearns & Co. Inc. and one of the founders of the firm’s Leveraged Finance and Financial Buyer Coverage groups. From 1984 to 1990, he was a Managing Director at Drexel Burnham Lambert.

Mr. Rothschild previously served as a director of Deerfield Capital Corp., predecessor to CIFC Corp. (acquired by F.A.B. Partners), from December 2004 to April 2011 and as Interim Chairman of Deerfield Capital Corp.’s board of directors from April 2007 to April 2011.

Mr. Rothschild is also actively involved with various civic organizations and serves as a member of The Mount Sinai Medical Center Samuel Bronfman Department of Medicine advisory board, the Tufts University School of Engineering board of advisors and the Tufts University Gordon Institute Entrepreneurial Leadership Program advisory board.

Qualifications: Mr. Rothschild has been employed as an investment banker since 1981. He has served on the board of directors of numerous companies, including Wendy’s International and Deerfield Capital, where he served as Interim Chairman. As a result of his professional background, Mr. Rothschild brings to our Board a deep understanding of corporate governance principles and extensive knowledge and experience in finance, mergers and acquisitions, capital management, corporate restructurings and the quick-service restaurant industry, all of which are important to the Company’s business. We believe that Mr. Rothschild’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 65

Director Since: 2010

Current Board Committees:

Audit

Compensation (Chair)

Nominating and Corporate Governance (Chair)

        The Wendy’s Company 2021 Proxy Statement        23

ARTHUR B. WINKLEBLACK

Mr. Winkleblack has been a director of the Company since May 2016. From June 2014 to July 2019, Mr. Winkleblack provided financial, strategic planning and capital markets consulting services for Ritchie Bros. Auctioneers, a global leader in asset management and disposition and the world’s largest industrial auctioneer, where he served as Senior Advisor to the CEO. In June 2013, he retired from H. J. Heinz Company, a global packaged food manufacturer, where he had been employed as Executive Vice President and Chief Financial Officer since 2002. Prior to his tenure with Heinz, Mr. Winkleblack held senior executive positions with various private-equity owned businesses from 1996 to 2001, including Perform.com and Freeride.com as part of Indigo Capital, C. Dean Metropolous Group and Six Flags Entertainment Corporation. He was Vice President and Chief Financial Officer of Commercial Avionics Systems, a division of AlliedSignal Inc., from 1994 to 1996. Previously, he held various finance, strategy and business planning roles at PepsiCo, Inc. from 1982 to 1994.

Mr. Winkleblack has served as a director of Aramark since October 2019 and Church & Dwight Co., Inc. since January 2008. He previously served as a director of Performance Food Group Company from March 2015 until November 2019 and RTI International Metals, Inc. from December 2013 until the company was acquired by Alcoa Corporation in July 2015.

Qualifications: Mr. Winkleblack has substantial experience as a senior executive and director across a broad range of industries, giving him knowledgeable perspectives on financial and strategic planning for domestic and international operations. Mr. Winkleblack’s 12 years of experience as Chief Financial Officer of a large, multinational consumer goods company enables him to bring valuable insight to the Board on a number of topics, including compliance, performance and risk management, executive compensation, business analytics, finance and capital structure, investor relations, internal controls, financial reporting, information technology and mergers & acquisitions. His executive experience with Heinz and PepsiCo, as well as his board experience with Performance Food Group Company, provides a unique perspective on product supply dynamics for the quick-service restaurant industry. The Board of Directors has determined that Mr. Winkleblack qualifies as an “audit committee financial expert” within the meaning of SEC regulations and as a “financially sophisticated” audit committee member under applicable Nasdaq rules. We believe that Mr. Winkleblack’s overall experience and knowledge will benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 63

Director Since: 2016

Current Board Committees:

Audit (Chair)

Nominating and Corporate Governance

REQUIRED VOTE

The affirmative vote of a majority of the votes cast with respect to the election of a director nominee is required to elect such nominee as a director at the Annual Meeting. Abstentions and broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

THE ELECTION OF EACH OF THE 11 DIRECTOR NOMINEES.

24        The Wendy’s Company 2021 Proxy Statement

CORPORATE GOVERNANCE

BOARD LEADERSHIP STRUCTURE

The Board of Directors is currently led by Nelson Peltz, the Company’s non-executive Chairman, and Mr. May, the Company’s non-executive Vice Chairman. Mr. Penegor, the Company’s Chief Executive Officer, also serves as a member of the Board. Meetings of the Board of Directors are called to order and led by the Chairman or, in his absence, the Vice Chairman, or in the absence of both, the Chief Executive Officer. In the absence of the Chairman, Vice Chairman and Chief Executive Officer, a majority of the directors present may elect any director present as chair of the meeting. Non-management directors generally meet in executive session without management present after regularly scheduled Board meetings.

The Board of Directors separated the positions of Chairman and Chief Executive Officer in June 2007 when Mr. Peltz, after serving as Chairman and Chief Executive Officer of the predecessor of the Company from 1993 to June 2007, became our non-executive Chairman. The positions of Chairman and Chief Executive Officer have remained separate since that time, with Mr. Peltz currently serving as our non-executive Chairman and Mr. Penegor currently serving as our Chief Executive Officer.

The Board believes that separating these two positions enables our Chairman to lead the Board of Directors in its oversight and advisory roles and allows our Chief Executive Officer to focus on supervising the Company’s day-to-day business operations and developing and implementing the Company’s business strategies and objectives. Because of the many responsibilities of the Board of Directors and the significant time and effort required by each of the Chairman and the Chief Executive Officer to perform their respective duties, the Board believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a result, enhances the Company’s prospects for success. The Board also believes that having separate positions of Chairman and Chief Executive Officer provides a clear delineation of responsibilities for each position and fosters greater accountability of management.

The Board of Directors has carefully considered and approved its current leadership structure and believes that this structure is appropriate and in the best interests of the Company and our stockholders, who benefit from the combined leadership, judgment, knowledge and experience of our Chairman, Mr. Peltz, and our Chief Executive Officer, Mr. Penegor.

BOARD MEMBERSHIP CRITERIA AND DIRECTOR NOMINATIONS

The Board of Directors has adopted general Board membership criteria, which are set forth in the Company’s Corporate Governance Guidelines. The Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The Board’s assessment of potential director candidates includes an individual’s qualification as independent, as well as consideration of diversity, age, educational background, other board experience and commitments, business and professional achievements, skills and experience in the context of the needs of the Board. The Company does not have a stated policy regarding the diversity of nominees or Board members; rather, the Nominating and Corporate Governance Committee and the Board view diversity (whether based on concepts such as gender, race and national origin, or broader principles such as differences in backgrounds, skills, experiences and viewpoints) as one of many elements to be considered when evaluating a particular candidate for Board membership.

The Nominating and Corporate Governance Committee considers recommendations regarding possible director candidates from any source, including stockholders. Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by giving written notice of the recommendation to the Chair of the Nominating and Corporate Governance Committee, in care of our corporate Secretary at our address provided under the caption “Other Matters—Principal Executive Offices.” The notice must: (i) include the candidate’s name, age, business address, residence address and principal occupation; (ii) describe the qualifications, attributes, skills or other qualities possessed by the candidate; and (iii) be accompanied by a written statement from the candidate consenting to serve as a director, if elected. Candidates who have been recommended by stockholders will be evaluated by the Nominating and Corporate Governance Committee in the same manner as other potential candidates. Stockholders who wish to formally nominate a candidate for election to the Board may do so provided they comply with the applicable eligibility, notice, content, stock ownership and other requirements set forth in our Certificate of Incorporation and By-Laws, which are described under the caption “Other Matters—Stockholder Proposals for 2022 Annual Meeting of Stockholders.”

        The Wendy’s Company 2021 Proxy Statement        25

DIRECTOR INDEPENDENCE

Under the rules and listing standards of Nasdaq, the Board of Directors must have a majority of directors who meet the criteria for independence required by Nasdaq. Pursuant to our Corporate Governance Guidelines, the Board is required to determine whether each director satisfies the criteria for independence based on all relevant facts and circumstances. No director qualifies as independent unless the Board of Directors affirmatively determines that such director has no relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.

In accordance with the Corporate Governance Guidelines, the Board adopted the Director Independence Categorical Standards (the “Independence Standards”) to assist the Board in determining the independence of the Company’s directors. The Corporate Governance Guidelines and Independence Standards are available on our Governance website at www.irwendys.com/esg/governance. Pursuant to the Independence Standards, the following relationships will preclude a director from qualifying as independent:

•  The director is, or at any time during the past three years was, an employee of the Company, or an immediate family member of the director is, or at any time during the past three years was, an executive officer of the Company;

•  The director or an immediate family member of the director accepted, during any 12-month period within the past three years, more than $120,000 in direct or indirect compensation from the Company, other than: (i) compensation for Board or Board committee service; (ii) compensation paid to an immediate family member who is a non-executive employee of the Company; or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•  The director or an immediate family member of the director: (i) is a current partner of the Company’s outside auditor or (ii) was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during the past three years;

•  The director or an immediate family member of the director is employed as an executive officer of another entity where at any time during the past three years any of the Company’s executive officers served on the compensation committee of such other entity; or

•  The director or an immediate family member of the director is a partner in, or a controlling stockholder or an executive officer of, any organization (including a non-profit organization, foundation or university) to which the Company made, or from which the Company received, payments for property or services in the current fiscal year or any of the past three fiscal years that exceed the greater of $200,000 or 5% of the recipient’s consolidated gross revenues for that year, other than: (i) payments arising solely from investments in the Company’s securities or (ii) payments under non-discretionary charitable contribution matching programs.

In applying these objective disqualifiers, the Board of Directors will take into account any commentary, interpretations or other guidance provided by Nasdaq with respect to Nasdaq Listing Rule 5605. Under the Independence Standards, any relationships or transactions not described above will preclude a director from qualifying as independent only if:

•  The director has a “direct or indirect material interest” in such relationship or transaction within the meaning of Item 404(a) of SEC Regulation S-K and the material terms of the relationship or transaction are materially more favorable to the director than those that would be offered at the time and in comparable circumstances to unaffiliated persons; or

•  The Board of Directors, in exercising its judgment in light of all relevant facts and circumstances, determines that the relationship or transaction interferes with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

The Independence Standards provide that a relationship between the Company and an entity for which a director serves solely as a non-management director is not by itself material.

The Nominating and Corporate Governance Committee and the Board of Directors considered and reviewed certain transactions and relationships identified through responses to annual questionnaires completed by the Company’s directors, as well as other information presented by management related to transactions and relationships during the past three years between the Company, on the one hand, and the directors (including their immediate family members and business, charitable and other affiliates), on the other hand. As a result of these reviews, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, affirmatively determined that under applicable Nasdaq rules and the Independence Standards, each of Mses. Dolan and Mathews-Spradlin and Messrs. Gilbert, Kass, Levato, May, Rothschild and Winkleblack qualified as an independent director.

26        The Wendy’s Company 2021 Proxy Statement

In making its independence determinations with respect to Ms. Mathews-Spradlin and Messrs. Gilbert, Kass, Levato and Rothschild, the Board noted that these directors did not have any transactions or relationships with the Company during the past three years. In making its independence determinations with respect to Ms. Dolan and Messrs. May and Winkleblack, the Board of Directors considered the following transactions and relationships, each of which was deemed by the Board not to interfere with the respective director’s exercise of independent judgment in carrying out the responsibilities of a director:

•

Mr. May is the President and a Founding Partner of Trian Partners, which, as noted above, is a significant and long-term stockholder of the Company and party to that certain agreement with the Company described under the caption “Certain Relationships and Related Person Transactions.” Mr. May also served as President and Chief Operating Officer of the predecessor of the Company from April 1993 through June 2007. The Board of Directors also considered (i) the relationship of Trian Partners and its partners with the Company and the presence of Trian Partners representatives (including Nelson Peltz) on the board of directors of Sysco Corporation, which is one of the Company’s suppliers, and (ii) that certain family members of Mr. May hold indirect, minority ownership interests in operating companies managed by Yellow Cab Holdings, LLC, a Wendy’s franchisee, as further described under the caption “Certain Relationships and Related Person Transactions.”

•	Mr. Winkleblack was appointed as a non-management director of Aramark in 2019, which is currently a franchisee of three Wendy’s restaurants in the United States.

•	Ms. Dolan serves as a non-management director of AMC Networks Inc. In each of 2018, 2019 and 2020, the Company purchased advertising time from a subsidiary of AMC Networks Inc.

BOARD COMMITTEES AND RELATED MATTERS

The Board has a standing Audit Committee, Compensation Committee (with a separate Performance Compensation Subcommittee), Nominating and Corporate Governance Committee, Corporate Social Responsibility Committee and Technology Committee. The Charters for each of these committees are available on our Governance website at www.irwendys.com/esg/governance and are available in print, free of charge, to any stockholder who requests them. The Board also has a standing Capital and Investment Committee and Executive Committee. The current members of each Board committee are identified in the following table.

NAME	AUDIT	COMPENSATION	NOMINATING AND CORPORATE GOVERNANCE	CAPITAL AND INVESTMENT	CORPORATE SOCIAL RESPONSIBILITY	EXECUTIVE	TECHNOLOGY

Nelson Peltz					Chair	Chair

Peter W. May*		✓		Chair	✓	✓	Chair

Kristin A. Dolan*							✓

Kenneth W. Gilbert*					✓		✓

Dennis M. Kass*	✓	✓ (1)

Joseph A. Levato*	✓	✓ (1)	✓			✓

Michelle J. Mathews-Spradlin*		✓ (1)			✓		✓

Matthew H. Peltz				✓	✓		✓

Todd A. Penegor				✓		✓

Peter H. Rothschild*	✓	Chair (1)	Chair

Arthur B. Winkleblack*	Chair		✓

*	Independent Director

(1)	Also serves as a member of the Performance Compensation Subcommittee.

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ATTENDANCE AT BOARD AND COMMITTEE MEETINGS, ANNUAL MEETING

The Board of Directors held nine meetings during 2020. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by the Board committees on which he or she served (in each case, held during the period such director served). In accordance with the Corporate Governance Guidelines, directors are expected to attend the Company’s annual meetings of stockholders. Each of the Company’s directors attended the Company’s 2020 annual meeting of stockholders.

AUDIT COMMITTEE

Committee Members:	Committee Functions:
Arthur B. Winkleblack* (Chair) Dennis M. Kass Joseph A. Levato* Peter H. Rothschild *Audit Committee Financial Expert Number of Meetings in 2020: 9

As more fully described in its charter, the Audit Committee oversees the accounting and financial reporting processes of the Company and the integrated audits of the Company’s financial statements. The Audit Committee also assists the Board in fulfilling the Board’s oversight responsibility relating to:

•  The integrity of the Company’s financial statements and financial reporting process, the Company’s systems of internal accounting and financial controls and other financial information provided by the Company.

•  The annual independent integrated audit of the Company’s financial statements, the engagement of the Company’s independent registered public accounting firm and the evaluation of such firm’s qualifications, independence and performance.

•  Quarterly and other interim financial statements, including the external release of financial information.

•  The performance of the Company’s internal audit function.

•  The Company’s compliance with legal and regulatory requirements, including the Company’s disclosure controls and procedures.

•  Discussing risk assessment and risk management policies, particularly those involving major financial risk exposures.

Independence and Financial Literacy.  The Board has determined that each member of the Audit Committee satisfies the independence and financial literacy requirements of Nasdaq and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that two members of the Audit Committee, Messrs. Levato and Winkleblack, each qualifies as an “audit committee financial expert” under applicable SEC rules and regulations and as a “financially sophisticated” audit committee member under applicable Nasdaq rules.

Audit Committee Report.  The report of the Audit Committee with respect to 2020 is provided in this Proxy Statement under the caption “Audit Committee Report.”

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COMPENSATION COMMITTEE AND PERFORMANCE COMPENSATION SUBCOMMITTEE

Committee Members:	Committee Functions:
Peter H. Rothschild* (Chair) Dennis M. Kass* Joseph A. Levato* Michelle J. Mathews-Spradlin* Peter W. May *Subcommittee Member Number of Meetings in 2020: 6 joint meetings

As more fully described in its charter, the primary purpose of the Compensation Committee is to assist the Board in discharging the Board’s responsibilities relating to compensation of the Company’s non-employee directors and executive officers. In carrying out its duties, the Compensation Committee:

•  Reviews and approves the goals and objectives relevant to compensation of our Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and determines (or recommends to the Board for determination) the compensation of the Chief Executive Officer based on such evaluation.

•  Reviews and approves the goals and objectives relevant to the compensation of our other executive officers, oversees an evaluation of the effectiveness of the compensation program for such officers and determines the compensation of such officers upon considering all relevant matters.

•  Reviews and approves the overall compensation philosophy, policies and procedures for the Company’s executive officers, including with respect to stock ownership and clawbacks.

•  Reviews and advises the Board with respect to executive officer incentive programs, compensation plans and equity-based plans, and administers such plans as the Board designates, which includes the determination of awards to be granted to executive officers and other employees under such plans and the evaluation of achievement of established plan goals and objectives.

•  Reviews and approves competitive market data and the Company’s peer group companies to evaluate the overall competitiveness of our executive and director compensation levels;

•  Reviews the competitiveness and appropriateness of our non-employee director compensation program and approves (or makes recommendations to the Board) with respect to non-employee director compensation.

•  Reviews and discusses the Compensation Discussion and Analysis prepared by management and determines whether to recommend to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

•  Reviews and evaluates with management whether the Company’s compensation policies and practices for executive officers and other employees create risks that are reasonably likely to have a material adverse effect on the Company.

•  Provides recommendations to the Board regarding compensation-related proposals considered at stockholder meetings (including say-on-pay and say-on-frequency advisory votes).

•  Performs certain oversight and settlor functions with respect to the Company’s 401(k) plan and other pension, profit sharing, thrift or retirement plans and ERISA welfare benefit plans.

Performance Compensation Subcommittee.  The Performance Compensation Subcommittee (sometimes referred to herein as the “Subcommittee”) administers the Company’s equity-based compensation plans that are subject to Section 16 of the Securities Exchange Act of 1934, as amended, and any other salary, compensation and incentive plans that the Subcommittee is designated by the Board to administer.

Independence.  The Board has determined that each member of the Compensation Committee and the Subcommittee satisfies the independence requirements of Nasdaq. In addition, each member of the Subcommittee is a “non-employee director” for purposes of Section 16 of the Exchange Act.

        The Wendy’s Company 2021 Proxy Statement        29

Compensation Committee Report.  The report of the Compensation Committee with respect to 2020 is provided in this Proxy Statement under the caption “Compensation Committee Report.”

Additional information about the actions taken by the Compensation Committee and Subcommittee in 2020 with respect to the executive compensation of our NEOs is discussed in the Compensation Discussion and Analysis and under the caption “Compensation Committee Report.” The actions taken by the Compensation Committee in 2020 regarding the compensation of our non-employee directors are discussed under the caption “Compensation of Directors.”

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Committee Members:	Committee Functions:
Peter H. Rothschild (Chair) Joseph A. Levato Arthur B. Winkleblack Number of Meetings in 2020: 3

As more fully described in its charter, the Nominating and Corporate Governance Committee assists the Board in reviewing and overseeing the membership of the Board of Directors and corporate governance principles applicable to the Company. In fulfilling these responsibilities, the Nominating and Corporate Governance Committee:

•  Identifies individuals qualified to become members of the Board, consistent with any guidelines and criteria approved by the Board.

•  Considers and recommends director nominees for the Board to select in connection with each annual meeting of stockholders.

•  Considers and recommends nominees for election to fill any vacancies on the Board and to address related matters.

•  Recommends to the Board the committee assignments of directors.

•  Develops and recommends to the Board corporate governance principles applicable to the Company.

•  Oversees an annual evaluation of the Board’s performance.

Independence.  The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee satisfies the independence requirements of Nasdaq.

CORPORATE SOCIAL RESPONSIBILITY COMMITTEE

Committee Members:	Committee Functions:
Nelson Peltz (Chair) Kenneth W. Gilbert Michelle J. Mathews-Spradlin Peter W. May Matthew H. Peltz Number of Meetings in 2020: 2

As more fully described in its charter, the Corporate Social Responsibility Committee assists the Board in reviewing and overseeing the Company’s corporate social responsibility (“CSR”) strategic initiatives, including environmental, social and governance (“ESG”) matters, community involvement and outreach initiatives and philanthropic endeavors. In fulfilling these responsibilities, the Corporate Social Responsibility Committee:

•  Reviews and discusses the Company’s overall approach to CSR, including current and potential CSR strategic initiatives.

•  Provides recommendations to the Board on CSR strategic initiatives, including ESG matters, community involvement and outreach initiatives and philanthropic endeavors.

•  Reviews and approves certain charitable contributions made by or on behalf of the Company.

•  Reviews and discusses risks and opportunities, emerging trends and evolving best practices relative to the Company’s CSR strategic initiatives.

•  Considers the impact that the Company’s CSR strategic initiatives may have on Company performance, public perception, competitive position and key stakeholders.

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TECHNOLOGY COMMITTEE

Committee Members:	Committee Functions:
Peter W. May (Chair) Kristin A. Dolan Kenneth W. Gilbert Michelle J. Mathews-Spradlin Matthew H. Peltz Number of Meetings in 2020: 5

As more fully described in its charter, the Technology Committee assists the Board in discharging the Board’s oversight responsibilities relating to the Company’s overall development, use and risk management of information technology. In carrying out its duties, the Technology Committee:

•  Reviews and evaluates the Company’s digital customer engagement initiatives.

•  Provides recommendations to the Board regarding information technology matters, including cybersecurity matters and digital customer engagement initiatives.

•  Reviews and discusses the Company’s risk management and risk assessment guidelines and policies regarding technology risk.

•  Reviews and discusses technology trends relating to the Company’s digital customer engagement initiatives.

•  In coordination with the Audit Committee, reviews, evaluates and discusses the quality and effectiveness of the Company’s technology risk management, assessment and exposures.

•  Consults with the Audit Committee regarding the quality and effectiveness of the Company’s technology risk management, as well as information technology and cybersecurity systems and processes that affect or relate to the Company’s internal controls.

•  Reviews and provides recommendations regarding the Company’s cybersecurity and information technology policies, programs and practices and digital customer engagement initiatives.

OTHER BOARD COMMITTEES

Capital and Investment Committee.  The Capital and Investment Committee is responsible for approving the investment of the Company’s excess funds (i.e., funds not currently required for operations or acquisitions) and exercising approval authority for certain transactions (such as capital expenditures, acquisitions, dispositions and borrowings) within amounts specified by the Board.

Executive Committee.  During intervals between meetings of the Board, the Executive Committee may exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, including, without limitation, all such powers and authority as may be permitted under Section 141(c)(2) of the Delaware General Corporation Law.

EXECUTIVE SESSIONS OF THE BOARD

The Board of Directors holds regularly scheduled executive sessions in which non-management directors meet without any members of management present. The Chairman or, in his absence, the Vice Chairman, presides over these executive sessions. The Board also meets at least twice a year in executive session with only independent directors present. Annually, the Chair of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee rotate presiding over these executive sessions, with Mr. Rothschild presiding in 2020.

BOARD’S ROLE IN RISK OVERSIGHT

The Board of Directors provides oversight with respect to the Company’s risk assessment and risk management activities, which are designed to identify, prioritize, assess, monitor and mitigate material risks to the Company, including financial, operational, compliance and strategic risks. While the Board has primary responsibility for risk oversight, the Board’s standing committees support the Board by regularly addressing various risks within their respective areas of responsibility. The Audit Committee focuses on financial risks, including reviewing with management, the Company’s internal audit function and the Company’s independent registered public accounting firm, the Company’s major risk exposures (with particular emphasis on financial risk exposures), the adequacy and effectiveness of the Company’s accounting and financial controls and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Compensation Committee considers risks presented by the Company’s compensation policies and practices for its executive officers

        The Wendy’s Company 2021 Proxy Statement        31

and other employees, as discussed below under the caption “Compensation Governance—Compensation Risk Assessment.” The Nominating and Corporate Governance Committee reviews risks related to the Company’s corporate governance structure and processes, including director qualifications and independence, stockholder proposals related to governance, succession planning relating to the Chief Executive Officer and the effectiveness of our Corporate Governance Guidelines. The Technology Committee aids in evaluating the Company’s technology risk management, assessment and exposures, including information technology, cybersecurity, data security and fraud risks. The Corporate Social Responsibility Committee reviews risks related to the Company’s CSR strategic initiatives, including ESG matters. Each of these committees reports directly to the Board.

The Audit Committee also oversees enterprise risk management (“ERM”) for the Company. ERM is supported by an internal Enterprise Risk Management Committee composed of a cross-functional group of senior management, business leaders and other personnel from applicable risk management functions of the Company. The Enterprise Risk Management Committee identifies current and potential risks facing the Company and ensures that actions are taken as and when appropriate to manage and mitigate those risks. The Audit Committee receives a comprehensive ERM report on a semiannual basis and discusses the results with the full Board, which is ultimately responsible for oversight of the Company’s ERM process. In addition, the Board also receives a comprehensive ERM report on an annual basis.

The Board believes that its current leadership structure supports the risk oversight function of the Board. Having the roles of Chief Executive Officer and Chairman filled by separate individuals allows the Chief Executive Officer to lead senior management in its supervision of the Company’s day-to-day business operations, including the identification, assessment and mitigation of material risks, and allows the Chairman to lead the Board in its oversight of the Company’s risk assessment and risk management activities.

BOARD’S ROLE IN SUCCESSION PLANNING

As reflected in our Corporate Governance Guidelines, one of the key responsibilities of the Board of Directors is planning for Chief Executive Officer succession. Succession planning addresses both contingency planning for emergencies (such as death or disability) and succession in the ordinary course of business (such as retirement). The Board’s goal is to ensure senior leadership continuity by overseeing the development of executive talent and planning for the efficient succession of the Chief Executive Officer. The Board has delegated oversight responsibility for succession planning to the Nominating and Corporate Governance Committee, which periodically reviews succession plans and makes recommendations to the Board in the event of an emergency or the retirement of the Chief Executive Officer.

In addition to Chief Executive Officer succession planning, the Board of Directors conducts a periodic review of senior leadership succession plans. During this review, the Board discusses with the Chief Executive Officer and Chief People Officer organizational needs, competitive challenges, candidates for senior leadership positions, succession timing for those positions and development plans for high-potential candidates.

BOARD AND COMMITTEE EVALUATIONS

Pursuant to our Corporate Governance Guidelines, the Board of Directors and its committees conduct annual self-evaluations under the direction of the Nominating and Corporate Governance Committee. The evaluations provide the Board and its committees with an opportunity to evaluate their performance for the purpose of improving Board and committee processes and effectiveness.

As part of the Board’s self-evaluation, directors consider and provide feedback on various issues, including interactions with and information flow from management, the nature and scope of agenda items, the quality, rigor and effectiveness of meetings, Board structure and composition, committee composition and responsibilities, processes to ensure open communication and timely action, the effectiveness of executive sessions and consideration of stockholder value and interests.

Committee self-evaluations are led by the respective committee chairs and include, among other topics, a review of the roles and responsibilities set forth in the committee charters, interactions with and information flow from management, the nature and scope of agenda items, the adequacy and efficiency of meetings, committee structure and composition, committee resources and the role of outside consultants and advisers. The results of the committee self-evaluations are discussed with the full Board.

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STOCKHOLDER ENGAGEMENT

We believe ongoing engagement with our stockholders is an important component of strong corporate governance. In 2020, we held approximately 135 meetings with over 50 of our top 100 active stockholders to discuss a range of topics, including our financial results and outlook, business strategy and performance and capital structure. In addition, we also discuss a variety of ESG and other CSR matters with our stockholder base throughout the year.

The Company communicates with stockholders through a variety of means, including our Annual Meeting, quarterly earnings calls, investor outreach calls and roadshows, conferences, Investor Days and our corporate and Investor Relations websites, including The Square Deal™ blog. We welcome and value input from all stockholders and encourage stockholders to reach out to our Investor Relations team.

CORPORATE SOCIAL RESPONSIBILITY

“Good Done Right” is Wendy’s commitment to “Do the Right Thing” in the area of ESG. We are focused on three critical areas of our business—Food, People and Footprint—and our strategies include (i) providing high quality food transparently, (ii) creating a more equitable workplace and community and (iii) delivering more with less impact.

We made tremendous strides in 2020, in part because we completed our first-ever comprehensive materiality assessment, which included feedback from a variety of key stakeholders, to inform our strategy on ESG topics and identify material ESG topics that provide the greatest opportunity for Wendy’s to make a positive impact.

As a result, we are initiating and increasing work across our most material ESG topics, including areas such as sustainable sourcing, people and ethics, climate risk, energy and water, packaging and waste. We also recognize leading ESG reporting standards such as the Global Reporting Initiative (GRI) and Sustainability Accounting Standards Board (SASB). We are committed to transparency and intend to regularly report on our sustainability progress. For additional information visit https://www.wendys.com/what-we-value. The contents of this website are not incorporated by reference in this Proxy Statement or any other report or document we file with the Securities and Exchange Commission.

CODE OF BUSINESS CONDUCT AND ETHICS AND RELATED GOVERNANCE POLICIES

The Board of Directors has adopted several governance policies to support its risk oversight function, including our Code of Business Conduct and Ethics (the “Code of Ethics”), Securities Trading Policy and Public Disclosure Policy.

Code of Ethics.  The Code of Ethics is designed to ensure that the Company’s business is conducted with integrity and applies to all of the Company’s directors, officers and employees, including the principal executive officer, principal financial officer and principal accounting officer. Our Code of Ethics sets forth the Company’s standards and expectations regarding business relationships, franchisee relations, compliance with applicable legal and regulatory requirements, business conduct, conflicts of interest, use of Company assets, confidential information and information retention and reporting. The Code of Ethics is available on our Governance website at www.irwendys.com/esg/governance. Any amendments to or waivers from the Code of Ethics that are required to be disclosed by applicable SEC rules will also be posted on the Company’s website.

Securities Trading Policy.  The Securities Trading Policy is intended to assist the Company and its directors, officers and employees in complying with federal and state securities laws and avoiding even the appearance of questionable or improper conduct in connection with securities transactions. Under our Securities Trading Policy, covered persons:

•	May not trade in Company securities if they are aware of material nonpublic information;

•	May not trade in the securities of another company if they are aware of material nonpublic information about that company which was obtained during the course of their employment with the Company;

•	May not share material nonpublic information with others or recommend to anyone the purchase or sale of any securities when they are aware of material, undisclosed information; and

•	Must comply with certain pre-clearance and blackout procedures described in the policy.

The Securities Trading Policy also prohibits the Company’s directors, officers and employees from engaging in speculative transactions or transactions that are intended to hedge or offset the value of Company securities they already own. See “Compensation Discussion and Analysis—Compensation Governance Matters—Anti-Hedging Policy” for additional details.

        The Wendy’s Company 2021 Proxy Statement        33

Public Disclosure Policy.  The Public Disclosure Policy is intended to support the Company’s commitment to providing timely, transparent, consistent and credible information to the investing public, consistent with applicable legal and regulatory requirements, including the SEC’s Regulation FD (Fair Disclosure). Regulation FD prohibits the Company or persons acting on its behalf from disclosing material nonpublic information to securities market professionals or stockholders before disclosing the information to the general public. The Public Disclosure Policy covers all directors, officers and employees of the Company and sets forth certain procedures and requirements that are applicable to:

•	Disclosures in documents filed with the SEC;

•	Statements made in annual, quarterly and current reports, press releases, communications with analysts, investors and the media, speeches and presentations; and

•	Information contained on the Company’s website.

34        The Wendy’s Company 2021 Proxy Statement

COMPENSATION GOVERNANCE

COMPENSATION RISK ASSESSMENT

As part of the Board’s risk oversight function, the Compensation Committee conducts an annual review of compensation-related risk. In February 2021, the Compensation Committee and its independent advisers met with management to review management’s conclusion that the Company’s compensation policies and practices for its employees do not create risks that are reasonably likely to have a material adverse effect on the Company. Management reviewed with the Compensation Committee the various factors underlying management’s conclusion, including the performance objectives and target levels used in connection with the Company’s incentive awards, as well as the features of the Company’s compensation plans that are designed to mitigate compensation-related risk, including the following:

•	Plan and award metrics are tied directly to earnings, sales, cash flow and stockholder return;

•

Various methods for delivering compensation are utilized, including cash-based and equity-based incentives with different time horizons that are designed to provide a balanced mix of both short-term and long-term incentives;

•	Performance-based awards have fixed maximum payouts;

•

The Company has the right to reduce or eliminate payouts under incentive awards through the use of negative discretion, including if a participant’s behavior is in conflict with the Company’s Code of Ethics or any other Company policy or procedure;

•

Annual incentive payouts are not made until the Company’s financial statements are audited by the Company’s independent registered public accounting firm and plan results are certified by the Chief Financial Officer; and

•

All incentive awards granted under the 2010 and 2020 Omnibus Award Plans contain clawback provisions in favor of the Company, including in the event the Company is required to materially restate its financial statements or a participant has engaged in “detrimental activity” (as defined in such plan).

With respect to the Company’s compensation program for executive officers, the Compensation Committee concluded that this program is appropriately designed to support the Company’s business objectives by linking executive compensation to the Company’s attainment of annual and multiyear operating and financial goals, individual performance and the creation of long-term stockholder value. The executive compensation program includes the following features that are designed to prevent risk-taking that could have a material adverse effect on the Company:

•	Base salaries represent a sufficient component of executives’ total cash compensation so that excessive risk-taking that may be associated with performance-based compensation is mitigated;

•

Performance goals and metrics under the Company’s annual incentive plan are based upon realistic operating levels that can be attained without taking inappropriate risks or deviating from normal operations or approved strategies;

•	Long-term equity incentive awards are based upon the Company’s performance over a multiyear period, which mitigates against the taking of short-term risk;

•

Incentive compensation plan design allows for adjustment of performance metrics for nonrecurring and unusual items or events so that executives are rewarded based on the Company’s actual operating results;

•	Equity-based awards represent a significant portion of executives’ total compensation, which links executive compensation to the long-term value of our Common Stock; and

•

The Board of Directors adopted our Stock Ownership and Retention Guidelines for Executive Officers and Directors that require significant stock ownership by executives, which further aligns the interests of executives with the interests of stockholders.

AUTHORITY TO DELEGATE

The Compensation Committee and the Subcommittee each may delegate authority to subcommittees composed of one or more of its members, and also may delegate authority to its Chair when it deems appropriate, subject to the terms of its charter. The Compensation Committee and the Subcommittee also may delegate to one or more Company directors or officers the authority to make grants of equity-based compensation to eligible employees who are not executive officers, subject to the terms of the Company’s compensation plans and applicable legal and regulatory requirements. Any director or officer to whom the Compensation Committee or the Subcommittee grants such authority must regularly report any grants so made, and the Committee or the Subcommittee may revoke any delegation of authority at any time.

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ROLE OF COMPENSATION CONSULTANTS IN THE EXECUTIVE COMPENSATION PROCESS

In carrying out its responsibilities, the Compensation Committee periodically reviews and evaluates the components and competitiveness of the Company’s executive compensation program, using information drawn from a variety of sources, including information provided by outside compensation consultants, legal counsel and other advisers, as well as the Committee’s own experience in recruiting, retaining and compensating executives. The Compensation Committee has the sole authority to retain and oversee the work of outside compensation consultants, legal counsel and other advisers in connection with discharging its responsibilities, including the sole authority to determine such consultants’ or advisers’ fees and other retention terms. The Company provides such funding as the Compensation Committee determines to be necessary or appropriate for payment of compensation to consultants and advisers retained by the Committee.

Since December 2009, the Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) to serve as its independent outside compensation consultant. Representatives from FW Cook regularly attend Compensation Committee meetings and provide advice to the Committee on a variety of compensation-related matters. The Compensation Committee seeks input from FW Cook on competitive market practices, including evolving trends and best practices. During 2020, FW Cook assisted the Compensation Committee with respect to the design of the Company’s executive compensation program and determination of compensation levels thereunder, including base salary levels, the 2020 annual cash incentive and long-term equity incentive awards, and the overall mix of total direct compensation for the Chief Executive Officer and other senior executives. FW Cook also advised the Compensation Committee in connection with the design of the Company’s 2020 Omnibus Award Plan, the Compensation Discussion and Analysis and other compensation-related disclosures in the Company’s Proxy Statement, the impact of the COVID-19 pandemic on the Company’s executive compensation program, the Company’s peer group for 2021, the review and approval of the compensation package offered to Mr. Vasconi in connection with his hiring and the design of and modifications to the executive compensation program for 2021. At the request of the Compensation Committee, FW Cook periodically reviews the compensation components and levels of the Company’s executive officers and advises the Committee on the appropriateness of the Company’s executive compensation program in the context of its overall compensation philosophy. Under the terms of its engagement, FW Cook does not provide any other services to the Company and works with management only on matters for which the Compensation Committee has oversight responsibility. The Compensation Committee has assessed the independence of FW Cook pursuant to applicable SEC and Nasdaq rules (including consideration of the six independence factors specified in Nasdaq Listing Rule 5605(d)(3)(D)) and concluded that no conflict of interest exists that would prevent FW Cook from serving as an independent compensation consultant to the Committee.

Management provides information and makes recommendations to the Compensation Committee from time to time regarding the design of the Company’s executive compensation program. In formulating its recommendations, management reviews information from a variety of sources, including information provided by outside compensation consultants. During 2020, management engaged Willis Towers Watson to serve as management’s outside compensation consultant. Willis Towers Watson provided market data and other information to management in connection with the design of the Company’s executive compensation program, including a review of base salary, total cash compensation and total direct compensation levels for the Chief Executive Officer and other senior executives. Certain of the market data and other information provided by Willis Towers Watson was also made available to the Compensation Committee and FW Cook.

ROLE OF MANAGEMENT IN THE EXECUTIVE COMPENSATION PROCESS

The Company’s executive officers provide support and assistance to the Compensation Committee and the Subcommittee on a variety of compensation-related matters. Each year, the Chief Executive Officer and other senior executives provide input to the Committee and the Subcommittee regarding the design of the Company’s annual incentive plan and long-term incentive plan, including proposed performance goals and objectives and a list of participants eligible to receive awards. The Committee and the Subcommittee, as appropriate, then determine the structure and components of the annual cash incentive and long-term equity incentive awards after considering management’s recommendations, as well as input from FW Cook. With respect to performance-based awards, following the completion of each performance period, the Chief Financial Officer provides the Subcommittee with a certification of the Company’s actual performance relative to the stated performance goals and the resulting payouts to participants based on such performance. The Committee and the Subcommittee, as appropriate, then determine the actual incentive payouts to eligible participants after taking into account Company performance and any other relevant facts and circumstances. In February 2021, as a result of the impact of the COVID-19 pandemic on the Company’s financial

36        The Wendy’s Company 2021 Proxy Statement

and operational performance metrics, the Committee, in consultation with FW Cook, evaluated the Company’s performance holistically on the basis of management’s summary of the Company’s financial, non-financial and relative performance versus industry competitors, along with other relevant considerations, including the health and safety of the Company’s employees and customers. See “Compensation Discussion and Analysis—Compensation Decisions for 2020—Annual Cash Incentive Compensation—Impact of the COVID-19 Pandemic” for additional details.

The Chief Executive Officer and other members of management with expertise in compensation, benefits, tax, accounting, financial reporting, legal and other matters provide information and make recommendations to the Compensation Committee from time to time on compensation-related matters, including proposed employment, retention, relocation, severance and other compensatory arrangements, base salary levels, annual incentive plans, long-term equity incentive awards, annual compensation risk assessments and evolving trends and best practices in executive compensation. Management also presents information to the Compensation Committee regarding the Company’s business and financial performance, strategic initiatives, legal and regulatory developments and other relevant matters. In accordance with applicable Nasdaq rules, the Chief Executive Officer may not be present during any voting or deliberations by the Compensation Committee or Subcommittee with respect to his compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Five non-management directors served on the Compensation Committee during 2020: Ms. Mathews-Spradlin and Messrs. Kass, Levato, May and Rothschild.

During 2020: (i) no member of the Compensation Committee had ever served as an officer or employee of the Company, except that Mr. Levato served as the Executive Vice President and Chief Financial Officer of the predecessor of the Company from April 1993 to August 1996 and Mr. May served as President and Chief Operating Officer of the predecessor of the Company from April 1993 to June 2007; (ii) no member of the Compensation Committee was party to any related person transaction or other relationship requiring disclosure under Item 404 of SEC Regulation S-K, except that, (a) Mr. May is the President and a Founding Partner of Trian Partners, which is a significant and long-term stockholder of the Company and party to that certain agreement with the Company described under the caption “Certain Relationships and Related Person Transactions” and (b) certain family members of Mr. May hold indirect, minority ownership interests in operating companies managed by Yellow Cab Holdings, LLC, a Wendy’s franchisee, as further described under the caption “Certain Relationships and Related Person Transactions”; and (iii) none of the Company’s executive officers served as a member of the board of directors or the compensation committee, or a similar committee, of any other entity, one of whose executive officers served on the Company’s Board of Directors, the Compensation Committee or the Subcommittee.

        The Wendy’s Company 2021 Proxy Statement        37

COMPENSATION COMMITTEE REPORT*

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with the Company’s management and, based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2021.

The Compensation Committee:

Peter H. Rothschild, Chair

Dennis M. Kass

Joseph A. Levato

Michelle J. Mathews-Spradlin

Peter W. May

*

This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Compensation Committee Report by reference into such other filing.

38        The Wendy’s Company 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis, we refer to certain non-GAAP financial measures (adjusted EBITDA, systemwide sales and free cash flow) when describing our financial and operational results during 2020. Please refer to Annex A to this Proxy Statement for further discussion regarding non-GAAP financial measures and for reconciliations of certain of these non-GAAP financial measures to our results as reported under accounting principles generally accepted in the United States (“GAAP”).

This Compensation Discussion and Analysis describes the Company’s executive compensation objectives, philosophy and practices and discusses the compensation that was awarded during 2020 to the individuals identified below as our Named Executive Officers.

NAMED EXECUTIVE OFFICERS (NEOS)

NAME	POSITION
Todd A. Penegor	President and Chief Executive Officer
Gunther Plosch	Chief Financial Officer
Kurt A. Kane	President, U.S. and Chief Commercial Officer
Abigail E. Pringle	President, International and Chief Development Officer
J. Kevin Vasconi	Chief Information Officer

2020 EXECUTIVE SUMMARY

2020 Overview

We could not be more proud of our results and the work that was done by the Wendy’s system across the globe in 2020 with all of the challenges that we faced and overcame during the year. We are confident that we have emerged as a stronger, more unified brand that is poised to deliver outsized growth. With the health, safety and well-being of our team members and customers as our top priority, we attribute our success in 2020 to our employees, suppliers and franchisees across the world and their strong partnership as we laid the foundation for an even stronger Wendy’s in 2021 and beyond. As the COVID-19 pandemic accelerated, we took swift action to support our team members, customers and franchisees. We also moved quickly to protect our balance sheet and liquidity by securing additional sources of financing and adjusting our capital allocation policy to ensure flexibility and the ability to manage through an uncertain global market. As a testament to the strength of the Wendy’s brand and our successful launch of breakfast across the U.S. system, we were able to achieve positive global same-restaurant sales growth and, in the third and fourth quarters, delivered our two highest global same-restaurant sales growth results over the last 15 years. A significant acceleration in our digital sales also helped to drive our results throughout 2020 and we demonstrated the strength of the Company’s economic model and confidence in the Wendy’s brand by delivering our fifth consecutive year of global net new restaurant growth. Following an initial decline as COVID-19 was declared a global pandemic, our earnings and cash flows began to recover as 2020 progressed, and we ended the year with positive growth in operating profit and adjusted EBITDA versus 2019. As we look to the future, we remain committed to our three key long-term growth initiatives of significantly building our breakfast daypart, driving acceleration in our digital business and expanding our footprint across the globe. Our goal remains the same, which is to invest in driving efficient, accelerated growth and we are delivering on our growth initiatives.

        The Wendy’s Company 2021 Proxy Statement        39

Key Results and Strategic Achievements for 2020

Financial Highlights3

➣	Achieved global same-restaurant sales growth of 1.2% (4.1% on a two-year basis).

➣	Delivered global systemwide sales of approximately $11.3 billion, a year-over-year increase of 3.7% on a constant currency basis.

➣

Generated operating profit of $269.3 million, net income of $117.8 million and adjusted EBITDA[4] of $420.1 million while making a substantial investment of approximately $15 million in incremental advertising spend to support our breakfast launch across the U.S. system.

➢

Delivered net cash provided by operating activities of $284.4 million and free cash flow[5] of $163.4 million. Excluding the approximately $18.3 million impact of the settlement of the financial institutions case[6] in the first quarter of 2020, our free cash flow was approximately $181.8 million.

➢	Delivered total stockholder return that ranked in the 44th, 71st and 72nd percentiles of the S&P MidCap 400 index over the past one, three and five years, respectively.

COVID-19 Response and Support for Our Team Members, Customers and Franchisees

➢

Implemented an emergency paid sick leave policy beginning in March 2020 to help support hourly employees with up to 14 days paid leave in the event they were unable to work as a result of certain COVID-19 challenges.

➢

Supported our restaurant-level employees by implementing recognition pay for hourly Crew members, Shift Managers and Assistant General Managers in Company restaurants with a 10% increase in hourly pay for the months of April and May and protecting part of the monthly bonus through September 2020 for Company General Managers and District Managers.

➢

Provided emergency relief to our franchisees to mitigate the impacts of COVID-19, including: (i) the extension of payment terms for royalties and national marketing funds; (ii) the abatement of national marketing fund contributions on breakfast sales in 2020; (iii) offering to defer base rent payments; and (iv) offering franchisees the option to defer their restaurant development and Image Activation requirements by one year.

➢

Quickly reacted to the pandemic by strengthening our balance sheet by securing an incremental $100 million revolving financing facility of variable funding notes, adjusting our capital allocation strategy to mitigate cash flow risk, shifting our marketing plans to drive awareness, adding additional delivery partners and identifying savings in capital expenditures and G&A.

Continued Investments in Our Growth Pillars

➢	Building Our Breakfast Daypart

•	Successfully launched breakfast across the U.S. system in March 2020.

•	Breakfast was key in driving growth for the Company in 2020 despite the onset of the COVID-19 pandemic and its unprecedented impact on consumer behavior and mobility.

•

Grew awareness of our breakfast offerings and developed strong customer repeat visits, with overwhelmingly positive customer satisfaction through our effective marketing efforts and high-quality offerings.

[3]

The Company’s fiscal 2020 results include the favorable impact of a 53rd operating week, which impacts full year comparisons to 2019. The 53rd week resulted in a ~2% increase to global systemwide sales, an ~$8 million increase to franchise royalties, ~$14 million in incremental Company-operated restaurant sales, a ~$2.5 million increase to Company-operated restaurant margin, a ~$2.5 million increase to general and administrative expense, an ~$8 million increase to operating profit, a ~$2.5 million increase to depreciation and amortization and a ~$2 million increase to interest expense. As applicable, the financial results described in this “Compensation Discussion and Analysis” include these impacts of the 53rd week. The 53rd week is excluded from same-restaurant sales growth, however.

[4]	Adjusted EBITDA is a non-GAAP measure. Please refer to Annex A for a reconciliation of non-GAAP financial measures.
[5]

For 2020, the Company defined “free cash flow” as cash flows from operations minus (i) capital expenditures and (ii) the net change in the restricted operating assets and liabilities of the advertising funds and any excess/deficit of advertising funds revenue over advertising funds expense included in net income, as reported under GAAP. Please refer to Annex A for a reconciliation of non-GAAP financial measures.

[6]

The settlement of the financial institutions case relates to the class action lawsuits brought by financial institutions against the Company related to the cyberattacks which targeted the point of sale systems of certain Wendy’s franchisees in 2015 and 2016.

40        The Wendy’s Company 2021 Proxy Statement

➢	Digital Acceleration

•

Grew U.S. digital sales during fiscal 2020 to approximately 5% of total sales. By the end of fiscal 2020, digital sales had grown to over 6% of total sales in the U.S. and approximately 10% internationally, both more than double from the end of fiscal 2019. We now expect U.S. digital sales to reach 10% of our total U.S. sales by the end of 2021, an acceleration from our original expectation of 2024.

•

Successfully launched the Wendy’s Rewards loyalty program and grew our active app users by approximately 25% to approximately 3 million, with approximately 12 million total members, by the end of fiscal 2020.

•	Drove growth in our digital business with the expansion of delivery partners and investments in talent to build what we believe will be a best-in-class digital organization.

➢	Expanding our Global Footprint

•

Opened 147 total new restaurants and 40 net new restaurants globally, our fifth consecutive year of net new restaurant growth, even while allowing franchisees to delay new restaurant commitments by a year as part of our COVID-19 relief package to franchisees.

•

Grew our International business and remain on track to expand into Europe by opening Company-operated restaurants in the United Kingdom in the first half of 2021. The Company also signed a development agreement to open approximately 400 franchised restaurants in India.

•

Enhanced the Wendy’s brand through continued execution of our Image Activation program, which includes reimaging existing restaurants and building new restaurants with innovative exterior and interior restaurant designs. At the end of 2020, 64% of Wendy’s global system restaurants were on our Image Activation design, an increase from 58% at the end of 2019, even while allowing franchisees to delay Image Activation commitments by a year as part of our COVID-19 relief package to franchisees.

COVID-19 Considerations and 2020 Executive Compensation Program Payouts

Annual Incentive Compensation

In fiscal 2020, the Company delivered its tenth consecutive year of U.S. same-restaurant sales growth, driven by its successful launch of breakfast across the U.S. system and a significant acceleration in U.S. digital sales. These drivers also helped the Company to report year-over-year growth in earnings and global systemwide sales. Notwithstanding the Company’s financial and operational success in 2020, however, the COVID-19 pandemic created significant downward pressure on global consumer behavior. For example, while the Company reported global same-restaurant sales growth of 3.9% for the first two months of 2020, the Company saw immediate and significant declines in global same-restaurant sales during the months of March and April as consumers and governmental authorities reacted swiftly to the growing COVID-19 pandemic. Temporary restaurant closures around the globe and unprecedented impairment to customer mobility adversely impacted same-restaurant sales and systemwide sales and, as a result, the Company did not reach threshold levels of performance for those measures in the 2020 annual incentive plan. Despite the unforeseeable impact of temporary restaurant closures and impairment to customer mobility, however, the Company was able to deliver corporate-level year-over-year growth in adjusted EBITDA that, prior to any adjustments, would have resulted in a near-target level of achievement of that metric under the 2020 annual incentive plan, a significant achievement by management and evidence of the strength of the Company’s economic model and confidence in the Wendy’s brand.

Because the performance metrics for our incentive compensation program were approved in February 2020, before the onset of COVID-19, the financial performance goals were set without consideration of the impact of the COVID-19 pandemic. As described above, COVID-19 resulted in temporary restaurant closures and substantial impairments to customer mobility, which adversely impacted the same-restaurant sales and systemwide sales performance measures under the 2020 annual incentive plan. Under these circumstances, the Compensation Committee determined that a broader assessment of management’s performance in 2020 was warranted. As a result, the Compensation Committee, in consultation with FW Cook, evaluated the performance of the Company and senior management in light of the unprecedented circumstances that occurred in 2020 by evaluating performance holistically on the basis of financial, non-financial and relative performance versus industry competitors, along with other relevant considerations, including the health and safety of the Company’s employees and customers. Following this review, which is referred to as the “balanced scorecard” approach, the Compensation Committee exercised its authority under the 2020 annual incentive plan to adjust the 2020 annual incentive payouts beyond what had been achieved based on the financial and operational metrics established in February 2020, with each senior executive receiving 95% of their respective annual incentive targets. See “—Compensation Decisions for 2020—Annual Cash Incentive Compensation—Impact of the

        The Wendy’s Company 2021 Proxy Statement        41

COVID-19 Pandemic” for additional details. In making this determination, the Compensation Committee noted the support provided to the Company’s restaurant-level employees during the year, which included: (i) implementing an emergency paid sick leave policy and recognition pay for hourly Crew members, Shift Managers and Assistant General Managers in Company restaurants with a 10% increase in hourly pay for the months of April and May, and (ii) protecting part of the monthly bonus through September 2020 for Company General Managers and District Managers. Furthermore, the Compensation Committee recognized that under the Company’s incentive plan for non-executive employees (the Wendy’s Incentive Plan), the Company also adjusted the payouts to 95% of target for all participating employees.

Long-Term Equity Compensation

With respect to long-term equity compensation, based on the resilience of the Company’s business model in the face of the COVID-19 pandemic in 2020 and its strong operational and financial performance in 2018 and 2019, the performance unit awards granted to senior executives in February 2018 vested at 104.6% of target based on the Company’s relative total stockholder return and cumulative free cash flow performance over the three-year performance period beginning January 1, 2018 and ending January 3, 2021. No modifications or amendments were made in 2020 to any outstanding long-term equity awards, despite the impact of the COVID-19 pandemic.

Strong Compensation Governance and Stockholder Support

In May 2020, our stockholders expressed strong support of our executive compensation program through their annual say-on-pay advisory vote, with approximately 96% of the votes cast for approval of the compensation of our NEOs, the Company’s fourth straight year with over 95% support. The following table highlights key features of our executive compensation program that demonstrate the Company’s ongoing commitment to promoting stockholder interests through sound compensation governance practices.

WHAT WE DO	WHAT WE DON’T DO

Hold an annual say-on-pay advisory vote for stockholders.

   Provide annual or multiyear incentive guarantees.

   Provide excessive perquisites or benefits to executives.

   Grant equity awards at less than fair market value.

   Offer pension benefits to executives.

   Pay dividends on equity awards that are not yet earned or vested.

   Gross-up excise taxes upon a change in control.

   Reprice underwater stock options.

   Permit speculative trading, hedging or derivative transactions in our Common Stock.

Use an appropriate mix of cash and non-cash compensation, with an emphasis on variable, performance-based compensation.
Engage independent outside compensation consultants and utilize market, industry and peer group data to ensure we compensate fairly and competitively, but not excessively.
Set meaningful performance goals at the beginning of annual and multiyear performance periods.
Balance short-term and long-term compensation to discourage short-term risk-taking at the expense of long-term results.

Mitigate undue risk-taking by utilizing multiple performance measures, imposing caps on individual payouts, employing a clawback policy for incentive compensation awards under our 2020 Omnibus Award Plan and performing an annual compensation risk assessment.

Limit accelerated vesting of equity awards by requiring a “double trigger” upon a change in control.
Set significant stock ownership and retention guidelines for the Chief Executive Officer and other executives.

New Technology Leadership

In October 2020, the Company announced the appointment of Mr. Vasconi as Chief Information Officer, who assumed responsibility for all aspects of the Company’s global technology efforts, including consumer-facing digital, restaurant technology, enterprise architecture and technology, and information security. See “—Compensation Decisions for 2020—Compensation Decisions Related to the New Technology Leadership” below for additional details regarding Mr. Vasconi’s compensation.

42        The Wendy’s Company 2021 Proxy Statement

A PHILOSOPHY OF PAY-FOR-PERFORMANCE

Objectives of the Executive Compensation Program

The compensation program for the Company’s senior executives is designed to support the Company’s business objectives by linking executive compensation to the Company’s attainment of annual and multiyear operating and financial goals, individual performance and the creation of long-term stockholder value. The primary objectives of the executive compensation program are to:

•   Attract and retain highly qualified executives;

•   Motivate and reward executives for achieving Company and individual performance goals and objectives; and

•   Align the interests of executives with the interests of the Company’s stockholders.

Emphasis on Variable Compensation

The Compensation Committee believes that a substantial portion of the total compensation for senior executives should be variable and tied to Company performance. Variable compensation is dependent on our financial and operational success and the achievement of strategic business objectives that create value for our stockholders. This pay-for-performance philosophy aligns executive pay with the Company’s business objectives and ensures that executives are responsive and accountable to stockholder interests.

Total direct compensation for senior executives is composed of three elements: (i) base salary; (ii) annual cash incentives; and (iii) long-term equity incentives. The following charts illustrate how these three components (at targeted levels of performance) were allocated for 2020 to create the overall pay mix for the Chief Executive Officer and the other NEOs as a group (excluding Mr. Vasconi, who joined the Company in October 2020 and received one-time equity awards in connection with his appointment in lieu of full-year equity awards; does not add up to 100% due to rounding).

As reflected by the charts above, performance-based incentives constitute the most significant portion of target total direct compensation for senior executives, consistent with the Company’s pay-for-performance philosophy. By utilizing a high proportion of variable, performance-based compensation, the executive compensation program offers senior executives an opportunity for increased compensation in the event of successful Company performance, matched with the prospect of reduced compensation in the event Company performance goals are not achieved.

        The Wendy’s Company 2021 Proxy Statement        43

Alignment of CEO Compensation and Company Performance

We designed our 2020 incentive compensation to motivate and reward executive performance. Our Chief Executive Officer’s 2020 incentive structure was based on five key performance measures under our annual and long-term incentive plans, with the largest portion of compensation tied to equity awards that vest over a multiyear period to foster strong alignment between our management and stockholders. Highlighting the alignment between our executive pay and Company performance, the following charts show the total direct compensation of our Chief Executive Officer as compared to the Company’s externally reported performance under these five performance measures for the past three years. CEO compensation, adjusted EBITDA, global systemwide sales and free cash flow reflect the impact of our 53rd operating week in fiscal 2020.

CEO COMPENSATION

This chart indicates the total direct compensation of Mr. Penegor, our President and Chief Executive Officer, for each of 2018, 2019 and 2020, as reported in the 2020 Summary Compensation Table. The increase in Mr. Penegor’s compensation for 2020 was primarily driven by an increase in the target grant date value of Mr. Penegor’s long-term incentive award granted in February 2020, based on the Company’s strong performance results in 2019 and Mr. Penegor’s contributions to the Company’s sustained success, strategic direction and enhanced brand and economic relevance since becoming Chief Executive Officer in May 2016.

ADJUSTED EBITDA[7]

The Company’s operating success and resilient business model have continued to drive a higher quality of earnings. Adjusted EBITDA increased from $415.4 million in 2018 to $420.1 million in 2020, an approximately 2% increase after accounting for a substantial investment of approximately $15 million of incremental advertising in 2020 to drive additional growth in the breakfast daypart.

GLOBAL SAME-RESTAURANT SALES

On both a one- and two-year basis, the Company experienced global same-restaurant sales growth despite the impact of the COVID-19 pandemic. In the third and fourth quarters of 2020, the Company delivered its two highest quarterly global same-restaurant sales growth results over the last 15 years as a result of its growth strategy and the successful launch of breakfast.

[7]	Please refer to Annex A for a reconciliation of non-GAAP financial measures.

44        The Wendy’s Company 2021 Proxy Statement

GLOBAL SYSTEMWIDE SALES

Our accelerated, efficient growth strategy has produced consistent global systemwide sales growth driven by global new restaurant development and increased same-restaurant sales. During this three-year period, the Company’s global systemwide sales grew from $10.5 billion in 2018 to $11.3 billion in 2020, an increase of approximately 8% on a constant currency basis.

*Excludes the ~$18.3M impact of the settlement of the financial institutions case

FREE CASH FLOW[8]

The strength of the Company’s business model continues to generate resilient free cash flow that has enabled us to return significant cash to our stockholders, with a cumulative three-year free cash flow of approximately $634 million. Our free cash flow (excluding the settlement described below) decreased from $231.3 million in 2018 to $181.8 million in 2020. Including the approximately $18.3 million impact of the settlement of the financial institutions case, our free cash flow was approximately $163.4 million in 2020.

TOTAL STOCKHOLDER RETURN

For the three-year period from 2018 to 2020, we delivered total stockholder return of 41%, which outpaced the S&P MidCap 400 index, ranking in the 71st percentile. In 2020, our total stockholder return ranked in the 44th percentile of the S&P MidCap 400 index, as the restaurant industry was significantly impacted by the COVID-19 pandemic.

As discussed above in “—Emphasis on Variable Compensation”, a substantial portion of our NEO compensation is delivered in the form of variable, performance-based compensation. This type of compensation is substantially dependent on our financial and operational results and, with respect to our long-term equity awards, the performance of our Common Stock, which are important components of our executive compensation strategy. This compensation framework establishes a strong alignment between our executive compensation and the interests of our stockholders and supports our ability to attract, motivate and retain executive talent by rewarding our executives when they generate value for our stockholders. Our pay-for-performance strategy has resulted in executive compensation, especially that of our Chief Executive Officer, that is reasonable and aligned with achievement of the Company’s business objectives.

[8]	Please refer to Annex A for a reconciliation of non-GAAP financial measures.

        The Wendy’s Company 2021 Proxy Statement        45

ELEMENTS OF EXECUTIVE COMPENSATION

The primary components of our executive compensation program are described in the following table.

COMPONENT	PURPOSE

Base Salary	• Attract and retain highly qualified executives by providing a competitive level of fixed cash compensation that reflects the experience, responsibilities and performance of each executive.

Annual Cash Incentives	• Align executive pay with Company performance by motivating and rewarding executives over a one-year period based on the achievement of strategic business objectives.

Long-Term Equity Incentives

• Align the interests of executives with the interests of stockholders and retain highly qualified executives by motivating and rewarding executives to achieve multiyear strategic business objectives.

• Create a direct link between executive pay and the long-term performance of our Common Stock.

Perquisites and Benefits	• Provide limited perquisites and benefits, consistent with competitive market practice.

HOW EXECUTIVE COMPENSATION IS DETERMINED

On an annual basis, the Compensation Committee reviews the effectiveness of our executive compensation philosophy and program and the performance of our senior executives and establishes the executive compensation program for the current year. In determining the appropriate compensation package for senior executives, the Compensation Committee, in consultation with FW Cook, considers a number of factors, including: (i) Company and individual performance; (ii) scope of responsibilities and relative importance of each role; (iii) qualifications and experience; (iv) the Chief Executive Officer’s recommendations with respect to the performance and compensation of our other executive officers; (v) competitive market practice; (vi) internal pay equity; (vii) recruiting considerations; (viii) alignment with stockholder interests; and (ix) creation of long-term stockholder value.

The Compensation Committee believes that the consideration of these factors is effective in maintaining a strong link between executive compensation and Company performance, as reflected by the Company’s consistent and resilient earnings, sales and cash flows, as well as accelerating new restaurant growth, the generation of strong stockholder returns and the Company’s ability to attract and retain a highly qualified and motivated leadership team.

Throughout the year, the Compensation Committee also reviews tally sheets prepared by management that quantify the elements of each senior executive’s total direct compensation. The Compensation Committee uses the tally sheets to obtain a complete picture of the compensation accumulated by each senior executive, including accumulated equity value and potential severance.

Peer Group Companies and the Use of Competitive Market Data

In establishing compensation levels for senior executives, the Compensation Committee considers competitive market, industry and peer group data, including (i) data from companies with comparable revenue sized included in the Willis Towers Watson U.S. General Industry Executive Compensation Survey Report (“General Industry Data”), (ii) data from the Chain Restaurant Total Rewards Association Executive and Management Compensation Survey Report (“Restaurant Industry Data”) and (iii) with respect to certain senior executive positions (including our Chief Executive Officer, Chief Financial Officer, President, U.S. and Chief Commercial Officer and President, International and Chief Development Officer), data from our industry peer group.9 This data is one of several factors considered by the Compensation

[9]

With respect to the Compensation Committee’s review of General Industry Data (841 companies) and Restaurant Industry Data (74 companies): (i) the Committee does not select the companies that provide information for the surveys; (ii) the aggregate survey data is size-adjusted using a methodology that reflects the Company’s global systemwide sales prior to being provided to the Committee; and (iii) the Committee does not link information back to particular companies as the aggregate survey data is reported by executive position and not by company. The Compensation Committee utilizes this broad-based, third-party survey data to gain a general understanding of the current compensation practices and trends in the market and the restaurant industry. As described above, competitive market practice is only one of several factors considered by the Compensation Committee when approving the elements and amounts of compensation awarded to senior executives.

46        The Wendy’s Company 2021 Proxy Statement

Committee in setting executive compensation each year, together with the other factors and considerations described above under the caption “How Executive Compensation is Determined.” The Compensation Committee generally sets target total direct compensation for our executives to be competitive with the market, industry and peer group data and other factors described above.

The Compensation Committee, with assistance from FW Cook, annually reviews and approves the composition of our peer group. As part of this review, the Compensation Committee considers specific criteria and recommendations from FW Cook regarding companies to be added or removed from the peer group. In selecting our peer group for 2020, the Compensation Committee considered companies from the restaurant industry that reported systemwide revenue and a market capitalization within a reasonable range of the Wendy’s system (i.e., revenue from both Company-operated restaurants and franchised restaurants) and the Company’s market capitalization, respectively. The Compensation Committee also considered other factors, including, for example, whether the peer group company considers Wendy’s as a peer or whether the peer group company is a direct competitor, talent competitor or key industry peer of the Company.

The industry peer group for 2020 included the companies identified in the following table.

2020 EXECUTIVE COMPENSATION PEER GROUP COMPANIES (1)
Bloomin’ Brands, Inc.	Dine Brands Global, Inc.	Restaurant Brands International Inc.
Brinker International, Inc.	Domino’s Pizza, Inc.	Starbucks Corporation
Chipotle Mexican Grill, Inc.	Dunkin’ Brands Group, Inc.	Texas Roadhouse, Inc.
Cracker Barrel Old Country Store, Inc.	Jack in the Box Inc.	YUM! Brands, Inc.
Darden Restaurants, Inc.	Papa John’s International Inc.

(1)	In August 2019, the Compensation Committee, upon FW Cook’s recommendation, replaced Sonic Corp. with Texas Roadhouse, Inc. as a result of the acquisition of Sonic Corp. in December 2018.

The Company ranked near the median in market capitalization and between the median and 75th percentile in the systemwide revenues versus the industry peer group for 2020. The industry peer group is also used for competitive analyses of director compensation, as discussed under the caption “Compensation of Directors.”

Incentive Compensation Performance Measures for 2020

In determining the appropriate incentive compensation award levels for our senior executives, the Performance Compensation Subcommittee considers the Company’s achievement of pre-established performance targets focused on a balanced mix of value-driving performance measures. For the 2020 incentive compensation program, the Subcommittee approved performance measures designed to measure the Company’s earnings, sales, cash flows and market performance, as shown in the following table.

INCENTIVE COMPENSATION COMPONENT	PERFORMANCE MEASURES
Annual Cash Incentive	• Adjusted EBITDA
• Systemwide Sales
• Same-Restaurant Sales Growth

Performance Units – 50% of Long-Term Equity Incentives	• Cumulative Three-Year Free Cash Flow
• Three-Year Total Stockholder Return Relative to S&P MidCap 400

These performance measures and the framework of our executive compensation program are further discussed below under the caption “—Compensation Decisions for 2020.” The Subcommittee determined that for 2020, these performance measures were appropriate and consistent with our executive compensation philosophy because the measures (i) aligned with the earnings, sales and cash flows expectations of our Board, management and stockholders,

        The Wendy’s Company 2021 Proxy Statement        47

(ii) served as key indicators of our business operating performance; and (iii) held our executives accountable for driving strong financial results and stockholder returns over annual and multiyear performance periods.

2020 Non-GAAP Financial Measures

For 2020, the Company identified certain non-GAAP financial measures, including adjusted EBITDA (global, U.S. and International), systemwide sales (global, U.S. and International) and free cash flow, as internal measures of the Company’s business operating performance and as external measures of performance against our peers and competitors. Please refer to Annex A for further discussion regarding non-GAAP measures and for reconciliations of certain of these non-GAAP financial measures. U.S. and International adjusted EBITDA are derived from the Company’s audited financial statements using a substantially similar process as the reconciliation shown in Annex A for global adjusted EBITDA. The Compensation Committee determined that using these measures for our executive compensation program provided our stockholders with a meaningful perspective of how our executive incentive compensation links to the underlying operating performance of our current business and enables our stockholders to better understand and evaluate our historical and prospective operating performance as it relates to executive incentive compensation awards. In addition, the Compensation Committee approved the use of global, U.S. and International adjusted EBITDA and systemwide sales as performance measures for the Company’s 2020 annual incentive program to recognize the Company’s focus on international growth and to reflect the Company’s new organizational, leadership and segment reporting structure. The Compensation Committee also determined that free cash flow is an important liquidity measure that communicates how much cash flow is available for working capital needs or to be used for investing in growth, repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash. For 2020, the Compensation Committee believed that adjusted EBITDA (global, U.S. and International), systemwide sales (global, U.S. and International) and free cash flow were appropriate for our executive compensation program and important supplemental measures of the Company’s operating performance because these measures eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.

COMPENSATION DECISIONS FOR 2020

Base Salary

In February 2020, the Compensation Committee reviewed the base salaries for the Company’s senior executives, taking into account individual and Company performance, internal pay equity and the other factors described under the caption “—How Executive Compensation is Determined.” After consulting with FW Cook, and considering recommendations from the Chief Executive Officer with respect to other senior executives, the Compensation Committee approved base salary increases for certain executives in February 2020, to be effective March 30, 2020, including Mr. Penegor ($50,000), Mr. Plosch ($35,000), Mr. Kane ($40,000) and Ms. Pringle ($30,000). In March 2020, as the COVID-19 pandemic accelerated, the Company delayed the effective date of these base salary increases until June 2020.

Guiding Principles for Annual and Long-Term Incentive Plans

In February 2020, the Subcommittee approved the 2020 annual cash incentive and long-term equity incentive compensation framework for senior executives. The design of the 2020 annual and long-term incentive plans was guided by the following key principles:

•	Drive growth over the prior year. Growth over the prior year is generally required for incentive payouts.

•

Reward executives consistent with external outlook. Payout levels were designed to motivate and reward performance that is equal to or greater than the Company’s external outlook to align executives’ interests with those of our stockholders.

•

Align executive compensation with Company performance relative to restaurant industry competitors. Performance goals were established at the beginning of the performance period taking into consideration the recent performance of the Company’s peers.

•

Establish challenging and appropriate incentive performance goals. Incentive design and payouts were structured to support achievement of the Company’s business and financial goals set forth in the Company’s annual operating plan, with achievement of performance targets resulting in target incentive payouts and outperformance of business goals providing for additional compensation opportunities.

48        The Wendy’s Company 2021 Proxy Statement

Annual Cash Incentive Compensation

Design of the 2020 Annual Incentive Plan

In December 2019, the Subcommittee approved certain revisions to the design of the Company’s annual cash incentive program. For the 2020 annual incentive plan, the Subcommittee maintained the current weighting of the adjusted EBITDA (60%), same-restaurant sales growth (20%) and systemwide sales (20%) measures for the majority of the Company’s senior executives, including the Chief Executive Officer and Chief Financial Officer (the “corporate grid”). However, with respect to the corporate grid, the Subcommittee transitioned the basis for measuring same-restaurant sales growth from North America restaurants to global restaurants in recognition of the Company’s focus on global growth and to better reflect the Company’s new segment reporting structure. The Subcommittee also changed the weighting for the President, U.S. and Chief Commercial Officer and the President, International and Chief Development Officer from 100% corporate-level results to a 70% weighting on U.S.-specific and International-specific grids, respectively, with a 30% weighting on the corporate grid. The Subcommittee believed this change better reflected the Company’s new organizational and leadership structure, while also rewarding teamwork through common corporate measures. In addition, in February 2020, the Compensation Committee, after consulting with FW Cook, discontinued the use of individual performance multipliers for all executive officers (excluding the Chief Executive Officer, whose individual multiplier component had already been discontinued), resulting in an even stronger focus on Company performance measures.

Following these revisions, the Subcommittee approved the 2020 annual incentive plan in February 2020, which was based on the achievement of the following performance measures: adjusted EBITDA (global, U.S. and International), same-restaurant sales growth (global, U.S. and International) and systemwide sales (global, U.S. and International). In selecting these measures, the Subcommittee noted that adjusted EBITDA is a key earnings measure and reflects the Company’s focus on increasing operating profitability, while same-restaurant sales growth and systemwide sales are key growth measures and represent fundamental operating performance measures for the Company’s business and segments. The Subcommittee also noted that adjusted EBITDA, same-restaurant sales growth and systemwide sales are prevalent restaurant industry measures, the attainment of which can drive financial and operational success and stockholder value. See “—2020 Performance Measure Definitions” for definitions of these performance measures, including certain adjustments made to adjusted EBITDA for purposes of the 2020 annual incentive plan.

2020 Annual Incentive Results10

The performance metrics, incentive opportunities and results achieved under the 2020 annual incentive plan are described below, which includes the significant negative impact that the COVID-19 pandemic had on the Company’s earnings and sales results for 2020. See “—Impact of the COVID-19 Pandemic” below for additional details on the Compensation Committee’s subsequent review of the Company’s balanced scorecard and application of discretion.

•

Corporate-Level Results. With respect to Wendy’s adjusted EBITDA (60% weighting), threshold was set at $412 million and target was set at $429 million. The target for 2020 was set slightly below the prior year target in recognition of anticipated significant investments during 2020 to support the Company’s new breakfast daypart. Actual achievement was $428.8 million, resulting in a 99.6% payout. With respect to Wendy’s Same-Restaurant Sales Growth (20% weighting), threshold was set at 7.0% and target was set at 9.0%. Actual achievement was 1.2%, resulting in a 0% payout. With respect to Wendy’s Systemwide Sales (20% weighting), threshold was set at $12,050 million and target was set at $12,270 million. Actual achievement was $11,339 million, resulting in a 0% payout. Based on the foregoing results, the corporate-level results achieved a weighted payout of 59.8%. As a result, the payout achieved under the 2020 annual incentive plan for Messrs. Penegor, Plosch and Vasconi was 59.8%.

•

U.S. Segment Results. With respect to U.S. adjusted EBITDA (60% weighting), threshold was set at $381 million and target was set at $397 million. Actual achievement was $396.9 million, resulting in a 99.6% payout. With respect to U.S. Same-Restaurant Sales Growth (20% weighting), threshold was set at 7.9% and target was set at 9.9%. Actual achievement was 2.0%, resulting in a 0% payout. With respect to U.S. Systemwide Sales (20% weighting), threshold was set at $10,775 million and target was set at $10,975 million. Actual achievement was $10,231 million, resulting in a 0% payout. Based on the foregoing results, the U.S. segment results achieved a weighted payout of 59.8%. As a result, based on his 70%/30% weighting of U.S. segment/corporate-level results, the payout achieved under the 2020 annual incentive plan for Mr. Kane was 59.8%.

[10]

As described above, the corporate-level results were weighted at 100% for all NEOs except Mr. Kane and Ms. Pringle. For Mr. Kane, the U.S. segment results were weighted at 70%, with corporate-level results comprising his remaining 30%. For Ms. Pringle, the International segment results were weighted at 70%, with corporate-level results comprising her remaining 30%.

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•

International Segment Results. With respect to International adjusted EBITDA (60% weighting), threshold was set at $22.5 million and target was set at $24.5 million. Actual achievement was $22.45 million, resulting in a 0% payout. With respect to International Same-Restaurant Sales Growth (20% weighting), threshold was set at 1.4% and target was set at 2.9%. Actual achievement was -6.0%, resulting in a 0% payout. With respect to International Systemwide Sales (20% weighting), threshold was set at $1,266 million and target was set at $1,305 million. Actual achievement was $1,117 million, resulting in a 0% payout. Based on the foregoing results, the International segment results achieved a weighted payout of 0%. As a result, based on her 70%/30% weighting of International segment/corporate-level results, the payout achieved under the 2020 annual incentive plan for Ms. Pringle was 17.9%.

Impact of the COVID-19 Pandemic

As described above, the Company’s financial and operational performance metrics were approved in February 2020, prior to the onset of the COVID-19 pandemic. In March 2020, the World Health Organization declared COVID-19 a global pandemic, and governmental authorities around the world implemented measures to reduce the spread of COVID-19. The governmental restrictions and public perceptions of the risks associated with COVID-19 resulted in the temporary closure of restaurants and caused consumers to avoid or limit travel, gatherings in public places and other social interactions, which adversely impacted the Company’s business as its priorities shifted to focus on customer and employee health and safety. For example, despite global same-restaurant sales growth of 3.9% during the first two months of 2020, the Company saw immediate global same-restaurant sales declines of 8.6% and 15.3% for the months of March and April, respectively. Additionally, due to country-wide closure mandates in certain of the Company’s International markets and the lack of widespread pick-up windows and delivery options, financial results for the International segment were disproportionally impacted, which was a common trend across the global restaurant industry.

As COVID-19 impacted the Company’s business results through temporary restaurant closures and substantial impairments to customer mobility, which adversely impacted the same-restaurant sales growth and systemwide sales performance measures under the 2020 annual incentive plan, the Compensation Committee, after consultation with FW Cook, determined that a broader assessment of management’s performance in 2020 was warranted. As a result, the Compensation Committee, in consultation with FW Cook, evaluated the performance of the Company and senior management’s navigation of the COVID-19 crisis throughout the year by evaluating performance holistically on the basis of financial, non-financial and relative performance versus industry competitors, along with other relevant considerations, including the health and safety of the Company’s employees and customers.

In reviewing the balanced scorecard, the Compensation Committee considered a variety of factors, including those shown in the following table.

FACTORS CONSIDERED IN THE 2020 BALANCED SCORECARD

•  Financial and operational performance, including versus the Company’s original annual operating plan and post-pandemic financial goals

•  Actions taken to strengthen the Company’s balance sheet and liquidity

•  Successful launch of breakfast

•  Accelerating digital growth

•  Brand strength and net new restaurant development

•  Launch of UK market remains on track

•  Ability to deliver on capital allocation policy

•  Protection of the health and safety of customers and team members

•  Significant franchisee support

•  Management of pandemic-related supply chain and other challenges

•  Revamp of marketing calendar

•  Achievements and performance relative to peer companies

•  Employee engagement and customer satisfaction

In reviewing the performance of the Company and senior executives during 2020, the Compensation Committee gave particular weight to the following factors:

•

Achievement of Corporate-Level Adjusted EBITDA. Despite the immediate impact of the COVID-19 pandemic on the Company’s business, the Company delivered positive adjusted EBITDA growth versus 2019 that resulted in a near-target level achievement for that performance measure under the corporate-level results of the 2020 annual incentive plan. The Compensation Committee believes that the efforts and performance of the Company’s senior executives were instrumental in delivering strong bottom line results during an uncertain and challenging year.

50        The Wendy’s Company 2021 Proxy Statement

•	Comprehensive COVID-19 Response

o

Protecting the Health and Safety of Customers and Team Members. The Company implemented an emergency paid sick leave policy to help support hourly employees. The Company also granted restaurant recognition pay for hourly Crew members, Shift Managers and Assistant General Managers with a 10% increase in hourly pay for the months of April and May while also protecting part of the monthly bonus through September 2020 for Company General Managers and District Managers. The Company also provided free meals for employees working in Company restaurants and discounted family meals for employees on their days off.

o

Franchisee Support. The Company provided emergency relief to hundreds of franchisees, including the extension of payment terms, the abatement of certain advertising contributions and rent and the deferral of restaurant development and Image Activation requirements.

o

Operational Actions. In an effort to keep Wendy’s restaurants open across the globe, the Company quickly took steps to help protect team members and customers during the pandemic by shifting to a primarily drive-thru and delivery model, utilizing no-contact and limited-contact ordering options and focusing on social distancing practices at its restaurants. The Company invested in training across the entire Wendy’s system to ensure employee and customer safety in areas such as handwashing and hygiene re-certifications, social distancing and proper mask utilization. Despite the initial disruption caused by the pandemic, the actions by our senior executives helped to ensure that the overwhelming majority of Wendy’s restaurants across the globe remained open and operating.

o

Preserving Liquidity and Flexible Business Strategies. The Company reacted to the pandemic by strengthening its balance sheet by securing an incremental $100 million revolving financing facility, adjusting its capital allocation strategy to mitigate cash flow risk and identifying savings in capital expenditures and G&A. To combat changes in consumer behavior and mobility, the Company added additional delivery partners to support its growing digital business and shifted its marketing plans to drive customer awareness.

•

Successful Breakfast Launch. The Company successfully launched breakfast across the U.S. system, which was key in driving growth for the Company in 2020 despite the onset of the COVID-19 pandemic and its unprecedented impact on consumer behavior and mobility. The Company also grew awareness of its breakfast offerings and developed strong customer repeat visits, with overwhelmingly positive customer satisfaction through the Company’s effective marketing efforts and high-quality offerings.

•

Delivering Net New Restaurant Growth. The Wendy’s system opened 147 total new restaurants and 40 net new restaurants globally, the Company’s fifth consecutive year of net new restaurant growth, even while allowing franchisees to delay new restaurant commitments due to the impact of the COVID-19 pandemic.

Following its final review of the balanced scorecard for fiscal 2020, including the overall contributions by senior executives to the Company’s success in 2020, in February 2021 the Compensation Committee exercised its authority under the 2020 annual incentive plan and approved adjustments that resulted in each senior executive receiving 95% of their respective annual incentive targets. In making this determination, the Compensation Committee noted the support provided to the Company’s restaurant-level employees throughout the year and recognized that under the Company’s incentive plan for non-executive employees (the Wendy’s Incentive Plan), the Company also adjusted the payouts to 95% of target for all participating employees.

2020 Payouts

The following table shows the target opportunities and final payouts for the NEOs under the 2020 annual incentive plan, including the adjustments described above. The target payout levels are expressed as a percentage of base salary in effect as of the end of 2020. In no event may an executive’s payout exceed the maximum incentive award opportunity established for that individual.

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TARGET PAYOUT LEVELS AND FINAL PAYOUTS UNDER 2020 ANNUAL INCENTIVE PLAN

PARTICIPANT	ANNUAL SALARY ($)	INCENTIVE TARGET AS % OF SALARY (1)	ANNUAL INCENTIVE TARGET ($)		WEIGHTED PAYOUT% (2)	TOTAL 2020 ANNUAL INCENTIVE PAYOUT ($)

Todd A. Penegor	1,050,000	150%	1,575,000		95.0%	1,496,250

Gunther Plosch	660,000	100%	660,000		95.0%	627,000

Kurt A. Kane	700,000	100%	700,000		95.0%	665,000

Abigail E. Pringle	600,000	100%	600,000		95.0%	570,000

J. Kevin Vasconi	600,000	100%	100,000	[11]	95.0%	95,000

(1)

In February 2020, the Compensation Committee reviewed the annual incentive targets for the Company’s senior executives, taking into account individual and Company performance, internal pay equity and the other factors described under the caption “—How Executive Compensation is Determined.” After consulting with FW Cook, and considering recommendations from the Chief Executive Officer with respect to other senior executives, the Compensation Committee approved increases in the annual incentive targets as follows: Mr. Penegor (from 130% to 150%); Mr. Plosch (from 85% to 100%); Mr. Kane (from 85% to 100%) and Ms. Pringle (from 85% to 100%).

(2)

Based on final payouts approved by the Compensation Committee, including the impact of the adjustments following the review of the Company’s balanced scorecard. See “—2020 Annual Incentive Results” above for additional details regarding the levels of achievement under the 2020 annual incentive plan and the financial and operational metrics approved in February 2020.

Long-Term Equity Incentive Compensation

In February 2020, the Subcommittee approved the 2020 long-term equity incentive compensation framework for senior executives. Consistent with the prior year, 2020 long-term equity incentive awards consisted of equally weighted performance units and stock options, as summarized in the following table.

DESIGN OF 2020 LONG-TERM INCENTIVE PLAN

COMPONENT	WEIGHT	VESTING	TIMING OF GRANT[12]	RATIONALE
Performance Units	50%	• Three-year cliff vesting, subject to the Company’s achievement of pre-determined, objective performance metrics.	• Granted first quarter (February 2020). • Performance metrics are established at the beginning of a three-year performance period.

•  Value is dependent on the Company’s achievement of multiyear strategic business objectives and the price of our Common Stock.

•  Cliff vesting requires executives to remain with the Company through the performance period to realize the full value of the award.

Stock Options	50%	• Three-year ratable vesting.	• Granted third quarter (August 2020). • Consistent with historical practice and the timing of long-term equity awards to other eligible employees.	• Delivers value only if the price of our Common Stock increases. • Aligns the interests of executives with the long-term interests of stockholders.

[11]

Mr. Vasconi joined the Company in October 2020. His employment letter provided for an annual incentive target of 100% of his base salary, prorated in 2020 based on the number of full calendar months worked.

[12]

The Subcommittee has not adopted any formal policy to time the grant of equity awards with the release of non-public information and retains discretion to determine the grant dates for annual and special equity awards taking into account all relevant factors. All annual stock options granted to senior executives during 2020 as part of the 2020 compensation program were issued during open trading windows established under the Company’s Securities Trading Policy, other than the award of options granted to Mr. Vasconi in connection with his appointment as Chief Information Officer.

52        The Wendy’s Company 2021 Proxy Statement

2020 Performance Unit Awards. The extent of the vesting and payout of the 2020 performance unit awards is based on the Company’s achievement of the performance goals under two equally-weighted performance measures – cumulative free cash flow and relative total stockholder return – over a three-year performance period (December 30, 2019 through January 1, 2023), as described in the following table.

PERFORMANCE METRICS FOR 2020 PERFORMANCE UNIT AWARDS

PERFORMANCE METRIC	WEIGHT	THRESHOLD (37.5% PAYOUT)	TARGET (100% PAYOUT)	MAXIMUM (200% PAYOUT)	RATIONALE
Free Cash Flow, Cumulative Three-Year[13] (Compounded Annual Growth Rate)	50%	5.6%	9.4%	13.6%	• Motivates executives to achieve consistent, long-term liquidity growth. • Rewards executives based on an internal operating measure with clear line of sight.
Relative Total Stockholder Return (Ranking vs. S&P MidCap 400)	50%	25th Percentile	50th Percentile	≥ 90th Percentile	• Motivates executives to drive superior, long-term growth in share price and dividends. • Rewards executives based on the Company’s relative performance compared to a broad market index.

In determining the metrics for the 2020 long-term incentive plan, the Subcommittee considered that the metrics reflect the Company’s growth-oriented goals under our long-term strategic business plan, directly link executive compensation with the Company’s long-term performance and reinforce our pay-for-performance philosophy. Further, the Subcommittee selected these two performance measures in recognition of compensation governance best practices and marketplace trends to reflect a significant portion of performance-based pay in executive compensation plans and to utilize multiple performance measures in long-term incentive plan design.

Following the end of the performance period, the Subcommittee will review the extent to which the performance metrics have been achieved under the 2020 long-term incentive plan and will determine the number of shares of Common Stock that are issuable to each participant. Under the terms of the awards, there is no vesting of performance units if actual performance falls below threshold levels of performance. Consistent with prior year awards, the performance units include dividend equivalent rights, representing the right to receive additional performance units in lieu of cash dividends paid with respect to the shares of Common Stock actually earned, if any, at the completion of the performance period.

Grant Date Target Value of 2020 Long-Term Equity Incentive Awards. The Subcommittee determined the grant date target value of the 2020 long-term equity incentive awards for senior executives, including Messrs. Plosch and Kane and Ms. Pringle (and excluding Mr. Vasconi, who joined the Company in October 2020), by assessing the impact of the value of these awards on each executive’s target total direct compensation, competitive market practices and other relevant factors, such as internal pay equity, individual and Company performance, the value of prior year awards, the terms of individual employment arrangements (where applicable) and recommendations from Mr. Penegor. See the “2020 Grants of Plan-Based Awards” table for additional information.

In determining the grant date target value of Mr. Penegor’s 2020 long-term equity incentive award, the Subcommittee discussed Mr. Penegor’s 2020 performance objectives and 2019 performance results, including certain individual and strategic performance goals, and gave particular consideration to Mr. Penegor’s contributions to the Company’s sustained success, strategic direction and enhanced brand and economic relevance since becoming Chief Executive Officer in May 2016. The Subcommittee also discussed competitive market compensation data and information provided by FW Cook. After considering the foregoing and all other relevant factors, the Subcommittee determined that a 2020 long-term equity incentive award with a grant date target value of $4,600,000 was appropriate in light of Mr. Penegor’s experience relative to the market and was reflective of competitive practice.

Adoption of 2020 Omnibus Award Plan. At the Company’s 2020 Annual Meeting of Stockholders on May 27, 2020, our stockholders approved the 2020 Omnibus Award Plan. The Compensation Committee believes that the 2020 Omnibus Award Plan supports sound corporate governance practices and enables the Company to (i) attract and retain talent,

[13]	See “—2020 Performance Measure Definitions” for the definition of free cash flow for purposes of the 2020 performance unit awards.

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(ii) motivate and reward key personnel to achieve our business objectives and (iii) align the interests of our employees, executives and directors with the interests of our stockholders.

One-Time Equity Award Enhancements

As previously disclosed, in February 2020, the Compensation Committee, in consultation with FW Cook, approved one-time equity award enhancements to Mr. Kane and Ms. Pringle to recognize their increased responsibilities and importance to the Company’s long-term leadership. The award enhancement, which was valued at $1.0 million to each of Mr. Kane and Ms. Pringle, was delivered 50% in restricted stock units that cliff vest after four years and 50% in performance units, on the same terms (and with the same performance metrics) as made available to other senior executives as part of the Company’s executive compensation program for 2020.

Compensation Decisions Related to the New Technology Leadership

In October 2020, the Company appointed Mr. Vasconi to the newly created role of Chief Information Officer. After consultation with FW Cook, the Compensation Committee approved Mr. Vasconi’s compensation as follows: (i) a base salary of $600,000; (ii) an annual incentive target of 100% of base salary (prorated for 2020 based on the number of full calendar months worked); (iii) the receipt of a one-time equity award valued at $2.0 million in connection with his appointment, which was delivered 50% in restricted stock units that cliff vest four years from the grant date and 50% in stock options that vest pro-rata over a three-year period from the grant date; and (iv) eligibility to receive awards under the terms and conditions of the Company’s annual long-term incentive award program in effect for other similarly situated senior executives of the Company, subject to approval by the Subcommittee. In approving Mr. Vasconi’s compensation for 2020, including the grant date target value of his one-time equity award, the Compensation Committee considered Mr. Vasconi’s previous compensation (including the replacement of a portion of lost compensation), internal pay equity, the need to successfully attract an experienced, high-potential senior executive in a highly competitive marketplace to lead the Company’s global technology functions and the importance of driving accelerated digital growth as one of the Company’s key long-term growth pillars.

ADDITIONAL COMPENSATION DECISIONS

Vesting of 2018 Performance Unit Awards

In February 2018, the Subcommittee awarded performance units to the Company’s senior executives, including Messrs. Penegor, Plosch and Kane and Ms. Pringle, as part of the Company’s 2018 executive compensation program. The performance units vested at the conclusion of the three-year performance period (January 1, 2018 through January 3, 2021), based on the Company’s achievement of two equally weighted performance measures—cumulative free cash flow and relative total stockholder return—over such performance period. The performance goals, actual achievements and payout levels are described in the following two tables.

	FREE CASH FLOW[14]		RELATIVE TOTAL STOCKHOLDER RETURN
PERFORMANCE	VALUE	PAYOUT AS % OF TARGET	RANKING VS. S&P MIDCAP 400	PAYOUT AS % OF TARGET

Threshold Level	$600M	37.5%	25th Percentile	37.5%

Above Threshold	$680M	75.0%	37.5th Percentile	75.0%

Target Level	$730M	100.0%	50th Percentile	100.0%

Above Target	$785M	150.0%	75th Percentile	150.0%

Maximum Level	$850M	200.0%	≥ 90th Percentile	200.0%

Actual Achievement	$650.9M	61.4%	73.9th Percentile	147.8%

[14]

With respect to the 2018 performance unit awards, “free cash flow” was defined as cash flows from operations minus capital expenditures, both as prepared in accordance with accounting principles generally accepted in the United States of America and reported in the Company’s fiscal 2018, 2019 and 2020 Consolidated Statements of Cash Flows, as adjusted (i) due to changes in applicable accounting standards or principles and (ii) to exclude the impact of any other unusual or nonrecurring events as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in the Company’s annual report to stockholders for the applicable fiscal year. As a result, the impacts of the following items were excluded from the calculation of “free cash flow” for purposes of the 2018 performance unit awards: (x) the Company’s investments to support the launch of breakfast across the U.S. system (resulting in an increase of free cash flow of $12.8 million for 2019), (y) the Company’s investments to install digital scanners in North America (resulting in an increase of free cash flow of $4.1 million for 2019) and (z) the impact of the settlement of the financial institutions case (resulting in an increase of free cash flow of $18.3 million for 2020).

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	ATTAINED AND WEIGHTED PERFORMANCE AS % OF TARGET
MEASURE	ATTAINMENT PER MEASURE	WEIGHTED ATTAINMENT

Free Cash Flow (50%)	61.4%	30.7%

Relative Total Stockholder Return (50%)	147.8%	73.9%

Total Weighted Payout		104.6%

In February 2021, the Subcommittee certified the Company’s weighted achievement of the cumulative free cash flow and relative total stockholder return performance goals and approved share payouts equal to 104.6% of the performance unit awards to senior executives, including Mr. Penegor (115,377 shares), Mr. Plosch (27,686 shares), Mr. Kane (21,536 shares) and Ms. Pringle (18,457 shares). No modifications or amendments were made to the 2018 performance units, despite the impact of the COVID-19 pandemic.

Changes to the Executive Compensation Program for 2021

In December 2020 and February 2021, the Compensation Committee conducted its annual review of the Company’s executive compensation philosophy and determined that the executive compensation program has been effective in supporting the objectives of the philosophy by attracting and retaining top talent, being strongly aligned with the interests of stockholders and providing a significant link between executive compensation and Company performance.

After consultation with FW Cook, the Compensation Committee decided to continue the current executive compensation program for 2021, subject to certain revisions in light of the continuing uncertainty driven by the ongoing COVID-19 pandemic and to further reinforce our pay-for-performance philosophy. These changes are described in greater detail in the table below.

GUIDELINE/COMPONENT	MODIFICATION	RATIONALE

Annual Cash Incentives

•  For the 2021 executive compensation program only, transitioned all senior executives to a single corporate grid (thereby eliminating the use of multiple grids) weighted at 100% adjusted EBITDA (thereby eliminating the use of same-restaurant sales growth and system sales as performance measures).

•  Reflects the Company’s strategy of aligning the global team towards a unified goal with a maintained focus on driving profitability in an evolving environment with continued uncertainty due to the ongoing COVID-19 pandemic. In approving adjusted EBITDA as the sole performance measure for the 2021 annual incentive plan, the Compensation Committee noted that sales growth is the main driver of the Company’s adjusted EBITDA performance and concluded that the Company would need to deliver robust sales growth in order to achieve target payouts.

•  The Compensation Committee intends to reintroduce growth metrics to the annual incentive plan in future years once the impact of the COVID-19 pandemic can be estimated with a greater degree of certainty.

Long-Term Equity Incentives

•  Maintained the use of performance unit awards and stock options as the two components of the Company’s long-term equity incentive program and adjusted the relative weighting of these components as follows:

o   Increased the weighting of performance unit awards from 50% to 60% (while maintaining free cash flow and total stockholder return as the two, equally weighted measures upon which the performance units are determined).

o   Decreased the weighting of stock options from 50% to 40%.

•  Further emphasizes performance-based pay in which value is dependent on the Company’s achievement of multiyear strategic business objectives and the price of our Common Stock.

•  Continues to align the interests of executives with the long-term interests of stockholders.

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COMPENSATION GOVERNANCE MATTERS

Clawback Provisions in Equity Awards

All of the equity awards granted to senior executives and other eligible participants during 2020 contain clawback provisions in favor of the Company, as described below.

•   In the event of a material restatement of the Company’s financial statements, the Compensation Committee will review the facts and circumstances underlying the restatement (including any potential wrongdoing by the participant) and may, in its sole discretion, direct the Company to recover all or a portion of the award or any gain realized on the vesting, exercise or settlement of the award.

•   If a participant has engaged in any “detrimental activity”, the Company may cancel the award and require the participant to return the award or any gain realized on the vesting, exercise or settlement of the award.

If the Company is required by law to include an additional clawback or forfeiture provision in an outstanding award, then such provision will apply to the award as if it had been included in the award on its grant date.

Stock Ownership and Retention Guidelines

The Board of Directors has adopted the Stock Ownership and Retention Guidelines for Executive Officers and Directors (the “Stock Ownership and Retention Guidelines”) that require executive officers and directors to own a specified number of shares of Common Stock based on the executive’s annual base salary or the director’s annual cash retainer for serving on the Board. The Stock Ownership and Retention Guidelines, which are described under the caption “Stock Ownership and Retention Guidelines for Executive Officers and Directors,” are intended to encourage executives and directors to maintain a long-term equity stake in the Company, align the interests of executives and directors with the interests of stockholders and promote the Company’s commitment to sound corporate governance.

Employment Arrangements with our NEOs

The Company does not utilize formal employment agreements with its NEOs. The Company believes this practice is a responsible approach aligned with stockholder interests and best practice. Employment arrangements for our NEOs are governed by the terms of their individual employment letters, as well as the Company’s Executive Severance Pay Policy (the “Executive Severance Policy”). Please refer to “Employment Arrangements and Potential Payments Upon Termination or Change in Control” for additional information on the employment arrangements and a summary of the key provisions related to termination of employment for the NEOs, including following a change in control.

Anti-Hedging Policy

The Board of Directors has adopted a Securities Trading Policy to assist the Company’s directors, officers and employees in complying with securities laws and avoiding even the appearance of improper conduct. Under this policy, the Company’s directors, officers and employees, as well as certain close family members of such persons, are prohibited from engaging in speculative transactions, including speculative transactions that are intended to hedge or offset the value of Company securities. Specifically, directors, officers and employees: (i) may not sell Company securities that are not then owned (including sales with delayed delivery); (ii) may not engage in transactions in publicly traded options of Company securities, such as puts, calls and other derivative securities; (iii) may not purchase Company securities on margin; (iv) may not engage in any other hedging transactions, such as forward sales, zero-cost collars and similar transactions, without pre-clearance from the Company’s Chief Legal Officer or legal department; and (v) are discouraged from pledging or hypothecating Company securities. Additionally, the Company’s directors and executive officers may not sell Company securities within six months of their purchase on the open market.

Furthermore, Company securities held in a margin account or otherwise pledged as collateral for a loan do not count toward satisfaction of the applicable Common Stock ownership requirement under the Company’s Stock Ownership and Retention Guidelines. As of the date of this Proxy Statement, none of the Company’s executive officers or directors has pledged any shares of Common Stock.

Tax and Accounting Considerations

Tax Deductibility of Performance-Based Compensation. Our long-term equity incentive compensation was previously structured in a manner intended to qualify for the “performance-based compensation” exemption under Section 162(m) of the Internal Revenue Code, under which certain types of performance-based compensation were exempt from the $1.0 million deductibility limit (including but not limited to income from stock options and performance-based restricted stock) if, among other requirements, such compensation was subject to certain

56        The Wendy’s Company 2021 Proxy Statement

performance goals under a plan established by the Subcommittee and approved by our stockholders. This Section 162(m) deductibility exemption was repealed in the Tax Cuts and Jobs Act of 2017 (the “TCJA”), effective for tax years beginning after December 31, 2017, such that compensation paid to our covered executives in excess of $1.0 million is not deductible unless the compensation was exempt prior to the TCJA and is provided pursuant to a written binding contract in place as of November 2, 2017, provided that the contract is not modified in any material respect after such date.

The Compensation Committee continues to analyze the impact of the Section 162(m) deductibility limitations on our executive compensation program. At the same time, the Compensation Committee and Subcommittee believes it is important to retain discretion and maximum flexibility in designing appropriate executive compensation programs and establishing competitive forms and levels of executive compensation that are in the best interests of the Company and our stockholders.

Accounting Costs Related to Long-Term Equity Awards. The Compensation Committee and Subcommittee take into consideration the accounting costs associated with long-term equity incentive awards granted to senior executives and other eligible employees. Under GAAP, grants of stock options, performance units and other share-based awards result in an accounting charge for the Company. In designing the executive compensation program, the Compensation Committee and Subcommittee consider the accounting implications of equity awards, including the estimated cost for financial reporting purposes and the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

Consideration and Frequency of Annual Stockholder Say-on-Pay Vote

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Company provides stockholders with the opportunity to cast an annual advisory vote to approve the compensation of the NEOs (i.e., an annual “say-on-pay” vote), as discussed under the caption “Proposal 3—Advisory Resolution to Approve Executive Compensation.” At the Company’s 2020 annual meeting of stockholders, approximately 96% of the votes cast on the say-on-pay resolution were voted in favor of the compensation of our named executive officers for 2019, as disclosed in the Company’s definitive proxy statement for the 2020 annual meeting of stockholders filed with the SEC on April 9, 2020. In July 2020, the Compensation Committee considered those voting results and determined that no changes to the Company’s executive compensation program were warranted at that time. The Compensation Committee will continue to review the design of the executive compensation program in light of future say-on-pay votes, developments in executive compensation and the Company’s pay-for-performance philosophy to ensure that the executive compensation program continues to serve the best interests of the Company and its stockholders.

2020 PERFORMANCE MEASURE DEFINITIONS

For purposes of the 2020 annual incentive plan:

•   (a) “Wendy’s Adjusted EBITDA” is defined as earnings for fiscal 2020 before interest, taxes, depreciation and amortization, as adjusted (i) within the “Reconciliation of Net Income to Adjusted EBITDA” (or similarly titled non-GAAP reconciliation table) as presented in the Company’s fiscal 2020 earnings release and (ii) to exclude the impact of any other specific non-recurring and unusual items or other adjustments to the extent approved by the Committee. For purposes of the 2020 annual incentive plan, the specific adjustments applied in calculating Wendy’s Adjusted EBITDA from the Company’s reported 2020 financial results, including the approximately $8.7 million impact of the Company accruing for a higher annual incentive payout, are shown in Annex A; (b) “U.S. Adjusted EBITDA” is defined as U.S. segment earnings for fiscal 2020 before interest, taxes, depreciation and amortization, as adjusted for (i) the U.S. segment portion of the items within the “Reconciliation of Net Income to Adjusted EBITDA” (or similarly titled non-GAAP reconciliation table) as presented in the Company’s fiscal 2020 earnings release and (ii) the U.S. segment impact of any other specific non-recurring and unusual items or other adjustments to the extent approved by the Committee. For purposes of the 2020 annual incentive plan, the specific adjustments applied in calculating U.S. Adjusted EBITDA from the Company’s reported 2020 financial results, including the approximately $3.6 million impact of the Company accruing for a higher annual incentive payout, are described in Annex A; and (c) “International Adjusted EBITDA” is defined as International segment earnings for fiscal 2020 before interest, taxes, depreciation and amortization, as adjusted for (i) the International segment portion of the items within the “Reconciliation of Net Income to Adjusted EBITDA” (or similarly titled non-GAAP reconciliation table) as presented in the Company’s fiscal 2020 earnings release and (ii) the International segment impact of any other specific non-recurring and unusual items or other adjustments to the extent approved by the Committee. For purposes of the 2020 annual incentive plan, the specific adjustments applied in calculating International Adjusted EBITDA from the Company’s reported 2020 financial

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results, including the approximately $2.3 million impact of the Company accruing for a higher annual incentive payout, are described in Annex A.

•   (a) “Global Same-Restaurant Sales Growth” is defined as the year-over-year increase in same-restaurant sales for both Company-operated restaurants and franchised restaurants across the Wendy’s system, including both the U.S. and International. Same-restaurant sales are reported for new restaurants that have been open for 15 continuous months. Reimaged restaurants will be removed from comparable same-restaurant sales once they have been closed for one week and will return to comparable same-restaurant sales upon reopening. Same-restaurant sales are calculated on a constant currency basis and exclude the impact of foreign currency translation. Due to hyper-inflation in Venezuela and Argentina, the contributions from sales in Venezuela and Argentina were excluded.; (b) “U.S. Same-Restaurant Sales Growth” is defined using the same methodology as “Global Same-Restaurant Sales Growth,” but only includes U.S. restaurants; and (c) “International Same-Restaurant Sales Growth” is defined using the same methodology as “Global Same-Restaurant Sales Growth,” but only includes International restaurants.

•   (a) “Global Systemwide Sales” is defined as sales for fiscal 2020 by both Company-operated restaurants and franchised restaurants across the Wendy’s system, including both the U.S. and International. For International restaurants, local currency sales are converted at constant foreign exchange rates consistent with external financial reporting definitions to determine sales in U.S. dollars. Due to hyper-inflation in Venezuela and Argentina, the contributions from sales in Venezuela and Argentina were excluded.; (b) “U.S. Systemwide Sales” is defined using the same methodology as “Global Systemwide Sales,” but only includes sales from U.S. restaurants; and (c) “International Systemwide Sales” is defined using the same methodology as “Global Systemwide Sales,” but only includes sales from International restaurants.

With respect to the 2020 performance unit awards:

•    “Free Cash Flow” was defined as cash flows from operations minus (i) capital expenditures and (ii) the net change in the restricted operating assets and liabilities of the Company’s U.S. and Canadian national advertising funds and any excess/deficit of advertising funds revenue over advertising funds expenses included in net income, each as prepared in accordance with accounting principles generally accepted in the United States of America and reported in the Company’s fiscal 2020, 2021 and 2022 Consolidated Statements of Cash Flows, as adjusted (A) within the “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow” (or similarly titled non-GAAP reconciliation table) as presented in the Company’s fiscal 2020, 2021 and 2022 earnings release and (B) to exclude the impact of (1) changes in applicable accounting standards or principles, (2) the settlement of the financial institutions class action lawsuit related to the 2015 and 2016 criminal cyberattacks, (3) any other specific non-recurring and unusual items as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in the Company’s annual report to stockholders for the applicable fiscal year and (4) any other adjustments to the extent approved by the Committee. Each adjustment made pursuant to the preceding sentence shall be calculated by reference to the applicable line item on the Company’s Consolidated Statements of Cash Flows or the applicable account or journal entry on the Company’s general ledger.

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2020 SUMMARY COMPENSATION TABLE

This 2020 Summary Compensation Table sets forth the salary, bonus, cash incentive awards, equity incentive awards and all other compensation that was earned by, or paid or awarded to, the following Named Executive Officers for 2020, 2019 and 2018:

•	The Company’s President and Chief Executive Officer, Todd A. Penegor;

•	The Company’s Chief Financial Officer, Gunther Plosch;

•	The Company’s three most highly compensated executive officers during 2020 (other than Messrs. Penegor and Plosch) who were serving as executive officers at the end of 2020:

O	Kurt A. Kane, President, U.S. and Chief Commercial Officer;

O	Abigail E. Pringle, President, International and Chief Development Officer; and

O	J. Kevin Vasconi, Chief Information Officer

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($) (1)	OPTION AWARDS ($) (2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (3)	ALL OTHER COMPENSATION ($) (4)	TOTAL ($)

Todd A. Penegor (President and CEO)	2020	1,046,164	—	2,299,978	2,299,997	1,496,250	71,385	7,213,774
	2019	992,274	—	2,049,979	2,049,997	1,560,000	36,738	6,688,988
	2018	964,849	—	1,874,982	1,874,998	872,200	33,838	5,620,867

Gunther Plosch (CFO)	2020	656,082	—	649,965	649,997	627,000	28,846	2,611,890
	2019	617,055	—	549,969	549,997	730,000	28,000	2,475,021

	2018	555,973	—	449,990	549,999	350,000	27,800	1,933,762

Kurt A. Kane (President, U.S. and CCO)	2020	694,630	—	1,762,446	762,497	665,000	28,846	3,913,419
	2019	625,397	—	529,115	529,166	770,000	30,800	2,484,478
	2018	513,589	—	349,989	449,998	320,000	27,800	1,661,376

Abigail E. Pringle (President, International and CDO)	2020	597,205	—	1,599,915	599,998	570,000	28,846	3,395,964
	2019	542,356	—	420,771	420,830	635,000	28,000	2,046,957
	2018	456,247	—	299,988	400,000	250,000	27,800	1,434,035

J. Kevin Vasconi (5) (CIO)	2020	126,575	—	999,977	999,996	95,000	103,231	2,324,779

(1)

The amounts shown represent the aggregate grant date fair value of stock awards made to the NEOs in the year shown, computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to performance-based vesting conditions. See Note 16 (Share-Based Compensation) to the Company’s consolidated financial statements included in the 2020 Form 10-K for the assumptions made in determining these values.

For Messrs. Penegor, Plosch and Kane and Ms. Pringle, the amounts shown for 2020 reflect the target grant date fair values of annual performance unit awards granted to the NEOs in February 2020 under the 2010 Omnibus Award Plan that are subject to the Company’s achievement of performance goals established by the Subcommittee for the performance period beginning December 30, 2019 and ending January 1, 2023 (Mr. Penegor, $2,299,978; Mr. Plosch, $649,965; Mr. Kane, $762,488; and Ms. Pringle, $599,957). For Mr. Kane and Ms. Pringle, the amounts also reflect the one-time equity award enhancements approved by the Compensation Committee in February 2020 to recognize their increased responsibilities and importance to the Company’s long-term leadership, which were delivered 50% in restricted stock units ($499,988 per individual) and 50% in performance units, on the same terms as described above for the performance period beginning December 30, 2019 and ending January 1, 2023 ($499,970 per individual).

At maximum achievement levels, the grant date fair values of the performance unit awards subject to performance conditions would be as follows: Mr. Penegor, $4,599,956; Mr. Plosch, $1,299,930; Mr. Kane, $2,524,917; and Ms. Pringle, $2,199,854. For more information regarding the performance goals and potential payouts with respect to the 2020 performance unit awards granted to Messrs. Penegor, Plosch and Kane and Ms. Pringle, see the caption “Compensation Discussion and Analysis—Compensation Decisions for 2020—Long-Term Equity Incentive Compensation.”

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For Mr. Vasconi, the amount shown for 2020 reflects a restricted stock unit award granted under the 2020 Omnibus Award Plan upon the commencement of his employment with the Company on October 19, 2020.

With respect to the restricted stock units granted to Ms. Pringle and Messrs. Kane and Vasconi, the restricted stock units will vest in full on the fourth anniversary of the grant date, subject to the executive’s continued employment with the Company on the respective vesting dates. The restricted stock units include dividend equivalent rights, representing the right to receive additional restricted stock units in lieu of cash dividends paid with respect to the shares of Common Stock underlying the award (if and when the awards vest).

(2)

The amounts shown represent the aggregate grant date fair value of stock option awards made to the NEOs in the year shown, computed in accordance with FASB ASC Topic 718. See Note 16 (Share-Based Compensation) to the Company’s consolidated financial statements included in the 2020 Form 10-K for the assumptions made in determining these values. For more information regarding the stock options granted to the NEOs in 2020, see the captions “Compensation Discussion and Analysis—Compensation Decisions for 2020—Long-Term Equity Incentive Compensation” (for all NEOs except Mr. Vasconi) and “Compensation Discussion and Analysis—Compensation Decisions for 2020—Compensation Decisions Related to the New Technology Leadership” (for Mr. Vasconi).

(3)

The amounts shown represent the annual cash incentive payouts received by the NEOs under the 2010 Omnibus Award Plan for the year shown. For more information regarding the performance goals and payouts with respect to the 2020 cash incentive awards granted to the NEOs, including the adjustments approved by the Compensation Committee, see the caption “Compensation Discussion and Analysis—Compensation Decisions for 2020—Annual Cash Incentive Compensation.”

For Mr. Vasconi, the amount shown reflects the prorated portion of his annual cash incentive award for 2020, which was based on the number of full calendar months he was employed by the Company in 2020.

(4)	The following table sets forth the details of the “All Other Compensation” paid to the NEOs for 2020:

NAME	COMPANY CONTRIBUTIONS TO 401(K) PLAN ($) (a)	AUTOMOBILE ALLOWANCE ($)	RELOCATION ASSISTANCE ($) (b)	USE OF COMPANY AIRCRAFT ($) (c)	OTHER PERQUISITES OR PERSONAL BENEFITS ($) (d)	TOTAL ($)
Todd A. Penegor	11,400	19,938	—	35,609	4,438	71,385
Gunther Plosch	11,400	17,446	—	—	—	28,846
Kurt A. Kane	11,400	17,446	—	—	—	28,846
Abigail E. Pringle	11,400	17,446	—	—	—	28,846
J. Kevin Vasconi	—	3,231	100,000	—	—	103,231

(a)	The amounts shown reflect matching contributions made by the Company to the NEOs’ respective 401(k) plan accounts.

(b)

In connection with Mr. Vasconi’s appointment as Chief Information Officer in October 2020 and his relocation to Dublin, Ohio, he received relocation assistance in the form of a $100,000 lump sum payment. No tax gross-up was provided to Mr. Vasconi in connection with this relocation assistance.

(c)

During 2020, the Company owned fractional interests in corporate aircraft to enable its executives to safely and efficiently travel for business purposes. The aircraft were operated by NetJets, a subsidiary of Berkshire Hathaway Inc., pursuant to fractional program agreements. During 2020, none of the named executive officers used the aircraft solely for personal purposes, except as described below.

The amount shown for Mr. Penegor includes the aggregate incremental cost to the Company of a round-trip personal flight taken by Mr. Penegor and his spouse during 2020, which was approved by the Company’s Compensation Committee due to the health and safety considerations arising out of the COVID-19 pandemic and Mr. Penegor’s importance to the Company. Aggregate incremental cost is based on the variable operating costs to the Company associated with such flight, including the hourly fees and fuel costs provided for in the fractional program agreements and other trip-related costs, including the amount, if any, of disallowed tax deductions associated with such use. Fixed costs, which do not change based on usage of the aircraft, such as monthly management fees and general maintenance costs, are excluded from this calculation. No tax gross-up was provided to Mr. Penegor in connection with any imputed income arising from his personal use of the corporate aircraft.

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On certain occasions, an executive’s spouse or other family members may accompany the executive on the aircraft when the aircraft is already going to a specific destination for business purposes and has available seating. In those cases, the aggregate incremental cost to the Company is a de minimis amount.

(d)

The amount shown for Mr. Penegor includes the Company’s reimbursement of medical expenses incurred under the Company’s executive physical examination program ($3,600). The Company adopted this program to encourage executive officers to have routine medical check-ups in an effort to maintain good health, identify health issues and drive productivity. The amount shown for Mr. Penegor also includes the Company’s payment of certain residential security costs that were approved by the Compensation Committee following the Company’s review of potential security concerns related to Mr. Penegor’s service as the Company’s Chief Executive Officer, as well as a related tax assistance payment made by the Company.

(5)	Mr. Vasconi joined the Company in October 2020. Mr. Vasconi was not a Named Executive Officer in 2018 or 2019 and, therefore, his compensation information for those years has not been provided.

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2020 GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning the annual cash incentive awards and long-term equity incentive awards granted to the NEOs in 2020.

			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#) (3)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#) (4)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/Sh)	CLOSING MARKET PRICE ON DATE OF GRANT ($/Sh)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($) (5)
NAME	GRANT DATE	APPROVAL DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

Todd A. Penegor			787,500	1,575,000	3,150,000

	2/19/20	2/19/20				32,683	87,156	174,312	—	—	—	—	2,299,978

	8/7/20	7/28/20				—	—	—	—	384,377	22.34	22.34	2,299,997

Gunther Plosch			330,000	660,000	1,320,000

	2/19/20	2/19/20				9,236	24,630	49,260	—	—	—	—	649,965

	8/7/20	7/28/20				—	—	—	—	108,628	22.34	22.34	649,997

Kurt A. Kane			350,000	700,000	1,400,000

	2/19/20	2/19/20				17,940	47,840	95,680	—	—	—	—	1,262,458

	2/19/20	2/19/20				—	—	—	21,399	—	—	—	499,988

	8/7/20	7/28/20				—	—	—	—	127,429	22.34	22.34	762,497

Abigail E. Pringle			300,000	600,000	1,200,000

	2/19/20	2/19/20				15,630	41,681	83,362	—	—	—	—	1,099,927

	2/19/20	2/19/20				—	—	—	21,399	—	—	—	499,988

	8/7/20	7/28/20				—	—	—	—	100,272	22.34	22.34	599,998

J. Kevin Vasconi			50,000	100,000	200,000

	10/19/20	9/22/20				—	—	—	41,631	—	—	—	999,977

	10/19/20	9/22/20				—	—	—	—	155,431	24.02	24.02	999,996

(1)

Represents threshold, target and maximum payout levels based on 2020 performance for the annual cash incentive awards granted to the NEOs under the 2010 Omnibus Award Plan (the 2020 Omnibus Award Plan with respect to Mr. Vasconi). For more information regarding the performance goals and potential payouts with respect to such awards, see the caption “Compensation Discussion and Analysis—Compensation Decisions for 2020—Annual Cash Incentive Compensation.” The final amounts paid to the NEOs pursuant to such awards based on Company performance during 2020 and following the Compensation Committee’s adjustments following its holistic review of the Company’s balanced scorecard performance in light of the COVID-19 pandemic were as follows: Mr. Penegor, $1,496,250; Mr. Plosch, $627,000; Mr. Kane, $665,000; Ms. Pringle, $570,000; and Mr. Vasconi, $95,000. See Footnote 3 to the 2020 Summary Compensation Table for additional information.

(2)

Represents threshold, target and maximum payout levels based on Company performance over a three-year period for performance unit awards granted to the NEOs under the 2010 Omnibus Award Plan. For more information regarding the performance goals and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Compensation Decisions for 2020—Long-Term Equity Incentive Compensation.” The performance units include dividend equivalent rights, representing the right to receive additional performance units in lieu of cash dividends paid with respect to the shares of Common Stock actually earned, if any, at the completion of the performance period.

(3)

For Mr. Kane and Ms. Pringle, reflects the restricted stock unit portion of the one-time equity award enhancements approved by the Compensation Committee under the 2010 Omnibus Award Plan to recognize their increased responsibilities and importance to the Company’s long-term leadership. See “Compensation Discussion and Analysis—Compensation Decisions for 2020—One-Time Equity Award Enhancements” for additional details. For Mr. Vasconi, reflects the one-time restricted stock unit award granted under the 2020 Omnibus Award Plan in connection with his appointment as the Company’s Chief Information Officer in October 2020. See “Compensation Discussion and Analysis—Compensation Decisions for 2020—Compensation Decisions Related to the New Technology Leadership” for additional details. For each individual, the restricted stock units will vest in full on the fourth anniversary of the respective grant dates, in each case subject to the executive’s continued employment

62        The Wendy’s Company 2021 Proxy Statement

with the Company on the vesting date. The restricted stock units include dividend equivalent rights, representing the right to receive additional restricted stock units in lieu of cash dividends paid with respect to the shares of Common Stock underlying the award (if and when the award vests).

(4)

Reflects stock options granted to the NEOs under the 2020 Omnibus Award Plan, each having an exercise price equal to the “fair market value” (i.e., the closing sales price) of the underlying shares of Common Stock on the grant date and expiring ten years from the grant date, unless sooner exercised or forfeited. All of the stock options vest and become exercisable in three equal installments on the first, second and third anniversaries of the grant date, subject to the executive’s continued employment on the applicable vesting date.

(5)

Represents the grant date fair value of equity awards granted to the NEOs, computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to performance-based vesting conditions. The grant date fair value of the performance unit awards granted to Messrs. Penegor, Plosch and Kane and Ms. Pringle on February 19, 2020, is based on achieving target levels of performance. See Note 16 (Share-Based Compensation) to the Company’s consolidated financial statements included in the 2020 Form 10-K for the assumptions made in determining those values.

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OUTSTANDING EQUITY AWARDS AT 2020 YEAR-END

The following table provides information concerning the unexercised stock options and unvested restricted stock unit and performance unit awards held by the NEOs as of the end of 2020.

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE (1)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE (2)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (3)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (3)
Todd A. Penegor	649,626	—	10.0875	8/12/26
	520,099	—	15.3550	8/11/27
	303,059	151,530	18.5150	8/20/28
	200,761	401,524	19.7100	8/9/29
	—	384,377	22.3400	8/7/30
							230,356 (4)	5,049,404
							109,843 (5)	2,407,759
							88,606 (6)	1,942,244
Gunther Plosch	124,023	—	15.3550	8/11/27
	88,897	44,449	18.5150	8/20/28
	53,862	107,726	19.7100	8/9/29
	—	108,628	22.3400	8/7/30
							55,282 (4)	1,211,781
							29,469 (5)	645,960
							25,039 (6)	548,855
Kurt A. Kane	153,886	—	9.8575	8/7/25
	153,548	—	10.0875	8/12/26
	112,021	—	15.3550	8/11/27
	72,734	36,367	18.5150	8/20/28
	51,822	103,646	19.7100	8/9/29
	—	127,429	22.3400	8/7/30
					21,755 (7)	476,870
							42,998 (4)	942,516
							5,579 (5)	122,292
							22,101 (5)	484,454
							48,634 (6)	1,066,057
Abigail E. Pringle	65,951	—	9.8575	8/7/25
	70,868	—	10.0875	8/12/26
	80,015	—	15.3550	8/11/27
	64,652	32,327	18.5150	8/20/28
	41,213	82,426	19.7100	8/9/29
	—	100,272	22.3400	8/7/30
					21,755 (7)	476,870
							36,854 (4)	807,840
							2,789 (5)	61,135
							19,422 (5)	425,730
							42,372 (6)	928,794
J. Kevin Vasconi	—	155,431	24.0200	10/19/30
					41,758 (8)	915,335

(1)

All stock options vest and become exercisable in three equal installments on the first, second and third anniversaries of the grant date, subject to the executive’s continued employment on the applicable vesting date.

(2)	All stock options expire ten years from the grant date, unless sooner exercised or forfeited.

64        The Wendy’s Company 2021 Proxy Statement

(3)	Based on $21.92 per share, which was the per share closing price of our Common Stock on December 31, 2020, the last trading day of fiscal 2020.

(4)

Represents payout levels based on achieving maximum performance levels over a three-year period (January 1, 2018 through January 3, 2021) for performance unit awards granted on February 15, 2018 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2020. Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on free cash flow and relative total stockholder return during the performance period. For more information regarding the performance goals and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Compensation Decisions for 2018—Long-Term Equity Incentive Compensation” in the Company’s definitive proxy statement for the 2019 annual meeting of stockholders filed with the SEC on April 18, 2019. For information regarding the actual payouts with respect to such awards, see “Compensation Discussion and Analysis—Additional Compensation Decisions—Vesting of 2018 Performance Unit Awards.”

(5)

Represents payout levels based on achieving target performance levels over a three-year period (December 31, 2018 through January 2, 2022) for performance unit awards granted on February 14, 2019 (and, with respect to Mr. Kane and Ms. Pringle, additional performance unit awards granted on August 9, 2019) under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2020. Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on free cash flow and relative total stockholder return during the performance period. For more information regarding the performance goals and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Compensation Decisions for 2019—Long-Term Equity Incentive Compensation” in the Company’s definitive proxy statement for the 2020 annual meeting of stockholders filed with the SEC on April 9, 2020.

(6)

Represents payout levels based on achieving target performance levels over a three-year period (December 30, 2019 through January 1, 2023) for performance unit awards granted on February 19, 2020 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2020. Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on free cash flow and relative total stockholder return during the performance period. For more information regarding the performance goals and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Compensation Decisions for 2020—Long-Term Equity Incentive Compensation” herein.

(7)

Reflects unvested restricted stock units granted to Mr. Kane and Ms. Pringle on February 19, 2020 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2020. The restricted stock units vest on February 19, 2024, subject to the executive’s continued employment on the vesting date.

(8)

Reflects unvested restricted stock units granted to Mr. Vasconi on October 19, 2020 under the 2020 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2020. The restricted stock units vest on October 19, 2024, subject to Mr. Vasconi’s continued employment on the vesting date.

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OPTION EXERCISES AND STOCK VESTED DURING 2020

The following table provides information for 2020 concerning the exercise of stock options and vesting of stock awards granted to the NEOs in prior years.

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($) (1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)		VALUE REALIZED ON VESTING ($) (2)
Todd A. Penegor	563,859	7,232,335	141,521	(3)	3,306,638
Gunther Plosch	177,170	2,001,551	33,742	(3)	788,382
Kurt A. Kane	—	—	47,788	(3)	1,092,721
Abigail E. Pringle	205,142	3,095,442	21,768	(3)	508,609
J. Kevin Vasconi	—	—	—		—

(1)	Based on the difference between the exercise price of the stock options and the market price of our Common Stock at the time of exercise.

(2)	Based on the average of the high and low per share sales price of our Common Stock on the applicable vesting date.

(3)

Represents the number of shares of Common Stock earned with respect to performance unit awards granted on February 28, 2017 for the performance period that began on January 2, 2017 and ended on December 29, 2019. The performance unit awards vested on February 19, 2020 at 127.9% of target following the Subcommittee’s determination of the Company’s level of achievement of the adjusted earnings per share (93.8% attainment) and relative total stockholder return (162.0% attainment) performance goals. The number of shares of Common Stock actually received by each individual was reduced by the withholding of shares (63,459 shares withheld by Mr. Penegor, 10,141 shares withheld by Mr. Plosch, 9,308 shares withheld by Mr. Kane and 6,697 shares withheld by Ms. Pringle) to pay income taxes associated with the value realized upon vesting. For Mr. Kane, also represents the restricted stock units (plus dividends accrued thereon) granted on August 11, 2017 under the 2010 Omnibus Award Plan and which vested on August 11, 2020. The number of shares of Common Stock actually received by Mr. Kane was reduced by the withholding of 7,852 shares to pay income taxes associated with the value realized upon vesting.

66        The Wendy’s Company 2021 Proxy Statement

EMPLOYMENT ARRANGEMENTS AND

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

EMPLOYMENT ARRANGEMENTS—GENERALLY

The Company does not utilize formal employment agreements with its NEOs. Employment arrangements for our NEOs are governed by the terms of their individual employment offers, as well as the Executive Severance Policy.

Messrs. Penegor, Plosch, Kane and Vasconi are each subject to employment letters that were entered into when the respective individual joined the Company. The employment letters provided for initial base salaries and initial annual target cash incentive opportunities and also provided that each individual would be eligible to receive equity awards under the Company’s long-term incentive award program in effect for other senior executives. Copies of these employment letters have been filed with the SEC. Ms. Pringle, who first joined the Company in 2002 as a non-executive, does not have an employment letter, but is party to a non-compete and confidentiality agreement with the Company. The Compensation Committee reviews and updates the compensation arrangements for Messrs. Penegor, Plosch, Kane and Vasconi and Ms. Pringle on an annual basis.

The NEOs also have received equity awards under the 2010 Omnibus Award Plan and the 2020 Omnibus Award Plan (collectively, the “Omnibus Award Plans”), which provide for the accelerated vesting of certain awards in connection with a qualifying termination event. Awards granted under the Omnibus Award Plans are subject to “double-trigger” vesting requirements in connection with a “change in control” of the Company. This means that, in order for an outstanding award to be accelerated and become vested, a “change in control” must occur and the participant must be terminated without “cause” or for “good reason” following the change in control.

The Company considers these limited severance and change in control benefits to be an important part of our executive compensation program and consistent with competitive market practice. The Company believes that providing appropriate severance benefits helps to attract and retain highly qualified executives by mitigating the risks associated with leaving a previous employer and accepting a new position with the Company, and by providing income continuity following an unexpected termination. These arrangements also allow the Company to protect its interests through corresponding confidentiality, non-compete and other restrictive covenants in the event of an executive’s termination.

A summary of the key severance provisions in effect as of the end of 2020 for Messrs. Penegor, Plosch, Kane and Vasconi and Ms. Pringle is set forth below. This summary is qualified in its entirety by reference to the complete text of the employment arrangement documents for the NEOs, the Executive Severance Policy and the Omnibus Award Plans, copies of which have been filed with the SEC.

EMPLOYMENT ARRANGEMENTS—KEY SEVERANCE PROVISIONS

TODD A. PENEGOR
Termination event:	Termination without “cause.”

Severance payments:	•	A cash payment equal to the sum of Mr. Penegor’s then-current base salary and actual cash incentive award paid for 2019, payable in biweekly installments for a period of 12 months ($2,610,000).

•

A cash payment equal to Mr. Penegor’s then-current base salary for an additional period of 12 months, payable in biweekly installments commencing 12 months after termination, offset by any compensation earned from subsequent employment ($1,050,000).

	•	A lump sum cash payment of $30,000.

•

A pro rata portion of Mr. Penegor’s annual cash incentive award for 2020, based on actual Company performance, payable in a lump sum on the date annual incentives are paid to other executives ($1,496,250).

Treatment of equity awards:	In the event of termination without “cause”:
•

All outstanding stock options and restricted stock units will vest pro rata (on a monthly basis) through the date of termination ($834,669) (Mr. Penegor did not have any outstanding restricted stock units at the end of 2020).

•

Vesting of outstanding performance units on a pro rata basis, based on the number of months worked prior to the termination date. Vesting will occur at the conclusion of the applicable performance period(s), based on actual performance for the entire performance period(s) ($4,717,362).

In the event of termination without “cause” within 12 months following a change in control:

		•	Accelerated full vesting of outstanding stock options as of the termination date ($1,403,328).

		•	Accelerated full vesting of outstanding restricted stock units as of the termination date (Mr. Penegor did not have any outstanding restricted stock units at the end of 2020).

•

Accelerated pro rata vesting (on a daily basis) of outstanding performance units based on actual performance through the termination date, if determinable; if undeterminable, accelerated pro rata vesting of outstanding performance units at target levels of performance ($4,672,294).

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GUNTHER PLOSCH, KURT A. KANE, ABIGAIL E. PRINGLE AND J. KEVIN VASCONI
Termination event:	Termination without “cause” or termination due to a change in control.

Severance payments:	•

In the event of termination without “cause”: A cash payment equal to the executive’s then-current base salary, payable in biweekly installments for a period of 18 months (Mr. Plosch, $990,000; Mr. Kane, $1,050,000; Ms. Pringle, $900,000; Mr. Vasconi, $900,000).

•

In the event of termination without “cause” within 12 months following a change in control: A cash payment equal to the sum of the executive’s then-current base salary and target annual cash incentive award for 2020, payable in biweekly installments for a salary continuation period of 18 months (Mr. Plosch, $1,650,000; Mr. Kane, $1,750,000; Ms. Pringle, $1,500,000; Mr. Vasconi, $1,000,000).

•

In either case, a pro rata portion of the executive’s annual cash incentive award for 2020, based on actual Company performance, payable in a lump sum on the date annual incentives are paid to other executives (Mr. Plosch, $627,000; Mr. Kane, $665,000; Ms. Pringle, $570,000; Mr. Vasconi, $95,000).

Treatment of equity awards:	In the event of termination without “cause”:
•

Continued vesting of all outstanding stock options during the 18-month salary continuation period. Any unvested stock options remaining outstanding as of the conclusion of the 18-month salary continuation period will be forfeited.

•

Accelerated vesting, as of the termination date, of outstanding restricted stock units that would have vested had the executive continued in active employment through the end of the 18-month salary continuation period. All other unvested restricted stock units will be forfeited.

•

Vesting of outstanding performance units on a pro rata basis, based on the number of months worked prior to the executive’s termination date. Vesting will occur at the conclusion of the applicable performance period(s), based on actual performance for the entire performance period(s) (Mr. Plosch, $1,202,876; Mr. Kane, $1,196,348; Ms. Pringle, $1,011,430).

In the event of termination without “cause” within 12 months following a change in control:

		•	Accelerated full vesting of outstanding stock options as of the termination date (Mr. Plosch, $389,423; Mr. Kane, $352,887; Ms. Pringle, $292,235).

		•	Accelerated full vesting of outstanding restricted stock units as of the termination date (Mr. Kane, $476,870; Ms. Pringle, $476,870; Mr. Vasconi, $915,335).

•

Accelerated pro rata vesting (on a daily basis) of outstanding performance units based on actual performance through the termination date, if determinable; if undeterminable, accelerated pro rata vesting of outstanding performance units at target levels of performance (Mr. Plosch, $1,190,642; Mr. Kane, $1,178,391; Ms. Pringle, $995,996).

EMPLOYMENT ARRANGEMENTS—RESTRICTIVE COVENANTS

As a condition to receiving any of the severance payments and benefits described above, the NEOs are required to comply with certain restrictive covenants set forth under their respective employment arrangements, including the Executive Severance Policy, as described below.

NAME	GENERAL RELEASE/ COVENANT NOT TO SUE	NON-COMPETE/NON-SOLICITATION	CONFIDENTIALITY/ NON-DISPARAGEMENT
Todd A. Penegor	✓	12 months (termination for “cause”) 24 months (termination without “cause”)	4 years
Gunther Plosch; Abigail E. Pringle; J. Kevin Vasconi	✓	12 months (termination for “cause”) 18 months (termination without “cause”)	Unlimited
Kurt A. Kane	✓	12 months (termination for “cause”) 24 months (termination without “cause”)	Unlimited

68        The Wendy’s Company 2021 Proxy Statement

OMNIBUS AWARD PLANS—KEY SEVERANCE PROVISIONS

TYPE OF EQUITY AWARD	TERMINATION EVENT	IMPACT ON OUTSTANDING EQUITY AWARDS
Stock Options	Termination due to death or disability or termination without “cause” or for “good reason” within 12 months following a “change in control.”	All outstanding stock options will fully vest (Mr. Penegor, $1,403,328; Mr. Plosch, $389,423; Mr. Kane, $352,887; Ms. Pringle, $292,235).

Restricted Stock Units	Termination due to death or disability or termination without “cause” or for “good reason” within 12 months following a “change in control.”	All outstanding restricted stock units will fully vest (Mr. Kane, $476,870; Ms. Pringle, $476,870; Mr. Vasconi, $915,335).

	Termination without “cause.”	All outstanding restricted stock units will vest pro rata (Mr. Kane, $109,283; Ms. Pringle, $109,283; Mr. Vasconi, $57,208).

Performance Units	Termination due to death or disability or termination without “cause” or for “good reason” within 12 months following a “change in control.”

All outstanding performance units will vest pro rata (on a daily basis) through the date of termination based on actual performance or, if actual performance cannot be reasonably assessed, then based on the assumed achievement of target performance (Mr. Penegor, $4,672,294; Mr. Plosch, $1,190,642; Mr. Kane, $1,178,391; Ms. Pringle, $995,996).

Termination without “cause.”

All outstanding performance units will vest pro rata (on a monthly basis) through the date of termination based on actual performance through the end of the performance period (Mr. Penegor, $4,717,362; Mr. Plosch, $1,202,876; Mr. Kane, $1,196,348; Ms. Pringle, $1,011,430).

AGGREGATE POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The estimated aggregate values of the severance payments and benefits that would be provided to the NEOs in connection with the qualifying termination events described above pursuant to their respective employment arrangements, the Executive Severance Policy and the Omnibus Award Plans are shown in the following table.

NAME	TERMINATION DUE TO DEATH OR DISABILITY ($)	TERMINATION WITHOUT CAUSE ($)	TERMINATION WITHOUT CAUSE OR FOR GOOD REASON FOLLOWING A CHANGE IN CONTROL ($)
Todd A. Penegor	6,075,621	10,738,282	11,261,871
Gunther Plosch	1,580,065	3,090,260	3,857,065
Kurt A. Kane	2,008,148	3,258,989	4,423,148
Abigail E. Pringle	1,765,100	2,791,864	3,835,100
J. Kevin Vasconi	915,335	1,052,208	2,010,335

KEY ASSUMPTIONS AND DEFINITIONS

The following assumptions were made in calculating the value of the severance payments and benefits described in the tables above:

•   The triggering event took place on December 31, 2020, the last business day of fiscal 2020;

•   The price of our Common Stock was $21.92 per share, the closing price on December 31, 2020;

•   No compensation offset for executives whose second-year severance payments would otherwise be subject to reduction for outside earnings;

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•   The immediate exercise and sale of all stock options and the immediate sale of all restricted stock units and performance units that vested as of the December 31, 2020 triggering date;

•   Accelerated vesting of performance units is based on the assumed achievement of target performance and includes grants that subsequently vested and were paid out in February 2021; and

•   No six-month delay in payment to any “specified employee” that would otherwise be required under Section 409A of the Internal Revenue Code.

“Cause” is generally defined to include: (i) commission of any act of fraud or gross negligence that has a material adverse effect on the business or financial condition of the Company or its affiliates; (ii) willful material misrepresentation to the Company or the Board; (iii) willful failure or refusal to comply with any material obligations or any reasonable and lawful instructions of the President and Chief Executive Officer or the Board; (iv) engagement in any misconduct or commission of any act that is injurious or detrimental to the substantial interest of the Company or any of its affiliates; (v) indictment for any felony; (vi) failure to comply with any material written rules, regulations, policies or procedures of the Company; (vii) willful or negligent failure to comply with the Company’s policies regarding insider trading; or (viii) the executive’s death or disability.

“Good reason” is generally defined to include: (i) material reduction in the executive’s base salary or target annual cash incentive opportunity; or (ii) requirement to relocate to a work site more than 50 miles from the executive’s principal residence.

“Change in control” is generally defined to include: (i) acquisition by any person or group of beneficial ownership of 50% or more of the outstanding shares of our Common Stock or the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors, subject to certain exceptions; (ii) during any period of 24 months, individuals who, at the beginning of such period, constitute the Board of Directors (i.e., “incumbent directors”) cease for any reason to constitute at least a majority of the Board, provided that any director whose election or nomination for election was approved by at least two-thirds of the incumbent directors then on the Board is deemed an incumbent director; (iii) stockholder approval of a plan of complete dissolution or liquidation of the Company; (iv) sale, transfer or other disposition of all or substantially all of the business or assets of the Company; or (v) consummation of a reorganization, recapitalization, merger, consolidation, share exchange or similar transaction involving the Company that requires stockholder approval, subject to certain exceptions. Notwithstanding the foregoing, the acquisition of any portion of the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors by, or the merger, consolidation or sale of assets of the Company with or to, Nelson Peltz or Peter W. May (or any person controlled by Messrs. Peltz or May) will not constitute a “change in control.”

70        The Wendy’s Company 2021 Proxy Statement

PAY RATIO

Pursuant to Section 953(b) of the Dodd-Frank Act and Item 402(u) of SEC Regulation S-K, we are required to annually disclose the ratio of the annual total compensation of our Chief Executive Officer (Mr. Penegor) to the annual total compensation of our median employee.

To identify the median employee, we used wages reported in Box 1 of Internal Revenue Service Form W-2 for 2020 as our consistently applied compensation measure, which reflects gross taxable payroll compensation. We believe this is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees. We then used our consistently applied compensation measure for all individuals who were employed by us as of December 15, 2020, excluding (i) our Chief Executive Officer and (ii) all 67 non-U.S. employees pursuant to the de minimis exemption under the pay ratio rules. Of the 67 excluded non-U.S. employees as of December 15, 2020, 41 were employed in Canada, 8 in Singapore, 8 in the United Arab Emirates, 7 in the United Kingdom, and one in each of Georgia, Guatemala and Puerto Rico. We used this determination date to select a representative employee prior to year-end while excluding the winter holiday period, during which turnover can be higher.

Except as described above, we included all employees of the Company and its subsidiaries, whether employed on a full-time, part-time, seasonal or temporary basis. We did not make any assumptions, adjustments or estimates with respect to our consistently applied compensation measure other than annualizing the compensation used for employees who were not employed by us for all of 2020. As of December 15, 2020, we employed a total of 14,100 full-time, part-time, seasonal or temporary individuals, including 14,033 individuals in the United States. Based on the foregoing, our median employee was identified as a restaurant crew member who in 2020 was paid on an hourly basis and worked 1,087 hours. We then calculated the median employee’s 2020 annual total compensation using the same methodology that we used to determine the annual total compensation of Mr. Penegor and our other Named Executive Officers set forth in the 2020 Summary Compensation Table in this Proxy Statement.

Using this methodology, our median employee’s 2020 annual total compensation was $13,566. Mr. Penegor’s 2020 annual total compensation was $7,213,774, as reported in the 2020 Summary Compensation Table. As a result, we estimate that for 2020, the ratio of Mr. Penegor’s annual total compensation to that of our median employee was approximately 532:1. We believe our pay ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules, based on our employment and payroll records and the methodology described herein. The estimates and assumptions that we use may differ from estimates and assumptions used by other companies, including companies in our peer group described in “Compensation Discussion and Analysis.”

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COMPENSATION OF DIRECTORS

The Company’s compensation program for non-management directors is designed to:

•   Be competitive with companies against which the Company competes for director talent;

•   Encourage and facilitate ownership of our Common Stock by non-management directors; and

•   Take into consideration stockholder views regarding director compensation.

The Compensation Committee has responsibility for reviewing the competitiveness and appropriateness of the compensation program for non-management directors and for approving or making recommendations to the Board of Directors with respect to director compensation. In carrying out its duties, the Compensation Committee reviews the competitive positioning of the Company’s director compensation program. This review is conducted on an annual basis in an effort to maintain the competitiveness of our director compensation program based on evolving market trends.

In May 2020, the Compensation Committee conducted its annual review of the director compensation program. As part of this review, the Compensation Committee considered and evaluated the market, industry and peer group data, recommendations and other guidance provided by FW Cook in their competitive analysis. The Compensation Committee also considered other factors, including: (i) the design and competitiveness of our director compensation program since the Compensation Committee’s last annual review; (ii) the amount of work, responsibilities and time required of committee members; and (iii) the number of Board and Board committee meetings held.

With respect to the peer group data considered by the Compensation Committee, FW Cook prepared a competitive analysis of the Company’s director compensation program to ensure that such program was providing appropriate levels of compensation. The analysis, which compared the compensation of the Company’s non-management directors against a peer group of 14 restaurant companies, reviewed the design and competitiveness of the Company’s director compensation program. The peers considered were the same industry peer group companies used by the Compensation Committee as one factor in making executive compensation decisions. The Compensation Committee believes that the utilization of the industry peer group aligns our director compensation program with the compensation practices of our peers and supports our ability to attract and retain highly qualified individuals to serve on our Board of Directors.

After consulting with FW Cook, the Compensation Committee determined that no changes were needed to the Company’s director compensation program and that both the design and compensation levels of the Company’s director compensation program were reasonably aligned with market practice.

The components of the Company’s current compensation program for non-management directors are described below.

Annual Retainers

•   Each non-management director receives an annual retainer for Board service of $67,500.

•   Each member of the Audit Committee receives an annual retainer of $14,000, and the Audit Committee Chair receives an additional annual chair retainer of $15,000.

•   Each member of the Compensation Committee receives an annual retainer of $10,500, and the Compensation Committee Chair receives an additional annual chair retainer of $12,500.

•   Each member of the Technology Committee receives an annual retainer of $10,500, and the Technology Committee Chair receives an additional annual chair retainer of $12,500.

•   Each member of the Nominating and Corporate Governance Committee receives an annual retainer of $8,000, and the Nominating and Corporate Governance Committee Chair receives an additional annual chair retainer of $10,000.

Meeting Fees

•   Except as otherwise specifically determined by the Compensation Committee, no meeting fees are paid to members of the Audit Committee, Compensation Committee, Performance Compensation Subcommittee, Nominating and Corporate Governance Committee or Technology Committee. Members of all other Board committees receive a fee of $2,000 for each meeting they attend.

Annual Restricted Stock Awards

•   Each non-management director receives a restricted stock award in connection with his or her initial election and annual re-election to the Board. Each restricted stock award has an annual grant date fair value of $115,000 and

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vests on the earlier of the first anniversary of the grant date or the date of the Company’s next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting, subject to the director’s continued service on the Board on the vesting date.

Non-management directors may elect to receive all or a portion of their annual retainers and meeting fees in shares of Common Stock in lieu of cash. In addition, pursuant to the Company’s 2009 Directors’ Deferred Compensation Plan (the “2009 Directors’ Deferred Compensation Plan”), non-management directors may elect to defer a set percentage or amount of their annual retainers, meeting fees and restricted stock awards into restricted stock units. The restricted stock units represent a contingent right to receive shares of Common Stock and, in the case of a deferral of restricted stock awards, are subject to the same vesting schedule as the underlying restricted stock. Dividend equivalent units accrue on all amounts deferred under the 2009 Directors’ Deferred Compensation Plan. All deferred amounts are payable in shares of Common Stock in a lump sum on the earlier of the director’s termination of Board service, a fixed number of years or the director’s death, as elected by the director at the time of deferral.

2020 DIRECTOR COMPENSATION

The following table summarizes the compensation earned by, or paid or awarded to, the Company’s non-management directors for their Board and Board committee service during 2020. Mr. Penegor, the Company’s President and Chief Executive Officer, did not receive any additional compensation during 2020 for his service as a director and is therefore not included in the table. The compensation paid to Mr. Penegor during 2020 for his service as an executive officer of the Company is set forth in the 2020 Summary Compensation Table.

NAME	FEES EARNED OR PAID IN CASH ($) (1)	STOCK AWARDS ($) (2)	ALL OTHER COMPENSATION ($)		TOTAL ($)
Nelson Peltz	71,500	115,000	500,000	(3)	686,500
Peter W. May	105,000	115,000	—		220,000
Kristin A. Dolan	78,000	115,000	—		193,000
Kenneth W. Gilbert	82,000	115,000	—		197,000
Dennis M. Kass	92,000	115,000	—		207,000
Joseph A. Levato	100,000	115,000	—		215,000
Michelle J. Mathews-Spradlin	92,500	115,000	—		207,500
Matthew H. Peltz	82,000	115,000	—		197,000
Peter H. Rothschild	122,500	115,000	—		237,500
Arthur B. Winkleblack	104,500	115,000	—		219,500

(1)

Consists of: (i) the annual Board retainer, (ii) the annual committee member retainers and additional annual committee chair retainers for the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Technology Committee; and (iii) committee meeting fees. For 2020, Messrs. N. Peltz, May and M. Peltz elected to receive payment of their entire annual retainers and meeting fees in shares of Common Stock in lieu of cash, and Ms. Mathews-Spradlin elected to receive a portion of her annual retainer and meeting fees in shares of Common Stock in lieu of cash. The number of shares received in lieu of cash was based on the average of the closing price of our Common Stock for the 20 consecutive trading days immediately preceding the date on which the retainers and meeting fees were otherwise payable.

(2)

The amounts shown represent the grant date fair value of the annual restricted stock awards granted to each of the non-management directors on May 27, 2020 upon their re-election to the Board at the Company’s 2020 annual meeting of stockholders, computed in accordance with FASB ASC Topic 718.

(3)

In connection with Nelson Peltz’s service as non-executive Chairman, the Board of Directors has approved reimbursement to Mr. Peltz for a portion of his security-related expenses which, in accordance with SEC disclosure rules, is reported in the “All Other Compensation” column of this table. In connection with this reimbursement, an independent professional security consulting firm provides the Compensation Committee with periodic security assessments regarding Mr. Peltz’s security arrangements, including security concerns arising from outside activity by groups averse and hostile to various practices of the Company and that is directed at Mr. Peltz as a result of his

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role and profile at the Company. It is the belief of the Compensation Committee that the safety and security of our leadership is of the utmost importance to the Company and its stockholders, particularly with respect to a high-profile Chairman such as Mr. Peltz and his importance to the Company. The Compensation Committee will continue to periodically review these security arrangements.

The following table shows, for each non-management director who served on our Board during 2020, the aggregate number of shares of restricted stock and restricted stock units outstanding as of the end of 2020. None of our directors had any outstanding stock options as of 2020 year-end.

NAME	SHARES OF RESTRICTED STOCK OUTSTANDING AS OF 2020 FYE (1)	RESTRICTED STOCK UNITS OUTSTANDING AS OF 2020 FYE
Nelson Peltz	5,280	—
Peter W. May	5,280	—
Kristin A. Dolan	5,280	—
Kenneth W. Gilbert	5,280	—
Dennis M. Kass	5,280	—
Joseph A. Levato	5,280	145,119 (2)
Michelle J. Mathews-Spradlin	5,280	—
Matthew H. Peltz	5,280	—
Peter H. Rothschild	5,280	—
Arthur B. Winkleblack	5,280	—

(1)	Represents the aggregate number of shares of Common Stock underlying the unvested restricted stock awards held by each non-management director as of January 3, 2021.

(2)	Represents the total annual restricted stock awards that Mr. Levato has elected to defer into restricted stock units under the 2009 Directors’ Deferred Compensation Plan.

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EXECUTIVE OFFICERS

The Company’s executive officers as of the date of this Proxy Statement are identified below.

NAME	AGE	POSITION

Todd A. Penegor	55	President and Chief Executive Officer

Leigh A. Burnside	50	Senior Vice President, Finance and Chief Accounting Officer

Liliana M. Esposito	46	Chief Corporate Affairs & Sustainability Officer

Kurt A. Kane	48	President, U.S. and Chief Commercial Officer

Coley O’Brien	47	Chief People Officer

Gunther Plosch	53	Chief Financial Officer

Abigail E. Pringle	47	President, International and Chief Development Officer

J. Kevin Vasconi	60	Chief Information Officer

E. J. Wunsch	49	Chief Legal Officer and Secretary

Additional information concerning the executive officers is provided below, including their respective positions with the Company and prior business experience (other than Mr. Penegor, for whom such information is provided under the caption “Proposal 1—Election of Directors”). Executive officers are elected by the Board of Directors and hold office until the organizational meeting of the Board following the Company’s annual meeting of stockholders next succeeding their election and until their successors are elected and qualified, or until their earlier death, resignation, retirement or removal.

LEIGH A. BURNSIDE

Ms. Burnside joined the Company in September 2004 and has served as our Senior Vice President, Finance and Chief Accounting Officer since February 2019. She previously served as our Chief Accounting Officer from August 2017 to February 2019. Ms. Burnside served as our Vice President–Finance and Planning from September 2013 to August 2017, Vice President–Strategic Financial Analysis from July 2011 to September 2013, Director of Strategic Financial Analysis from June 2009 to July 2011, Director of Financial Reporting from September 2006 to June 2009 and Director of External Reporting and Technical Compliance from September 2004 to September 2006. Prior to her tenure with the Company, Ms. Burnside worked at L Brands, Inc. (formerly known as Limited Brands, Inc.), where she served as Manager of Internal Audit from May 2004 to September 2004 and Manager of Financial Reporting from May 2001 to May 2004. Previously, she served as External Reporting Manager for Borden, Inc. from July 1999 to May 2001. Ms. Burnside’s corporate accounting and financial reporting, planning and analysis experience also includes her work in public accounting with Arthur Andersen LLP, where she served as Audit Manager from May 1997 to July 1999, and with Coopers & Lybrand, where she was a Senior Associate from September 1994 to May 1997 and an Associate from September 1992 to September 1994. Ms. Burnside is a certified public accountant (inactive). She also serves as a trustee of the Dave Thomas Foundation for Adoption.

LILIANA M. ESPOSITO

Ms. Esposito joined the Company in June 2014 and has served as our Chief Corporate Affairs & Sustainability Officer since February 2021. She previously served as our Chief Communications Officer from June 2014 to February 2021. Previously, Ms. Esposito worked at Dean Foods Company, where she served as Vice President of Corporate Communications and Public Affairs from January 2012 to March 2014 and Senior Director of Public Affairs from January 2010 to December 2011. Prior to her tenure with Dean Foods, she worked at Mercury Public Affairs, a public strategy firm, where she served as Senior Vice President from January 2008 to January 2010 and Vice President from July 2005 to

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December 2007. Before joining Mercury Public Affairs, Ms. Esposito served as Public Affairs Manager at Mars, Incorporated from July 2000 to July 2005. Previously, she served as a Senior Associate with Burson-Marsteller, a global public relations and communications firm. Ms. Esposito is a member of the board of directors of Quality Supply Chain Co-op, Inc. (“QSCC”), the independent purchasing cooperative for the Company and Wendy’s system. She also serves as a trustee of the Dave Thomas Foundation for Adoption.

KURT A. KANE

Mr. Kane joined the Company in May 2015 and has served as our President, U.S. and Chief Commercial Officer since June 2019. He previously served as our Executive Vice President, Chief Concept & Marketing Officer from July 2018 to June 2019, Chief Concept & Marketing Officer from October 2015 to July 2018 and Chief Concept Officer from May 2015 to October 2015. Prior to joining the Company, Mr. Kane worked at Yum! Brands, Inc. for seven years, where he held several key leadership positions for the Pizza Hut brand, including Global Chief Marketing and Food Innovation Officer from January 2014 to March 2015, Chief Marketing Officer of Pizza Hut U.S. from February 2011 to December 2013 and Vice President of Brand Marketing and Communications of Pizza Hut U.S. from 2008 to 2010. Prior to joining Yum! Brands, Mr. Kane worked at Frito-Lay, Inc. from 2005 to 2008, where he served as Marketing Director for New Products and Multipack Business and as Senior Brand Manager for the Doritos brand. Previously, he also worked at Molson Coors Brewing Company from 2001 to 2005, where he was a Brand Manager and Brand Director for the Molson portfolio. Mr. Kane began his business career at The Procter & Gamble Company, where he worked as an Assistant Brand Manager for the Sunny Delight and Olean brands from 1998 to 2001. Prior to that time, Mr. Kane served as an Air Defense Artillery Officer in the 4th Infantry Division of the U.S. Army. He also serves as a trustee of the Dave Thomas Foundation for Adoption.

COLEY O’BRIEN

Mr. O’Brien joined the Company in May 2007 and has served as our Chief People Officer since March 2018. Previously, he served as our Vice President of Human Resources and Field Capability from August 2013 to December 2017, Vice President of Training from April 2011 to July 2013 and National Director of Operations Training from May 2007 to March 2011. Prior to his tenure with the Company, Mr. O’Brien worked at Sears Holdings Corporation for five years, where he served as Director of Retail Training from 2005 to 2007 and as Manager of Curriculum Development for Sears University from 2002 to 2004. Before joining Sears Holdings Corporation, he was employed from 1999 to 2002 as a Senior Consultant with Arthur Andersen Performance and Learning, a corporate educational institution that developed performance improvement strategies and organizational development opportunities. Mr. O’Brien also serves as a trustee of the Dave Thomas Foundation for Adoption and is a board member of the Women’s Foodservice Forum.

GUNTHER PLOSCH

Mr. Plosch has served as our Chief Financial Officer since he joined the Company in May 2016. Prior to that time, Mr. Plosch worked for 16 years at Kellogg Company, a preeminent global food products company, where he held several key leadership positions, including Vice President of Global Business Services from December 2014 to April 2016, Vice President and Chief Financial Officer of Kellogg North America from January 2010 to November 2014, Vice President of Finance for Morning Foods from October 2007 to December 2009 and Vice President of Corporate Planning from May 2005 to September 2007. He also served from May 2000 to April 2005 as the Finance Director of Kellogg Company’s United Kingdom/Republic of Ireland division. Previously, Mr. Plosch worked in Austria, Belgium and the United Kingdom for The Procter & Gamble Company, where he held various positions in finance from 1991 to 2000.

ABIGAIL E. PRINGLE

Ms. Pringle joined the Company in May 2002 and has served as our President, International and Chief Development Officer since June 2019. She previously served as our Chief Global Development Officer and International from October 2018 to June 2019 and Chief Development Officer from December 2014 to October 2018. Ms. Pringle also served as our Senior Vice President of Restaurant Development and Growth Initiatives from July 2013 to December 2014, Senior Vice President of Strategic Initiatives and Planning from April 2012 to June 2013, Vice President of Strategic Initiatives and Planning from November 2008 to March 2012 and Director of Strategic Initiatives and Planning from May 2002 to November 2008. Prior to her tenure with the Company, Ms. Pringle worked from August 1996 to May 2002 for Accenture plc, a global professional services company, where she served as a consultant in the areas of process reengineering, systems implementations, organizational design and change management.

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J. KEVIN VASCONI

Mr. Vasconi has served as our Chief Information Officer since he joined the Company in October 2020. Prior to joining the Company, Mr. Vasconi worked at Domino’s Pizza, Inc. for eight years, where he served as Executive Vice President, Chief Information Officer from March 2012 to October 2020 and was responsible for developing and leading all domestic and international technology capabilities. Before joining Domino’s Pizza, Inc., Mr. Vasconi served as Chief Information Officer and Vice President of Engineering for the Stanley Security Solutions division of Stanley Black & Decker, Inc. from February 2011 to March 2012. Prior to that time, Mr. Vasconi worked for R.L. Polk & Co., where he held several key leadership positions, including Senior Vice President and Chief Information Officer of Polk Global Automotive from January 2003 to January 2011. Before joining R.L. Polk & Co., Mr. Vasconi worked at Ford Motor Company, serving in various Technology and Engineering roles from January 1999 to December 2003.

E. J. WUNSCH

Mr. Wunsch has served as our Chief Legal Officer and Secretary since he joined the Company in October 2016. Previously, Mr. Wunsch worked for 17 years at The Procter & Gamble Company, where he held several key leadership positions, including Vice President and General Counsel—North America and Go-To-Market and Global Practices from July 2015 to September 2016, Associate General Counsel—Global Baby, Feminine & Family Care and Asia Innovation, Commerce & Brand Equity from September 2013 to July 2015, Associate General Counsel—ASEAN, India, Australia/New Zealand & Asia Developing Markets from August 2011 to September 2013, Assistant Secretary and Associate General Counsel—Corporate, Securities & Employee Benefits from November 2006 to August 2011, and Associate Director and Senior Counsel—M&A/Licensing and Baby, Feminine & Family Care from April 2004 to November 2006, Senior Counsel and Counsel—Corporate, Securities & Employee Benefits from November 2000 to April 2004 and Counsel—Beauty Care from November 1999 to November 2000. Prior to joining The Procter & Gamble Company, Mr. Wunsch was an associate attorney with the Taft Stettinius & Hollister LLP law firm from 1997 to 1999 and a law clerk for the Honorable Richard F. Suhrheinrich from 1996 to 1997.

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STOCK OWNERSHIP AND RETENTION GUIDELINES

FOR EXECUTIVE OFFICERS AND DIRECTORS

The Board of Directors, upon the recommendation of the Compensation Committee, adopted the Stock Ownership and Retention Guidelines for Executive Officers and Directors, which is available on our Governance website at www.irwendys.com/esg/governance. The Stock Ownership and Retention Guidelines were adopted by the Board to further align the interests of executive officers and directors with the interests of stockholders and to promote the Company’s commitment to sound corporate governance. A summary of the Stock Ownership and Retention Guidelines is set forth below. In July 2020, the Board of Directors, upon the recommendation of the Compensation Committee, approved an update to the Stock Ownership and Retention Guidelines to increase the Chief Executive Officer’s guideline from five to six times his base salary to further align the interests of the Company’s top executive with the interests of stockholders.

STOCK OWNERSHIP AND RETENTION GUIDELINES FOR EXECUTIVE OFFICERS

The Chief Executive Officer must own an amount of Common Stock equal to at least six times his base salary, and each of the other executive officers must own an amount of Common Stock equal to at least three times his or her base salary. Until an executive officer satisfies the applicable ownership requirement, he or she is required to hold at least 75% of the net shares received upon the exercise of stock options, the vesting of restricted stock or restricted stock units and the payout of performance units. Once the ownership requirement is met, the executive officer must continue to hold at least that number of shares until leaving his or her position with the Company.

STOCK OWNERSHIP AND RETENTION GUIDELINES FOR NON-MANAGEMENT DIRECTORS

Each non-management member of the Board must own an amount of Common Stock equal to at least five times the annual cash retainer payable for Board service. Until a director satisfies the ownership requirement, he or she is required to hold at least 100% of the net shares received upon the exercise of stock options, the vesting of restricted stock or restricted stock units and the payout of performance units. Once the ownership requirement is met, the director must continue to hold at least that number of shares until leaving the Board.

GENERAL PROVISIONS

Because executive officers and non-management directors must retain at least 75% and 100%, respectively, of the net shares received from any exercise of stock options, vesting of restricted stock or restricted stock units and payout of performance units until they satisfy the applicable ownership requirement, there is no set time period for initial satisfaction of the Stock Ownership and Retention Guidelines. In the case of financial hardship or other unusual situations, the ownership requirements may be waived upon the approval of the Compensation Committee and, in the case of executive officers, the Chief Executive Officer.

For stock options, “net shares” means the number of shares of Common Stock received upon exercise of the option, net of any shares used to pay the exercise price and/or applicable taxes upon such exercise. For restricted stock, restricted stock units and performance units, “net shares” means the number of shares received upon the vesting of the restricted stock or restricted stock units or the payout of the performance units, as applicable, net of any shares used to pay applicable taxes upon such vesting.

In addition to shares owned directly by an executive officer or a director, the Stock Ownership and Retention Guidelines provide that shares held in a trust, shares held by immediate family members residing in the same household, shares held in qualified plans, vested shares or share units held in nonqualified plans and unvested time-based restricted stock or restricted stock units will be counted toward satisfaction of the applicable ownership requirement. Shares held by an executive officer or a director in a margin account or otherwise pledged by an executive officer or a director as collateral for a loan will not be counted toward satisfaction of the applicable ownership requirement. As of the date of this Proxy Statement, none of the Company’s executive officers or directors has pledged any shares of Common Stock.

78        The Wendy’s Company 2021 Proxy Statement

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership as of March 22, 2021 (except as otherwise indicated by footnote) by: (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of our Common Stock (constituting our only class of voting securities); (ii) each of the Company’s directors and director nominees; (iii) each of the Company’s NEOs included in the 2020 Summary Compensation Table; and (iv) all of the Company’s directors and executive officers as a group. The number of shares of Common Stock beneficially owned by our directors and executive officers includes shares that such persons have the right to acquire within 60 days of March 22, 2021, including through the exercise of stock options as shown in the second table below. Except as otherwise indicated by footnote, each person has sole voting power and sole dispositive power with respect to the shares shown in the table.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS BENEFICIALLY OWNED (1)
Nelson Peltz (2)	42,475,580	(3)(4)(5)	19.1%
Peter W. May (2)	42,268,501	(3)(4)(5)	19.0%
Edward P. Garden (2)	26,870,994	(4)(5)	12.1%
Trian Fund Management, L.P. (2)	26,630,629	(5)	12.0%
BlackRock, Inc. (6)	18,488,622	(6)	8.3%
The Vanguard Group (7)	17,404,961	(7)	7.8%
Kristin A. Dolan	24,571	(8)	*
Kenneth W. Gilbert	24,822	(9)	*
Dennis M. Kass	50,858	(10)	*
Joseph A. Levato	175,563	(11)	*
Michelle J. Mathews-Spradlin	45,557	(12)	*
Matthew H. Peltz (2)	391,622	(13)	*
Todd A. Penegor	2,282,110		1.0%
Peter H. Rothschild	134,479	(14)	*
Arthur B. Winkleblack	32,999	(15)	*
Kurt A. Kane	646,163	(16)	*
Gunther Plosch	400,079		*
Abigail E. Pringle	456,792	(17)	*
J. Kevin Vasconi	—	(18)	*
Directors and executive officers as a group (19 persons)	47,800,773		21.2%

*	Less than 1% of the outstanding shares of our Common Stock.

(1)	All percentages are based upon the number of shares of our Common Stock that were outstanding on March 22, 2021 (221,999,432).

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(2)

The principal business address of Nelson Peltz, Peter May, Edward Garden and Matthew Peltz is 223 Sunset Avenue, Palm Beach, FL 33480. The principal business address of Trian Fund Management, L.P. (“Trian Partners”) is 280 Park Avenue, New York, NY 10017.

(3)

In July 2004, Nelson Peltz and Peter May entered into a voting agreement pursuant to which they agreed not to vote certain shares of Common Stock held by them or their affiliates without the prior approval of both parties. Accordingly, the information set forth in the table above with respect to Messrs. Peltz and May aggregates their respective ownership interests as described in footnote (4).

(4)

In the case of Nelson Peltz, includes: (i) 9,934,063 shares of Common Stock held directly (including 5,280 restricted shares of Common Stock that may be voted by Mr. Peltz); (ii) 44,169 shares of Common Stock owned by Mr. Peltz’s spouse; (iii) 81,494 shares of Common Stock owned by Mr. Peltz’s minor children and adult children that live in his household; (iv) 132,397 shares of Common Stock held by the Peltz 2009 Family Trust, a trust whose trustees are Mr. Peltz’s spouse, Matthew Peltz and an unrelated person; (v) 195,430 shares of Common Stock owned by the Peltz Family Foundation, a non-profit organization whose trustees are Mr. Peltz, Mr. Peltz’s spouse, Matthew Peltz and an unrelated person; (vi) 5,457,398 shares of Common Stock held directly by Mr. May (including 5,280 restricted shares of Common Stock that may be voted by Mr. May); and (vii) 26,630,629 shares of Common Stock owned by the Trian Entities identified in footnote (5). Mr. Peltz disclaims beneficial ownership of the shares of Common Stock held by Mr. Peltz’s spouse, Mr. Peltz’s children, the Peltz 2009 Family Trust, the Peltz Family Foundation, Mr. May and the Trian Entities.

In the case of Mr. May, includes: (i) 5,457,398 shares of Common stock held directly (including 5,280 restricted shares of Common Stock that may be voted by Mr. May); (ii) 32,910 shares of Common Stock owned by the May Family Foundation, a non-profit organization whose trustees are Mr. May, Mr. May’s spouse and their two adult children; (iii) 9,934,063 shares of Common Stock held directly by Mr. Peltz (including 5,280 restricted shares of Common Stock that may be voted by Mr. Peltz); (iv) 81,104 shares of Common Stock owned by Mr. Peltz’s minor children; (v) 132,397 shares of Common Stock held by the Peltz 2009 Family Trust; and (vi) 26,630,629 shares of Common Stock owned by the Trian Entities identified in footnote (5). Mr. May disclaims beneficial ownership of the shares of Common Stock held by the May Family Foundation, Mr. Peltz, the Peltz 2009 Family Trust, Mr. Peltz’s minor children and the Trian Entities.

In the case of Mr. Garden, includes (i) 240,365 shares of Common Stock held directly and (ii) 26,630,629 shares of Common Stock owned by the Trian Entities identified in footnote (5). Mr. Garden disclaims beneficial ownership of the shares of Common Stock held by the Trian Entities.

(5)

Based on: (i) information contained in a Schedule 13D/A filed with the SEC on August 16, 2019 by Trian Partners, Trian Partners, L.P., Trian Partners Master Fund, L.P., Trian Partners Parallel Fund I, L.P., Trian Partners Strategic Fund-G II, L.P., Trian Partners Strategic Fund-G III, L.P., Trian Partners Strategic Fund-K, L.P., Trian Partners Strategic Fund-C, Ltd., Trian Partners GP, L.P. (the foregoing entities collectively, the “Trian Entities”), Trian Fund Management GP, LLC (“Trian Management GP”), Trian Partners General Partner, LLC (“Trian GP LLC”), Nelson Peltz, Peter May, Edward Garden and Matthew Peltz; (ii) information contained in Form 4s filed with the SEC by the Trian Entities and by Messrs. N. Peltz, May, Garden and M. Peltz on or subsequent to August 16, 2019; and (iii) information provided to the Company by Trian Partners.

26,630,629 shares are owned directly by certain Trian Entities that are managed by Trian Partners, an institutional investment manager (and are not held directly by Messrs. N. Peltz, May or Garden). Such shares are currently held in the ordinary course of business with other investment securities owned by the Trian Entities in comingled margin accounts with a prime broker, which prime broker may, from time to time, extend margin credit to certain of the Trian Entities, subject to applicable federal margin regulations, stock exchange rules and credit policies. Messrs. N. Peltz, May and Garden, by virtue of their relationships to the Trian Entities, Trian Partners, Trian Management GP and Trian GP LLC, may be deemed to beneficially own (as that term is defined in Rule 13d-3 of the Exchange Act) the shares of our Common Stock that are owned by the Trian Entities. Messrs. N. Peltz, May and Garden disclaim ownership of such shares for all other purposes.

(6)

BlackRock, Inc. stated in its Schedule 13G/A filed with the SEC on February 1, 2021 that of the 18,488,622 shares of Common Stock beneficially owned, BlackRock, Inc. has sole voting power over 17,059,284 shares and sole dispositive power over 18,488,622 shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(7)

The Vanguard Group stated in its Schedule 13G/A filed with the SEC on February 10, 2021 that of the 17,404,961 shares of Common Stock beneficially owned, The Vanguard Group has shared voting power over 143,761 shares,

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sole dispositive power over 17,111,553 shares and shared dispositive power over 293,408 shares. The principal business address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(8)	Includes 5,280 restricted shares of Common Stock that may be voted by Ms. Dolan.

(9)	Includes 5,280 restricted shares of Common Stock that may be voted by Mr. Gilbert.

(10)	Includes 5,280 restricted shares of Common Stock that may be voted by Mr. Kass.

(11)

Includes 5,280 restricted shares of Common Stock that may be voted by Mr. Levato and 145,739 restricted stock units held by Mr. Levato under the 2009 Directors’ Deferred Compensation Plan, each of which represents a contingent right to receive one share of Common Stock.

(12)	Includes 5,280 restricted shares of Common Stock that may be voted by Ms. Mathews-Spradlin.

(13)

Includes: (i) 63,795 shares of Common Stock held directly (including 5,280 restricted shares that may be voted by Mr. M. Peltz); (ii) 132,397 shares held by the Peltz 2009 Family Trust (of which Mr. Peltz is a trustee); and (iii) 195,430 shares held by the Peltz Family Foundation (of which Mr. Peltz is a trustee). Mr. Peltz disclaims beneficial ownership of the shares owned by the Peltz 2009 Family Trust and the Peltz Family Foundation.

(14)	Includes 5,280 restricted shares of Common Stock that may be voted by Mr. Rothschild.

(15)	Includes 5,280 restricted shares of Common Stock that may be voted by Mr. Winkleblack.

(16)	Does not include 21,848 restricted stock units held by Mr. Kane, each of which represents a contingent right to receive one share of Common Stock.

(17)	Does not include 21,848 restricted stock units held by Ms. Pringle, each of which represents a contingent right to receive one share of Common Stock.

(18)	Does not include 41,932 restricted stock units held by Mr. Vasconi, each of which represents a contingent right to receive one share of Common Stock.

The beneficial ownership table above includes shares of Common Stock issuable upon the exercise of stock options that are exercisable as of, or will become exercisable within 60 days of, March 22, 2021 by the persons identified in the following table.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES REPRESENTED BY OPTIONS

Nelson Peltz	—

Peter W. May	—

Kristin A. Dolan	—

Kenneth W. Gilbert	—

Dennis M. Kass	—

Joseph A. Levato	—

Michelle J. Mathews-Spradlin	—

Matthew H. Peltz	—

Todd A. Penegor	1,673,545

Peter H. Rothschild	—

Arthur B. Winkleblack	—

Kurt A. Kane	544,011

Gunther Plosch	266,782

Abigail E. Pringle	322,699

J. Kevin Vasconi	—

Directors and executive officers as a group (19 persons)	3,545,665

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information concerning the Company’s equity compensation plans as of the end of 2020. The 2020 Omnibus Award Plan is currently the only equity compensation plan under which future equity awards may be granted.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (a)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (b)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a)) (c)

Equity compensation plans approved by security holders (1)	11,242,037 Options	$16.0637	26,691,364 (2)
	519,754 Performance Units (3)	—
	512,730 Performance Units (4)	—
	518,362 Performance Units (5)	—

	890,787 Restricted Stock Units (6)	—

Equity compensation plans not approved by security holders	—	—	—

Total	11,242,037 Options	$16.0637	26,691,364 (2)
	519,754 Performance Units (3)	—
	512,730 Performance Units (4)	—
	518,362 Performance Units (5)	—

	890,787 Restricted Stock Units (6)	—

(1)	Includes the 2020 Omnibus Award Plan and the 2010 Omnibus Award Plan.

The 2020 Omnibus Award Plan provides for the issuance of stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards and performance compensation awards to employees, officers and non-employee directors of the Company and its subsidiaries and affiliates. The 2020 Omnibus Award Plan also permits non-employee directors to elect to receive all or a portion of their director fees in shares of Common Stock in lieu of cash. Under the terms of the 2020 Omnibus Award Plan, (i) shares of Common Stock subject to awards of stock options or stock appreciation rights are counted against the maximum share limit as one share of Common Stock for each share of Common Stock granted and (ii) shares of Common Stock subject to awards other than stock options or stock appreciation rights are counted against the maximum share limit as 2.5 shares of Common Stock for each share of Common Stock granted. As of January 3, 2021, under the 2020 Omnibus Award Plan, options to acquire 1,796,801 shares of Common Stock were outstanding, no performance units were outstanding and 343,555 restricted stock units were outstanding.

The 2010 Omnibus Award Plan provided for the issuance of stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards and performance compensation awards to employees, officers and non-employee directors of the Company and its subsidiaries and affiliates. The 2010 Omnibus Award Plan also permitted non-employee directors to elect to receive all or a portion of their director fees in shares of Common Stock in lieu of cash. Under the terms of the 2010 Omnibus Award Plan, (i) shares of Common Stock subject to awards of stock options or stock appreciation rights were counted against the maximum share limit as one share of Common Stock for each share of Common Stock granted and (ii) shares of Common Stock subject to awards other than stock options or stock appreciation rights were counted against the maximum share limit as 2.5 shares of Common Stock for each share of Common Stock granted. As of January 3, 2021, under the 2010 Omnibus Award Plan, options to acquire 9,445,236 shares of Common Stock were outstanding, 1,550,846 performance units were outstanding and 547,232 restricted stock units were outstanding. No further awards may be granted under the 2010 Omnibus Award Plan.

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(2)	Represents the aggregate number of shares available for future issuance under the 2020 Omnibus Award Plan.

(3)

Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on free cash flow and relative total stockholder return during a three-year performance period (December 30, 2019 through January 1, 2023). The number of shares shown as being issuable is based on achieving maximum levels of performance with respect to these awards.

(4)

Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on free cash flow and relative total stockholder return during a three-year performance period (December 31, 2018 through January 2, 2022). The number of shares shown as being issuable is based on achieving maximum levels of performance with respect to these awards.

(5)

Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on free cash flow and relative total stockholder return during a three-year performance period (January 1, 2018 through January 3, 2021). The number of shares shown as being issuable is based on achieving maximum levels of performance with respect to these awards.

(6)	Each restricted stock unit represents a contingent right to receive one share of the Company’s Common Stock, subject to continued employment on the applicable vesting date.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS

Pursuant to its written charter, the Audit Committee has responsibility for the review and approval or ratification of all related person transactions where the aggregate amount involved will or may be expected to exceed more than $10,000 in any fiscal year, using appropriate counsel or other advisers as the Committee may deem necessary.

The Company adopted the Related Person Transactions Policy (the “RPT Policy”) which sets forth in writing the procedures for the Audit Committee’s review, approval and ratification of related person transactions. The RPT Policy defines a “related person transaction” as, with limited exceptions, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) the Company or any of its subsidiaries was, is or will be a participant, (ii) any related person had, has or will have a direct or indirect interest and (iii) the aggregate amount involved will or may be expected to exceed more than $10,000 in any fiscal year. A “related person” is defined as any director, director nominee or officer of the Company, any person who is known to beneficially own more than 5% of the Company’s voting securities, any immediate family member of any of the foregoing persons and any entity in which any of the foregoing persons is employed, is a director, trustee, general partner or principal or holds a similar position or has a 10% or greater beneficial ownership interest. The Company’s legal department is primarily responsible for obtaining information from the applicable related person with respect to a proposed related person transaction and for determining, based on the relevant facts and circumstances, whether the transaction is subject to the RPT Policy. If the transaction is subject to the RPT Policy, the legal department then presents information concerning the transaction to the Audit Committee for review and consideration.

In the course of its review of a proposed related person transaction, the Audit Committee will consider all relevant facts and circumstances, including: (i) the benefits of the transaction to the Company; (ii) the impact of the transaction on the independence of the Company’s directors; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; (v) the terms available to unrelated third parties or to employees generally; and (vi) other facts and circumstances that may bear on the materiality of the transaction under applicable legal and regulatory requirements. The Audit Committee may seek bids, quotes or independent valuations from third parties in connection with assessing any proposed related person transaction.

Pursuant to the RPT Policy, the Audit Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in good faith. If a proposed related person transaction involves any member of the Audit Committee (or an immediate family member of any Audit Committee member), such member would not participate in the review, consideration, approval or ratification of the proposed transaction.

RELATED PERSON TRANSACTIONS

On December 1, 2011, the Company entered into an agreement with Trian Partners and certain of its affiliates, including Nelson Peltz, Peter May and Edward Garden (collectively, the “Covered Persons”). Pursuant to the agreement, the Board of Directors, including a majority of the independent directors, approved, for purposes of Section 203 of the Delaware General Corporation Law, the Covered Persons becoming the owners of or acquiring an aggregate of up to 32.5% (subject to certain adjustments set forth in the agreement) of the outstanding shares of our Common Stock, such that no such persons would be subject to the restrictions set forth in Section 203 solely as a result of such ownership.

In 2020, the Company directly contributed $350,000 to the Dave Thomas Foundation for Adoption, a not-for-profit charitable foundation created by Wendy’s founder, Mr. R. David Thomas (the “DTFA”). For more than 25 years, the DTFA has been the Company’s signature charitable cause and the Company, its franchise owners and operators, suppliers and employees support the DTFA in a number of ways, including charitable contributions, events and in-restaurant campaigns. During 2020, Messrs. Penegor, Kane and O’Brien and Mses. Burnside and Esposito served on the board of trustees of the DTFA.

Certain family members and/or affiliates of Mr. Nelson Peltz, our Chairman, and Mr. May, our Vice Chairman, as well as Mr. Matthew Peltz, a director of the Company, hold indirect, minority ownership interests in operating companies managed by Yellow Cab Holdings, LLC (“Yellow Cab”), a Wendy’s franchisee, that owns and operates 24 Wendy’s restaurants. During 2020, the Company received approximately $2.7 million in royalty, advertising fund, lease and other payments from Yellow Cab and related entities. In November 2020, the Company submitted a consortium bid together with a group of pre-qualified franchisees (of which Yellow Cab was a member) to acquire the Wendy’s restaurants

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owned by NPC Quality Burgers, Inc. (“NPC”), the Company’s largest franchisee, which filed for chapter 11 bankruptcy in July 2020. In January 2021, following a court-approved mediation process, Yellow Cab was selected as the purchaser for 54 of NPC’s Wendy’s restaurants. In March 2021, Yellow Cab closed on its acquisition of these restaurants. In all transactions involving Yellow Cab, the Company’s standard franchisee recruiting and approval processes were followed, no modifications were made to the Company’s standard franchise agreements or related documents, and all deal terms and transaction documents were negotiated and executed on an arm’s-length basis, consistent with the Company’s comparable franchise transactions and relationships.

Each of the foregoing related person transactions described above was reviewed and approved by the Audit Committee in accordance with the terms of its written charter and the RPT Policy.

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AUDIT COMMITTEE REPORT*

In accordance with its written charter, the Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, and assists the Board of Directors in its oversight of the accounting, audit and financial reporting practices of the Company. The Audit Committee is directly responsible for the appointment of the Company’s independent registered public accounting firm. The Audit Committee is composed of four members, all of whom satisfy the independence and financial literacy requirements of Nasdaq and Section 10A of the Exchange Act. The Company’s management is responsible for the Company’s financial reporting process and for preparing the Company’s financial statements, and the Company’s outside auditors are responsible for performing an independent audit of such financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and for issuing a report thereon. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to the Committee and on the representations made by management and the independent registered public accounting firm that the Company’s financial statements have been prepared in conformity with GAAP.

In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended January 3, 2021 with management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm. The Audit Committee also discussed with Deloitte those matters required to be discussed by the applicable requirements of the PCAOB and the SEC, including those required by PCAOB Auditing Standard No. 1301. In addition, the Audit Committee, with and without management present, reviewed and discussed the results of Deloitte’s examination of the Company’s financial statements.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, management is required to prepare a report as to its assessment of the effectiveness of the Company’s internal control over financial reporting as of January 3, 2021, and Deloitte is required to prepare an attestation report with respect to the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed and discussed with management its report regarding its assessment of the effectiveness of the Company’s internal control over financial reporting as of January 3, 2021, and reviewed and discussed with Deloitte its report as to the effectiveness of the Company’s internal control over financial reporting. Management’s report and Deloitte’s report are each included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2021.

The Audit Committee also received from Deloitte the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence. The Audit Committee discussed with Deloitte any relationships that may have an impact on their objectivity and independence and satisfied itself as to Deloitte’s independence. The Audit Committee also considered whether the provision of services by Deloitte to the Company not related to the audit of the Company’s annual financial statements referred to above or to the reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q is compatible with maintaining Deloitte’s independence.

Based on the aforementioned review and discussions with management and Deloitte, and subject to the limitations on the role of the Audit Committee and the Audit Committee’s responsibilities described above and in the Audit Committee’s written charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2021.

The Audit Committee:

Arthur B. Winkleblack, Chair

Dennis M. Kass

Joseph A. Levato

Peter H. Rothschild

*

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference into such other filing.

86        The Wendy’s Company 2021 Proxy Statement

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 on the Company’s Proxy Card)

The Audit Committee has determined to appoint Deloitte & Touche LLP as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company and its subsidiaries for 2021. The Company’s stockholders are being asked to ratify the appointment of Deloitte at the Annual Meeting. In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility relating to the engagement of the independent registered public accounting firm and the evaluation of such firm’s qualifications, independence and performance.

A representative of Deloitte is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions. If the appointment of Deloitte is not ratified at the Annual Meeting, the Audit Committee may consider, in its sole discretion, the selection of another accounting firm.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table shows the fees billed (or expected to be billed) for professional services rendered by Deloitte for the audit of the Company’s annual financial statements for the fiscal years ended January 3, 2021 and December 29, 2019, and for other services rendered by Deloitte during 2020 and 2019.

FEE CATEGORY	2020	2019
Audit Fees (1)	$2,029,077	$2,214,007
Tax and Tax-Related Fees (2)	136,950	9,687
All Other Fees (3)	4,074	4,074

Total	$2,170,101	$2,227,768

(1)

For both 2020 and 2019, includes fees associated with the integrated audit of the Company’s annual financial statements (including the audit of internal control over financial reporting), the review of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q, stand-alone audits of certain of the Company’s subsidiaries and statutory audits required internationally. For 2019, also includes fees associated with amendments to our franchise disclosure documents, the adoption of the lease accounting standard, share repurchase activity, the debt refinancing transaction completed in June 2019 and certain strategic initiatives, including the launch of breakfast and the Company’s adoption of its new segment reporting structure.

(2)

For both 2020 and 2019, includes fees for professional services related to tax compliance, tax advice and tax planning, including the preparation of international income tax returns. Also with respect to 2020, includes the preparation of tax credit calculations.

(3)	For both 2020 and 2019, includes the Company’s subscription to Deloitte’s online library of accounting and financial disclosure literature.

As discussed under the caption “Audit Committee Report,” during 2020, the Audit Committee: (i) discussed with Deloitte any relationships that may have an impact on Deloitte’s objectivity and independence; (ii) satisfied itself as to Deloitte’s independence; and (iii) considered whether the provision of services by Deloitte that were not related to the audit of the Company’s annual financial statements or to the reviews of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q was compatible with maintaining Deloitte’s independence.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee adopted the Policy Relating to Pre-Approval of Audit and Permitted Non-Audit Services (the “Pre-Approval Policy”) that requires the Committee to pre-approve all services provided by the Company’s independent registered public accounting firm to the Company and its subsidiaries. In general, predictable and recurring covered services, together with the related fees, may be approved by the Audit Committee on an annual basis. Pre-approval in such circumstances will generally be by reference to classes of covered services, provided that the pre-approval is

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sufficiently detailed to identify the scope of services to be provided. The Pre-Approval Policy sets forth a list of covered services that may be pre-approved by class on an annual basis. Covered services that are not pre-approved by class must be pre-approved on an individual basis by the Audit Committee.

Under the Pre-Approval Policy, any engagement of the independent registered public accounting firm to perform pre-approved “tax” or “all other” services must be reported by management to the Audit Committee at its next scheduled meeting following the engagement. The total payments that may be made with respect to “tax” or “all other” services that have been pre-approved by class may not exceed $200,000 per year. Once the $200,000 threshold has been met in any year, any additional “tax” or “all other” services (including any additional payments for “tax” or “all other” services that were previously pre-approved) must be pre-approved on an individual basis unless otherwise authorized by the Audit Committee.

Pursuant to the Pre-Approval Policy, the Audit Committee will establish fee levels or limits for covered services that are pre-approved on a class basis not less frequently than annually. Any covered services for which the estimated fees would cause the total fees for that class of services to exceed the applicable fee limit must be specifically approved by the Audit Committee. For services that are approved by the Audit Committee on an individual basis, the Committee will indicate an approval fee level or limit at the time of approval. The Audit Committee periodically reviews a schedule prepared by management showing the fees paid and estimated to be paid to the independent registered public accounting firm during the fiscal year for each covered service that was or is being provided by the firm.

The Pre-Approval Policy permits the Audit Committee to delegate pre-approval authority to one or more of its members, provided that (i) the aggregate estimated fees for any covered service approved by delegates may not exceed $100,000 for any applicable fiscal year and (ii) the aggregate estimated fees for all covered services approved by delegates during any fiscal year may not exceed $1.0 million. Any pre-approval granted by delegates must be reported to the Audit Committee at its next scheduled meeting.

In considering whether to grant pre-approval, the Audit Committee considers the nature and scope of the proposed service in light of applicable legal and regulatory requirements, including the rules and regulations promulgated by the SEC and the PCAOB with respect to auditor independence. The Audit Committee retains discretion to prohibit services that, in its view, may compromise, or appear to compromise, the independence and objectivity of the independent registered public accounting firm.

All of the services provided to the Company by Deloitte during 2020 were pre-approved by the Audit Committee or its delegates in accordance with the terms of the Pre-Approval Policy.

REQUIRED VOTE

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as votes “against” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.

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PROPOSAL 3

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

(Item 3 on the Company’s Proxy Card)

In accordance with Section 14A of the Exchange Act, we provide our stockholders with the opportunity to cast an annual advisory vote to approve the compensation of our NEOs (also known as a “say-on-pay” vote). We encourage stockholders to read the Compensation Discussion and Analysis in this Proxy Statement, which describes in detail how our 2020 executive compensation program was designed and implemented to achieve our overall compensation objectives. Stockholders also should review the 2020 Summary Compensation Table and other executive compensation tables, notes and narratives in this Proxy Statement, which provide detailed information regarding the compensation of our NEOs for 2020.

Our executive compensation program is designed to support the Company’s business objectives by linking executive compensation to the Company’s attainment of annual and multiyear operating and financial goals, individual performance and the creation of long-term stockholder value. The executive compensation program utilizes a variety of sound compensation governance practices that support the Company’s commitment to protecting stockholder interests.

The primary objectives of our executive compensation program are to:

•   Attract and retain highly qualified executives;

•   Motivate and reward executives for achieving Company and individual performance goals and objectives; and

•   Align the interests of executives with the interests of the Company’s stockholders.

The primary components of our 2020 executive compensation program are described in the following table.

COMPONENT	PURPOSE

Base Salary	• Attract and retain highly qualified executives by providing a competitive level of fixed cash compensation that reflects the experience, responsibilities and performance of each executive.

Annual Cash Incentives	• Align executive pay with Company by motivating and rewarding executives over a one-year period based on the achievement of strategic business objectives.

Long-Term Equity Incentives

• Align the interests of executives with the interests of stockholders and retain highly qualified executives by motivating and rewarding executives to achieve multiyear strategic business objectives.

• Create a direct link between executive pay and the long-term performance of our Common Stock.

Perquisites and Benefits	• Provide limited perquisites and benefits, consistent with competitive market practice.

We believe that our executive compensation program reflects our pay-for-performance philosophy, is effectively designed and continues to serve the best interests of the Company and our stockholders.

After considering the foregoing information, together with the more detailed information regarding our executive compensation program set forth in this Proxy Statement, the Company proposes that stockholders approve the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2020 Summary Compensation Table and the related compensation tables, notes and narratives included in this Proxy Statement for the Company’s 2021 Annual Meeting of Stockholders.

The vote on this resolution is advisory, which means that the vote is not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and Compensation Committee will carefully review the voting results and, to the extent there is a significant vote in favor of or against our executive compensation

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program as described in this Proxy Statement, the Compensation Committee will consider whether to implement, or recommend to the Board of Directors the implementation of, any modifications to the Company’s compensation programs and policies in response to such vote.

REQUIRED VOTE

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as votes “against” this proposal. Broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

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PROPOSAL 4

STOCKHOLDER PROPOSAL REQUESTING A REPORT ON THE PROTECTION OF WORKERS IN THE COMPANY’S SUPPLY CHAIN

(Item 4 on the Company’s Proxy Card)

The Company received the following resolution from the Franciscan Sisters of Allegany, NY (the “Proponent”). The Proponent’s proposed resolution and supporting statement are reproduced verbatim below. The Proponent is responsible for the content of this proposal, for which the Company and our Board of Directors do not accept any responsibility. The Proponent has represented to the Company that they are a beneficial owner of at least $2,000 in market value of the Company’s Common Stock. The address and stock ownership for the Proponent will be furnished promptly upon receipt of any oral or written request to the Secretary at our address stated under the caption “Other Matters—Principal Executive Offices.”

STOCKHOLDER PROPOSAL

Whereas: Wendy’s has acknowledged human rights “risk factors” in its food supply chain from “the nature of agricultural work.”15

There is, indeed, a well-documented history of human rights violations in the U.S. agricultural industry, including slavery, sexual assault, and workplace safety violations. Essential workers in food supply chains—especially on farms and in meatpacking facilities—are now also at heightened risk of exposure to, and death from, COVID-19.

Wendy’s claims to address human rights risks through a Supplier Code of Conduct, Quality Assurance audits, and third-party reviews of human rights and labor practices for certain produce suppliers.

But Wendy’s meat suppliers have had widely-publicized COVID-19 outbreaks, disrupting Wendy’s beef supply.16 A Cargill plant had the largest COVID-19 outbreak linked to a single facility in North America: 1,560 cases.17 Inadequate protections at Tyson resulted in more than 11,000 employees contracting COVID-19,18 and a wrongful death lawsuit alleges Tyson managers bet on how many workers would get infected.19 COVID-19 outbreaks among farmworkers are legion20 and likely impact workers at Wendy’s produce suppliers.

Meanwhile studies show that conventional social auditing fails to detect workplace abuses, demonstrating the importance of worker-driven mechanisms with enforcement. Yet Wendy’s is the only major fast food chain that has not joined the Fair Food Program—the recognized “gold standard” for supply chain monitoring,21 and the only social responsibility certification known to have mandatory, enforceable COVID-19 safety protocols for farmworkers.

RESOLVED: Shareholders request the Board issue a report, at reasonable cost and omitting proprietary information, addressing Wendy’s Supplier Code of Conduct and the extent to which Wendy’s Quality Assurance audits and third-party reviews effectively protect workers in its food supply chain from human rights violations, including harms associated with COVID-19. This report should include:

•   Whether Wendy’s requires its food suppliers to implement COVID-19 worker safety protocols (“Protocols”), and, if so, the content of the Protocols, as well as the section(s) of Wendy’s Quality Assurance audit instrument relating to the Protocols and/or the Code’s Human Rights and Labor Practices Expectations22 (“Expectations”);

•   The number of times Wendy’s has suspended one of its meat or produce suppliers (“Suppliers”) for failing to meet Expectations and/or Protocols;

•   A list of all third-party auditors approved by Wendy’s to monitor adherence to Expectations and/or Protocols, the total number of Supplier locations, how often Wendy’s requires third-party audits on-site at each Supplier location for adherence with Expectations and/or Protocols, and the number of Supplier locations so audited in the last year including the number of Supplier workers personally interviewed at each location;

[15]	https://www.wendys.com/supply-chain-practices
[16]	https://www.nytimes.com/2020/05/05/business/coronavirus-meat-shortages.html
[17]	https://newsinteractives.cbc.ca/longform/cargill-covid19-outbreak
[18]	https://thefern.org/2020/04/mapping-covid-19-in-meat-and-food-processing-plants/
[19]	https://www.cnn.com/2020/11/19/business/tyson-coronavirus-lawsuit/index.html
[20]	https://www.politico.com/news/2020/09/08/farmworkers-coronavirus-disaster-409339
[21]	https://www.msi-integrity.org/wp-%20content/uploads/2020/07/MSI_Not_Fit_For_Purpose_FORWEBSITE.FINAL_.pdf
[22]	https://www.wendys.com/sites/default/files/2018-%2004/2017%20Wendy%27s%20Supplier%20Code%20of%20Conduct_FINAL.pdf

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•   Whether Wendy’s ensures Suppliers’ workers have access to a third-party grievance mechanism, with the authority to order a remedy, for reporting violations of Expectations and/or Protocols, and, if so, the required procedures, number of grievances filed by Suppliers’ employees in the last year, and outcomes of all such grievances.

BOARD RECOMMENDATION

The Board of Directors Recommends a Vote FOR this Proposal.

Wendy’s believes people are our most valuable asset. The Company is strongly committed to promoting social responsibility and human rights across our operations, including workers throughout our supply chain. The Company takes all human rights and labor practices issues seriously and expects the same from our suppliers. To that end, the Company recognizes the importance of preventing human rights violations, including certain harms associated with the COVID-19 pandemic.

Wendy’s existing policies, procedures and public disclosures reflect our commitment to the protection of workers in our supply chain.

The Company has an established, comprehensive Code of Conduct for Suppliers to Wendy’s (the “Code”) that applies to suppliers of products to Wendy’s restaurants. This includes suppliers contractually managed by Quality Supply Chain Co-op, Inc. (“QSCC”), the independent purchasing cooperative that oversees Wendy’s supply chain, and other major suppliers regardless of whether they are contractually managed by QSCC. The Code represents a codification of Wendy’s “way of doing business” and a pledge, with our suppliers, to work toward continuous improvement in all aspects of our operations. The Code is publicly available on the “What We Value—Supply Chain Practices” section of our corporate website. The Code provides transparency to the expectations of Wendy’s suppliers, as well as the consequences for noncompliance, which may include immediate termination in certain circumstances. The Code, together with the Company’s other policies, procedures and public disclosures, reflects our commitment to the protection of workers in our supply chain, as highlighted below.

•   The Code demonstrates Wendy’s commitment to safeguarding human rights principles in our supply chain. The Code explicitly addresses key human rights principles relating to supply chain compliance in connection with our business, including with respect to (i) hiring practices, (ii) minimum age requirements and child labor, (iii) a healthy and safe work environment, (iv) housing conditions, (v) voluntary employment, (vi) working hours and time off, (vii) wages and benefits, (viii) protection from discrimination and harassment, (ix) freedom of association and (x) labor practices reviews. Wendy’s suppliers undergo regular Quality Assurance audits conducted by both trained Company Quality Assurance representatives and third-party experts, which audits include some observational questions related to worker welfare, safety and health. Based on a risk assessment and the nature of the work, suppliers of certain fresh agricultural products harvested by hand are required to provide additional third-party assurances about their labor practices and human rights. The Code urges suppliers to conduct their own audits and inspections to ensure compliance with the Code and applicable legal and contractual standards, and suppliers are expected to document all audit results. The Company first introduced the Code in 2015 and continually reviews its scope and the protections it offers. In 2017, the Company further enhanced the Code to include additional assurances and expectations related to human rights and labor practices from certain suppliers based on our ongoing assessment of supply chain risks and evolving best practices.

•   Wendy’s remains committed to the health and safety of our suppliers amidst the unprecedented challenges posed by COVID-19. The global pandemic has had a significant impact on the global economy, including retail and restaurant operations, manufacturing supply chains and distribution practices. While the Company does not own or operate any supply chain or manufacturing operations, due to many years of work building strong supplier relationships, the Company has been able to successfully navigate this challenging environment. Due to travel restrictions and concerns for the safety of our employees and those of our suppliers, the Company pivoted many of our supplier interactions to virtual formats in the short term and has continued to conduct facility evaluations remotely. Moving forward, the Company will continue to closely monitor any changes in applicable laws and regulations related to workplace safety conditions arising from the COVID-19 pandemic. The health and safety standards and practices that the Company expects from our suppliers will also evolve to reflect any heightened requirements imposed on suppliers by relevant regulatory authorities.

92        The Wendy’s Company 2021 Proxy Statement

•   The vast majority of suppliers for the Wendy’s system are based in the United States and Canada and are already subject to a wide array of employment and labor laws and regulations. The Wendy’s system includes over 6,800 franchise and Company-operated restaurants globally, with more than 90% located in the United States and Canada. Several hundred suppliers are approved to supply the Wendy’s system, and the vast majority of those suppliers are also located in the United States and Canada, which reflects the footprint of our restaurants. As a result of being domiciled in the United States and Canada, these suppliers are already subject to a wide array of employment and labor laws and regulations that are in effect in the United States and Canada, as well as any COVID-19 orders and mandates issued in their applicable jurisdictions.

•   Wendy’s has invested significant time and resources in maintaining strong relationships with suppliers who exemplify the Company’s core values and ethical principles. The Company’s supplier relationships have been developed over an extensive period of time and the processes and practices for vetting, contracting with, monitoring and auditing suppliers are comprehensive and detailed. As a condition of doing business with the Wendy’s system, each supplier is expected to comply with all applicable Code provisions and annually reaffirm their receipt and understanding of the Code and the specific expectations outlined in the Code. Verification of a supplier’s Code compliance may be demonstrated through various methods, including: (i) third-party certification; (ii) submission of materials, such as existing sustainability or annual reports, audits or supplier contracts; (iii) compliance with local, state/provincial or national regulatory programs; (iv) Company Quality Assurance audits; and (v) participation in national or international programs focused on continuous improvement of business conduct.

•   The Code outlines a robust reporting process designed to protect the employees of Wendy’s suppliers. The Company maintains a robust reporting process that enables any workforce member, whether employed by the Company or a supplier, to raise or inquire about any issue concerning the Company’s business, operations or supply chain. The Code expects each supplier to have in place means for employees to submit anonymous concerns and grievances to the supplier’s management. As part of this grievance process, suppliers are expected to also designate a process in which to record, file and appropriately address concerns by taking appropriate action in a confidential manner, as necessary. The Company also prohibits workplace retaliation and expects suppliers to have a no-retaliation policy that provides supplier employees with the opportunity to ask questions or raise concerns with their leadership without fear or concern of retaliation. Further, the Code, which is publicly-available on the Company’s website, includes the Company’s toll-free compliance hotline phone number and ethics website internet address, which can be used by suppliers and their employees to report business ethics concerns directly to the Company.

Wendy’s continues to demonstrate a strong commitment to Corporate Social Responsibility.

“Good Done Right” is Wendy’s commitment to “Do the Right Thing” in the area of ESG. We are focused on three critical areas of our business—Food, People and Footprint—and our strategies include (i) providing high quality food transparently, (ii) creating a more equitable workplace and community and (iii) delivering more with less impact. We made tremendous strides in 2020, in part because we completed our first-ever comprehensive materiality assessment, which included feedback from a variety of key stakeholders, to inform our strategy on ESG topics and identify material ESG topics that provide the greatest opportunity for Wendy’s to make a positive impact.

Following careful consideration of the proposal, the Company informed the Proponent of our willingness to report on the matters requested in the proposal’s resolution. Nonetheless, the Proponent expressed their desire for the proposal to be voted on by stockholders at the Annual Meeting. The proposal, which is advisory in nature, would constitute a non-binding recommendation to the Board if approved by stockholders. Regardless of whether the proposal is approved by stockholders, the Company intends to continue its practice of reporting, at least annually, on ESG topics that are most material to the Company. As part of our comprehensive materiality assessment, various matters and practices related to our supply chain, including labor and human rights, were identified as key ESG topics. Accordingly, the Company plans to provide stockholders with enhanced public disclosure on the subject matter contained in the proposal’s resolution as part of our ongoing ESG reporting.

REQUIRED VOTE

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as votes “against” this proposal. Broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS

THAT YOU VOTE FOR THIS PROPOSAL.

        The Wendy’s Company 2021 Proxy Statement        93

OTHER MATTERS

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The Company is not aware of any other matters that are intended to be brought before the Annual Meeting. The proxy being solicited by the Board of Directors does, however, convey discretionary authority to the persons named as proxies in the accompanying proxy card to vote on any other matters that may properly come before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named as proxies will vote the shares represented by properly submitted proxies in accordance with their best judgment, to the extent permitted by applicable legal and regulatory requirements.

CONTACTING DIRECTORS

If you would like to contact the Board of Directors, the non-management directors as a group or any individual director, you may send written communications by e-mail to corporate-secretary@wendys.com or by mail in care of our corporate Secretary at our address provided below under the caption “—Principal Executive Offices.” Your communication should specify each intended recipient and will be forwarded by the corporate Secretary to each such recipient. Any communication that relates to the Company’s accounting, internal accounting controls or auditing matters will also be forwarded by the corporate Secretary to the Chair of the Audit Committee.

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

Our Certificate of Incorporation and By-Laws provide that, except as otherwise provided by law, only business properly brought before an annual meeting of stockholders may be conducted at such meeting. To properly bring business before a meeting, a stockholder proponent and stockholder proposal (including Rule 14a-8 Proposals and Proxy Access Director Nominations, each defined below) must satisfy the applicable eligibility, notice, content, stock ownership and other requirements set forth in our Certificate of Incorporation and By-Laws. Rule 14a-8 Proposals must additionally meet the applicable requirements of Rule 14a-8 of the Exchange Act.

All stockholder proposals must be (i) addressed to the corporate Secretary and (ii) received by the Company, within the timeframes stated below, at our principal executive offices (to the address provided below under the caption “—Principal Executive Offices”). A stockholder who wishes to submit any business before the 2022 annual meeting of stockholders (the “2022 Annual Meeting”) is encouraged to seek independent counsel regarding the requirements under our Certificate of Incorporation and By-Laws and SEC rules and regulations, and the Company reserves the right to forego consideration of any submitted business that is not timely or otherwise does not satisfy the appropriate requirements.

Bringing Stockholder Proposals Before the 2022 Annual Meeting

Stockholders may submit proposals (including director nominations) for consideration at the 2022 Annual Meeting that are not Rule 14a-8 Proposals, not Proxy Access Director Nominations and not otherwise intended for inclusion in the Company’s proxy materials for the 2022 Annual Meeting. To be timely and properly brought before the 2022 Annual Meeting, any such stockholder proposal must be received by the Company not earlier than January 18, 2022 and not later than February 17, 2022. However, if the date of the 2022 Annual Meeting occurs more than 30 days before, or more than 60 days after, May 18, 2022, the Company must receive such stockholder proposals (i) not earlier than 120 calendar days before the 2022 Annual Meeting date and (ii) not later than the later of (a) 90 calendar days before the 2022 Annual Meeting date or (b) the tenth day after the date on which we publicly disclose the 2022 Annual Meeting date by mail, in a press release or in a document filed with the SEC. Please note that delivery of any such stockholder proposal must be made personally or by mail. Delivery by e-mail, facsimile or other means will not satisfy the requirements of our Certificate of Incorporation.

Stockholder Proposals Intended for Inclusion in 2022 Proxy Materials

Stockholders may submit proposals (other than Proxy Access Director Nominations) under Rule 14a-8 of the Exchange Act for inclusion in our 2022 proxy materials and consideration at the 2022 Annual Meeting (“Rule 14a-8 Proposals”). Pursuant to Rule 14a-8, to be timely and properly brought before the 2022 Annual Meeting, any Rule 14a-8 Proposal must be received by the Company not later than the close of business on December 3, 2021. Please note that, as SEC rules make clear, simply submitting a Rule 14a-8 Proposal does not guarantee that such proposal will be included in our 2022 proxy materials.

94        The Wendy’s Company 2021 Proxy Statement

Director Nominations Intended for Inclusion in 2022 Proxy Materials (Proxy Access)

Our Certificate of Incorporation contains “proxy access” procedures for director nominations submitted by stockholders. As provided in more detail in our Certificate of Incorporation, proxy access permits a stockholder, or a group of up to 25 stockholders, owning 3% or more of the Company’s outstanding Common Stock continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to 20% of our Board of Directors (or 25%, if the number of directors serving on the Board is less than ten) (“Proxy Access Director Nominations”).

Stockholders may submit Proxy Access Director Nominations for inclusion in our 2022 proxy materials and consideration at the 2022 Annual Meeting. To be timely and brought before the 2022 Annual Meeting, any Proxy Access Director Nomination must be received by the Company not earlier than November 2, 2021 and not later than December 2, 2021. However, if the date of the 2022 Annual Meeting occurs more than 30 days before, or more than 60 days after, May 18, 2022, the Company must receive Proxy Access Director Nominations (i) not earlier than 120 calendar days before the 2022 Annual Meeting date and (ii) not later than the later of (a) 90 calendar days before the 2022 Annual Meeting date or (b) the tenth day after the date on which we publicly disclose the 2022 Annual Meeting date by mail, in a press release or in a document filed with the SEC. Please note that delivery of any such director nomination(s) must be made personally or by mail. Delivery by e-mail, facsimile or other means will not satisfy the requirements of our Certificate of Incorporation.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some brokers, banks and other nominees follow the practice of “householding” proxy materials. This means that multiple beneficial owners of our Common Stock who share the same address or household may not receive separate copies of this Proxy Statement, the Notice of Internet Availability or the Company’s 2020 Annual Report to Stockholders. The Company will promptly deliver separate copies of such documents to stockholders who write or call the Secretary at our address and telephone number provided below under the caption “—Principal Executive Offices.”

Stockholders who wish to receive separate copies of the Company’s proxy materials in the future also may call or write to our corporate Secretary at the address and telephone number provided below under the caption “—Principal Executive Offices.” Alternatively, if you and other stockholders of record with whom you share an address currently receive multiple copies of the Company’s proxy materials, or if you hold stock in more than one account and, in either case, you wish to receive only one copy of the Company’s proxy materials for your household, you may contact our corporate Secretary at the address and telephone number provided below under the caption “—Principal Executive Offices.”

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2021 is included in the 2020 Annual Report to Stockholders that is being delivered, or made available electronically via the Internet, to stockholders with this Proxy Statement. Additional copies of the 2020 Form 10-K may be obtained free of charge by sending a written request to our corporate Secretary at the address provided below under the caption “—Principal Executive Offices.” The 2020 Form 10-K is also available on our Investor Relations website at www.irwendys.com/financials/sec-filings.

PRINCIPAL EXECUTIVE OFFICES

Our corporate Secretary is Mr. E. J. Wunsch. The mailing address and telephone number for our Secretary and principal executive offices are:

The Wendy’s Company

Attention: Chief Legal Officer and Secretary

One Dave Thomas Boulevard

Dublin, Ohio  43017-5452

Telephone: (614) 764-3100

Dublin, Ohio April 1, 2021	By Order of the Board of Directors: E. J. WUNSCH Chief Legal Officer and Secretary

        The Wendy’s Company 2021 Proxy Statement        95

ANNEX A

NON-GAAP RECONCILIATION TABLES AND

DISCLOSURE REGARDING NON-GAAP FINANCIAL MEASURES

The following table shows the specific adjustments applied in calculating Wendy’s Adjusted EBITDA for purposes of the Company’s 2020 annual incentive plan from the Company’s reported financial results for the fiscal year ended January 3, 2021. Included in the table is a reconciliation of net income to Wendy’s Adjusted EBITDA for 2020.

Reconciliation of Net Income to Wendy’s Adjusted EBITDA (2020 Annual Incentive Plan)

Twelve Month Period Ended January 3, 2021

(In Thousands; Unaudited)

Net income	$117,832
Provision for income taxes	34,963

Income before income taxes	152,795
Other income, net	(1,449)
Investment loss, net	225
Interest expense, net	117,737

Operating profit	269,308
Plus (less):
Advertising funds revenue	(333,664)
Advertising funds expense[1]	330,760
Depreciation and amortization	132,775
System optimization gains, net	(3,148)
Reorganization and realignment costs	16,030
Impairment of long-lived assets	8,037
Adjusted EBITDA	$420,098
Plus (less):
Impact from final bonus calculation[2]	8,744

Wendy’s Adjusted EBITDA (2020 Annual Incentive Plan)	$428,842

Wendy’s U.S. segment profit	$393,314
Plus (less):
Impact from final bonus calculation[2]	3,588

U.S. Adjusted EBITDA (2020 Annual Incentive Plan)	$396,902

Wendy’s International segment profit	$20,119
Plus (less):
Impact from final bonus calculation[2]	2,332

International Adjusted EBITDA (2020 Annual Incentive Plan)	$22,451

[1]	Excludes advertising funds expense of $14,600 related to the Company funding of incremental advertising during 2020.

[2]

Reflects the exclusion of the impact of the Company’s accrual of a higher incentive payout under the 2020 annual incentive plan. The Company’s accrual accounted for the estimated impact of the Compensation Committee’s use of discretion with respect to the 2020 annual incentive plan.

        The Wendy’s Company 2021 Proxy Statement        A-1

The following table provides a reconciliation of net cash provided by operating activities to free cash flow for 2020.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Twelve Month Period Ended January 3, 2021

(In Thousands; Unaudited)

Net cash provided by operating activities	$284,361
Less:
Capital expenditures	(68,969)
Advertising funds impact[1]	(51,956)

Free cash flow	$163,436

[1]

Advertising funds impact for 2020 includes the net change in the restricted operating assets and liabilities of the funds of $49,052 and the advertising funds surplus included in Net income of $2,904. Advertising funds impact for 2020 excludes the Company’s incremental funding of advertising of $14,600.

DISCLOSURE REGARDING NON-GAAP FINANCIAL MEASURES

The Company has included certain non-GAAP financial measures in the Proxy Statement, including adjusted EBITDA (global, U.S. and International), systemwide sales (global, U.S. and International) and free cash flow. Adjusted EBITDA excludes certain expenses and benefits as detailed in the reconciliation tables in this Annex A. U.S. and International adjusted EBITDA are derived from the Company’s audited financial statements using a substantially similar process as the reconciliation shown in this Annex A for global adjusted EBITDA. The Company uses these non-GAAP financial measures as internal measures of the Company’s business operating performance and as external measures of performance against the Company’s peers and competitors. Adjusted EBITDA and systemwide sales are also used by the Company in establishing performance goals for purposes of executive compensation, as discussed in the Proxy Statement. The Company believes its presentation of adjusted EBITDA and systemwide sales provides a meaningful perspective of the underlying operating performance of the Company’s current business and enables investors to better understand and evaluate the Company’s historical and prospective operating performance. The Company believes these non-GAAP financial measures are important supplemental measures of operating performance because they eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. The Company believes investors, analysts and other interested parties use adjusted EBITDA and systemwide sales in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

The Proxy Statement also includes disclosures regarding the Company’s free cash flow. Free cash flow is a non-GAAP financial measure that is used by the Company as an internal measure of liquidity. Free cash flow is also used by the Company in establishing performance goals for purposes of executive compensation, as discussed in this Proxy Statement. The Company defines free cash flow as cash flows from operations minus (i) capital expenditures and (ii) the net change in the restricted operating assets and liabilities of the advertising funds and any excess/deficit of advertising funds revenue over advertising funds expense included in net income, as reported under GAAP. The impact of the Company’s advertising funds is excluded because the funds are used solely for advertising and are not available for the Company’s working capital needs. The Company may also make additional adjustments for certain non-recurring or unusual items as detailed in the reconciliation table above. The Company believes free cash flow is an important liquidity measure for investors and other interested persons because it communicates how much cash flow is available for working capital needs or to be used for repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash.

Adjusted EBITDA, systemwide sales and free cash flow are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP financial measures in the Proxy Statement does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not calculate adjusted EBITDA, systemwide sales and free cash flow (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. Adjusted EBITDA, systemwide sales and free cash flow should not be construed as substitutes for, or as better indicators of, the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables in this Annex A for additional information regarding certain of the non-GAAP financial measures included in this Proxy Statement.

A-2        The Wendy’s Company 2021 Proxy Statement

Wendy’s® © 2021 Quality Is Our Recipe, LLC

TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT!

PLEASE VOTE BY:

INTERNET

Go To: www.proxypush.com/WEN
● Cast your vote online ● Have your Proxy Card ready. ● Follow the simple instructions to record your vote.
PHONE

Call 1-855-686-4803

● Use any touch-tone telephone, 24 hours a day, 7 days a week. ● Have your Proxy Card ready. ● Follow the simple recorded instructions.
MAIL
● Mark, sign and date your Proxy Card. ● Fold and return your Proxy Card in the postage-paid envelope provided.

Go Green! To receive documents via e-mail, simply go to: www.proxydocs.com/WEN

CONTROL NUMBER
The Wendy’s Company

Annual Meeting of Stockholders	< — Please fold here — Do not separate — >

For Stockholders as of March 22, 2021

TIME:	Tuesday, May 18, 2021 at 11:00 a.m. (ET)
PLACE:	2021 Annual Meeting of Stockholders to be held live via the Internet -
please visit www.proxydocs.com/WEN for more details

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Todd A. Penegor, Gunther Plosch and E.J. Wunsch (the “Named Proxies”), and each of them, with full power of substitution, as lawful agents and proxies, to vote all the shares of common stock of The Wendy’s Company (the “Company”) that the undersigned is entitled to vote at the 2021 Annual Meeting of Stockholders of the Company, and any adjournment or postponement thereof, upon the matters set forth herein, and in their discretion upon such other matters as may properly come before the meeting.

This proxy, if signed, dated and returned, will be voted as directed herein by the undersigned. If this proxy is signed, dated and returned without such direction, the shares will be voted FOR the election of each of the director nominees (proposal 1), and FOR proposals 2, 3 and 4.

All proxies previously given or executed by the undersigned with respect to the shares of common stock represented by this proxy are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of 2021 Annual Meeting of Stockholders, Proxy Statement for the 2021 Annual Meeting of Stockholders and 2020 Annual Report to Stockholders.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2021 Mediant Communications Inc. All Rights Reserved

The Wendy’s Company

2021 Annual Meeting of Stockholders

Please make your marks like this:	×	Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTOR NOMINEES (PROPOSAL 1) AND FOR PROPOSALS 2, 3 AND 4:

			YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors
			FOR	AGAINST	ABSTAIN
	1.01	Nelson Peltz	☐	☐	☐	FOR

	1.02	Peter W. May	☐	☐	☐	FOR

	1.03	Kristin A. Dolan	☐	☐	☐	FOR

	1.04	Kenneth W. Gilbert	☐	☐	☐	FOR

	1.05	Dennis M. Kass	☐	☐	☐	FOR

	1.06	Joseph A. Levato	☐	☐	☐	FOR

	1.07	Michelle J. Mathews-Spradlin	☐	☐	☐	FOR

	1.08	Matthew H. Peltz	☐	☐	☐	FOR

	1.09	Todd A. Penegor	☐	☐	☐	FOR

	1.10	Peter H. Rothschild	☐	☐	☐	FOR

	1.11	Arthur B. Winkleblack	☐	☐	☐	FOR

			FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021.		☐	☐	☐	FOR

3.	Advisory resolution to approve executive compensation.		☐	☐	☐	FOR

			FOR	AGAINST	ABSTAIN
4.	Stockholder proposal requesting a report on the protection of workers in the Company’s supply chain, if properly presented at the meeting.		☐	☐	☐	FOR

*	If any other matters properly come before the meeting, shares represented by properly submitted proxies will be voted on such matters in the discretion of the Named Proxies.

Only stockholders of record as of the close of business on March 22, 2021, the record date for the meeting, are entitled to receive notice of, and to vote at, the meeting.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators or other fiduciaries should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy card and/or voting instruction form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date